              PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON
                      A REQUEST FOR CONFIDENTIAL TREATMENT

                                                                 EXHIBIT 10.15


                                     LEASE



                             LBE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                                     TENANT



                        "NASCAR SILICON MOTOR SPEEDWAY"
-----------------------------------------------------------------------------
                                   TRADE NAME


                                      N/A
-----------------------------------------------------------------------------
                                   GUARANTOR



                                 WOODFIELD MALL

                         A REGIONAL RETAIL DEVELOPMENT


                             VILLAGE OF SCHAUMBURG
                                 COUNTY OF COOK
                               STATE OF ILLINOIS


        PROVISIONS ADDED TO THIS LEASE APPEAR ON THE DATA SHEET
        AND ON THE ATTACHED RIDER AND, EXCEPT IN INSTANCES
        OF ADDITIONAL SENTENCES OR PARAGRAPHS BEING ADDED AT THE END
        OF A SECTION OR PARAGRAPH, ARE INDICATED IN THE TEXT BY AN UNDERSCORING OF THE LINE NUMBER IN THE RIGHT-HAND MARGIN
        OF THE LINE BEING CHANGED. ADDITIONAL LANGUAGE IS INSERTED
        EITHER IN PLACE OF DELETED LANGUAGE OR AFTER AN UNDERSCORED WORD, EXCEPT AS OTHERWISE NOTED ABOVE.

                               TABLE OF CONTENTS

                                                                               PAGE
DATA SHEET..................................................................... D1
EXECUTION/ACKNOWLEDGMENT....................................................... E1
ADDENDUM....................................................................... A1

ARTICLE I. GRANT AND TERM
     SECTION 1.01. LEASED PREMISES............................................. S1
     SECTION 1.02. COMMENCEMENT AND ENDING DAY OF TERM......................... S1
     SECTION 1.03. OPENING..................................................... S2

ARTICLE II. RENT
     SECTION 2.01. MINIMUM RENT................................................ S2
     SECTION 2.02. PERCENTAGE RENT............................................. S2
     SECTION 2.03. GROSS SALES................................................. S2
     SECTION 2.04. RENT ADJUSTMENT............................................. S3
     SECTION 2.05. TENANT'S TAX OBLIGATION..................................... S3
     SECTION 2.06. PAYMENTS.................................................... S4

ARTICLE III. RECORDS AND BOOKS OF ACCOUNT
     SECTION 3.01. TENANT'S RECORDS............................................ S5
     SECTION 3.02. REPORTS BY TENANT........................................... S5

ARTICLE IV. AUDIT
     SECTION 4.01. RIGHT TO EXAMINE BOOKS...................................... S5
     SECTION 4.02. AUDIT....................................................... S5

ARTICLE V. CONSTRUCTION OF LEASED PREMISES
     SECTION 5.01. CONSTRUCTION OF LEASED PREMISES............................. S6
     SECTION 5.02. AVAILABILITY AND POSSESSION OF PREMISES FOR TENANT'S WORK... S7
     SECTION 5.03. LANDLORD'S AND TENANT'S OPTIONAL RIGHT OF CANCELLATION...... S7
     SECTION 5.04. ULTIMATE COMMENCEMENT DATE.................................. S7

ARTICLE VI. ALTERATIONS, CHANGES AND ADDITIONS
     SECTION 6.01. INSTALLATION BY TENANT...................................... S8
     SECTION 6.02. REMOVAL BY TENANT........................................... S8
     SECTION 6.03. CHANGES AND ADDITIONS....................................... S8

ARTICLE VII. CONDUCT OF BUSINESS BY TENANT
     SECTION 7.01. USE OF PREMISES............................................. S8
     SECTION 7.02. OPERATION OF BUSINESS....................................... S8
     SECTION 7.03. RADIUS...................................................... S10
     SECTION 7.04. STORAGE, OFFICE SPACE....................................... S10
     SECTION 7.05. CARE OF PREMISES............................................ S10

ARTICLE VIII. COMMON AREAS
     SECTION 8.01. OPERATION AND MAINTENANCE OF COMMON AREAS................... S10
     SECTION 8.02. USE OF COMMON AREAS......................................... S10
     SECTION 8.03. TENANT'S PRO RATA SHARE OF EXPENSES......................... S11

ARTICLE IX. SIGNS
     SECTION 9.01. SIGNS....................................................... S12

ARTICLE X. MAINTENANCE
     SECTION 10.01. LANDLORD'S OBLIGATIONS FOR MAINTENANCE..................... S12
     SECTION 10.02. TENANT'S OBLIGATION FOR MAINTENANCE........................ S12

ARTICLE XI. INSURANCE AND INDEMNITY
     SECTION 11.01. TENANT'S INSURANCE......................................... S14
     SECTION 11.02. LANDLORD'S INSURANCE........................................S15
     SECTION 11.03. COVENANTS TO HOLD HARMLESS..................................S15

ARTICLE XII. UTILITY CHARGES
     SECTION 12.01. UTILITY CHARGES.............................................S16

ARTICLE XIII. ESTOPPEL STATEMENT, ATTORNMENT AND SUBORDINATION
     SECTION 13.01. ESTOPPEL STATEMENT..........................................S17
     SECTION 13.02. ATTORNMENT..................................................S18
     SECTION 13.03. SUBORDINATION...............................................S18
     SECTION 13.04. REMEDIES....................................................S18

ARTICLE XIV. ASSIGNMENT AND SUBLETTING
     SECTION 14.01. NO ASSIGNMENT OR SUBLETTING.................................S18

ARTICLE XV. WASTE
     SECTION 15.01. WASTE OR NUISANCE...........................................S19


                                      (i)

                               TABLE OF CONTENTS


                                                                                     PAGE
ARTICLE XVI.    TRADE NAME, PROMOTIONAL CHARGE
     SECTION 16.01.  TRADE NAME...................................................   S19
     SECTION 16.02.  SOLICITATION OF BUSINESS.....................................   S19
     SECTION 16.03.  PROMOTIONAL CHARGE...........................................   S19

ARTICLE XVII.   DESTRUCTION OF LEASED PREMISES
     SECTION 17.01.  RECONSTRUCTION OF DAMAGED PREMISES...........................   S20
     SECTION 17.02.  WAIVER OF SUBROGATION........................................   S21

ARTICLE XVIII.  EMINENT DOMAIN
     SECTION 18.01.  TOTAL CONDEMNATION OF LEASED PREMISES........................   S21
     SECTION 18.02.  PARTIAL CONDEMNATION.........................................   S21
     SECTION 18.03.  LANDLORD'S AND TENANT'S DAMAGES..............................   S22

ARTICLE XIX.    DEFAULT
     SECTION 19.01.  RIGHT TO RE-ENTER............................................   S22
     SECTION 19.02.  RIGHT TO RELET...............................................   S23
     SECTION 19.03.  EXPENSES.....................................................   S23
     SECTION 19.04.  WAIVER OF COUNTERCLAIMS AND TRIAL BY JURY....................   S23

ARTICLE XX.     BANKRUPTCY OR INSOLVENCY..........................................   S24
     SECTION 20.01.  TENANT'S INTEREST NOT TRANSFERABLE...........................   S24
     SECTION 20.02.  TERMINATION..................................................   S24
     SECTION 20.03.  TENANT'S OBLIGATION TO AVOID CREDITORS' PROCEEDINGS..........   S24
     SECTION 20.04.  RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE.............   S24

ARTICLE XXI.    ACCESS BY LANDLORD
     SECTION 21.01.  RIGHT OF ENTRY...............................................   S25

ARTICLE XXII.   TENANT'S PROPERTY
     SECTION 22.01.  TAXES ON TENANT'S PROPERTY...................................   S25
     SECTION 22.02.  LOSS AND DAMAGE..............................................   S25
     SECTION 22.03.  NOTICE BY TENANT.............................................   S25

ARTICLE XXIII.  HOLDING OVER
     SECTION 23.01.  HOLDINGS OVER................................................   S26
     SECTION 23.02.  SUCCESSORS...................................................   S26

ARTICLE XXIV.   RULES AND REGULATIONS
     SECTION 24.01.  RULES AND REGULATIONS........................................   S26

ARTICLE XXV.    QUIET ENJOYMENT
     SECTION 25.01.  LANDLORD'S COVENANT..........................................   S26
     SECTION 25.02.  TENANT'S COVENANT............................................   S26

ARTICLE XXVI.   SECURITY PROVISION
     SECTION 26.01.  SECURITY.....................................................   S26

ARTICLE XXVII.  MISCELLANEOUS
     SECTION 27.01.  WAIVER; ELECTION OF REMEDIES.................................   S27
     SECTION 27.02.  ENTIRE AGREEMENT.............................................   S27
     SECTION 27.03.  INTERPRETATION AND USE OF PRONOUNS...........................   S27
     SECTION 27.04.  DELAYS.......................................................   S28
     SECTION 27.05.  NOTICES......................................................   S28
     SECTION 27.06.  CAPTIONS AND SECTION NUMBERS.................................   S28
     SECTION 27.07.  BROKER'S COMMISSION..........................................   S28
     SECTION 27.08.  RECORDING....................................................   S28
     SECTION 27.09.  FURNISHING OF FINANCIAL STATEMENTS...........................   S28
     SECTION 27.10.  LANDLORD'S USE OF COMMON AREAS...............................   S28
     SECTION 27.11.  TRANSFER OF LANDLORD'S INTEREST..............................   S28
     SECTION 27.12.  FLOOR AREA...................................................   S29
     SECTION 27.13.  INTEREST ON PAST DUE OBLIGATIONS.............................   S29
     SECTION 27.14.  LIABILITY OF LANDLORD........................................   S29
     SECTION 27.15.  ACCORD AND SATISFACTION......................................   S29
     SECTION 27.16.  EXECUTION OF LEASE; NO OPTION................................   S30
     SECTION 27.17.  GOVERNING LAW................................................   S30
     SECTION 27.18.  SPECIFIC PERFORMANCE OF LANDLORD'S RIGHTS....................   S30
     SECTION 27.19.  CERTAIN RULES OF CONSTRUCTION................................   S30
     SECTION 27.20.  INDEX........................................................   S30
     SECTION 27.21.  SURVIVAL; NONDISCLOSURE; FREE ACT............................   S30

EXHIBIT A      SITE PLAN; LEASED PREMISES; LEGAL DESCRIPTION (if included)
EXHIBIT B      CONSTRUCTION
EXHIBIT B-1    UTILITIES
EXHIBIT B-2    (additional construction information and procedures, if any)
EXHIBIT C      CENTRAL-AIR/CONDENSER-WATER SYSTEM (if any)
OTHER EXHIBITS (if any)
RIDER




                                     (iii)

                                 WOODFIELD MALL

                          A REGIONAL RETAIL DEVELOPMENT

                        VILLAGE OF SCHAUMBURG, ILLINOIS

     THIS LEASE made as of this 18 day of December, 1997, by and between CHICAGO TITLE AND TRUST COMPANY, a corporation of Illinois, as Trustee under Trust No. 46746, and not personally, (Landlord), and LBE TECHNOLOGIES, INC., the address of which is 10401 Bubb Road, Cuppertino, CA 90401, Attention: Ms. Janet Setcavage Woods (Tenant). All of the provisions of the Lease, including the Data Sheet, the standard provisions commencing with Article I and continuing through Article XXVII of the Lease (hereinafter at times referred to as the "text of the Lease" or the "Standard Form"), the Addendum, all exhibits, and riders, if any, are incorporated in full in this preamble as if fully set forth at this point.

                                   DATA SHEET

     The following references furnish data to be incorporated in the specified Sections of the Lease and shall be construed to incorporate all of the terms of the entire Section as stated in the said Lease:

     (1) SECTION 1.01: LEASED PREMISES: Store Number 144, situated on the lower level of Building "G," having an irregular shape and consisting of approximately six thousand one hundred eleven (6,111) square feet.

     (2)  SECTION 1.02:  COMMENCEMENT DATE OF TERM: The date one hundred fifty
(150) days after the date that the leased premises are available to Tenant free and clear of the occupancy rights of the existing tenant with Landlord's Work completed to the point where Tenant can commence and diligently pursue completion of Tenant's Work.


          LENGTH OF TERM: [***] lease years

     (3)  SECTION 2.01 AND SECTION 2.02: NAME AND ADDRESS FOR RENT PAYMENTS:
Payments from Tenant shall be made payable to WOODFIELD ASSOCIATES, and shall be sent to:


                              Woodfield Associates
                                Department 55401
                                 P.O. Box 67000
                          Detroit, Michigan 48267-0554

          SECTION 27.05: NOTICE ADDRESS FOR LANDLORD:

                              Woodfield Associates
                            200 East Long Lake Road
                                  P.O. Box 200
                        Bloomfield Hills, MI 48303-0200

     (4) SECTION 2.01: MINIMUM RENT: [***] per annum, payable in equal consecutive monthly installments of [***].

     (5) SECTION 2.02(a): PERCENTAGE RENT: [***] (the "percentage rent factor") of Gross Sales related to the use of auto racing simulators and the automobile racing entertainment center made during each lease year of the term hereof in excess of [***] ("Minimum Gross Sales") plus [***] (the "percentage rent factor") of all other Gross Sales made during each lease year of the term hereof in excess of [***] ("Minimum Gross Sales").

     (6)  SECTION 5.01(b): DESIGN OF LEASED PREMISES:

     The store design to be used by Tenant in the preparation of Working Drawings and Specifications for Tenant's Work in the leased premises shall be substantially the same (taking into account differences due to space configuration) as the store design reflected in the design for the NASCAR Silicon Motor Speedway store for Mall of America (except there shall be no projections beyond the lease line and storefront signage must comply with the criteria set forth in Exhibit "B"), and Tenant's architect shall provide certification to Landlord, with the submission of such Working

*** Confidential treatment requested.


                                       D1

Drawings and Specifications, that this store design requirement has been satisfied. The Working Drawings and Specifications for Tenant's Work in the leased premises shall be completed and submitted to Landlord no later than sixty
(60) days following full execution of this Lease. Such submission shall also include the certification of Tenant's architect that the Working Drawings and Specifications comply with the Space Layout Drawings provided by Landlord, all criteria and specifications set forth in Exhibits B and B-1 and any further construction exhibits attached to this Lease, and all applicable code requirements. Landlord shall not withhold its approval of the store design indicated in the Working Drawings and Specifications if Tenant and Tenant's architect shall comply with the foregoing requirements.

     (7)  SECTION 5.01(c): TENANT REIMBURSEMENT TO LANDLORD: Not Applicable.

     (8) SECTION 7.01: PERMITTED USE: The premises shall be occupied and used by Tenant for the purpose of conducting a simulated automobile racing entertainment center and other related retail uses. Such uses may include but shall not be limited to the installation and operation of automobile racing simulators (operated by the use of coins, tokens, or otherwise) and the sale of auto racing and other entertainment merchandise. Incidental to the foregoing uses, Tenant shall be permitted to sell a limited number of prepackaged snacks and beverages (limited to the number and types of items of the attached list) provided Tenant shall post signage at Tenant's entrance to the mall which states that food and beverage items may not be consumed in the mall areas.

     (9)  SECTION 7.03: RADIUS: Ten (10) miles.

     (10) SECTION 16.01: TRADE NAME: "NASCAR Silicon Motor Speedway" provided, Tenant may operate under the trade name "Silicon Motor Speedway" if Tenant shall no longer have the license to operate under the "NASCAR" name.

     (11) SECTION 16.03: ORIGINAL ANNUAL PROMOTIONAL CHARGE: [***]. Original, annual promotional charge to be paid in monthly installments of: [***].

     (12)  SECTION 26.01: SECURITY DEPOSIT: Not Applicable.

           Additional Security: Not Applicable.

     (13)  GUARANTOR(S):  Not Applicable.

           Address(es):   Not Applicable.

     (14) RIDER: The Rider attached and made a part of this Lease is the "Standard NASCAR Silicon Motor Speedway Rider" containing the pre-negotiated revisions to the Standard Form and Exhibit B, which revisions are accepted by Landlord and Tenant by their execution of this Lease.

     SPECIAL PROVISIONS:

ADDENDUM SECTION 12.01: On page A1, lines 32, and 45, in place of the deleted language, insert "twenty (20)".

ADDENDUM SECTION 16.03: On page A2, lines 32, 38 and 39, in place of the deleted language, insert "two (2)".

                         On page A2, line 44, in place of the deleted language,
insert "be obligated to pay to Landlord the sum of [***] (per failure) as Landlord's sole remedy."

                         On page A2, line 45, in place of the deleted language,
insert "twenty (20)".

SECTION 1.02: Landlord represents to Tenant that Landlord has lawful possession of the leased premises free and clear of the occupancy rights of the prior tenant.



*** Confidential treatment requested.


                                       D2

                         Tenant Termination Option.  Provided Tenant shall not
be in default hereunder beyond any applicable grace or cure period set forth in the Lease, then Tenant may terminate this Lease with an effective date of termination to occur any time after expiration of the forty-second (42nd) full calendar month after the commencement date of the lease term. In order for Tenant's exercise of such option to be effective, Tenant must provide written notice to Landlord (setting forth the effective date of lease termination) at least one hundred eighty (180) days prior to the effective date of termination.

                         Provided Tenant shall not then be in default under any
of the terms, covenants, or conditions of said Lease beyond any applicable grace or cure period set forth in this Lease, then one half (1/2) of Tenant's initial monthly installments of minimum rent for the initial [***] months of the lease term shall be abated. Landlord and Tenant agree that no portion of the minimum rent paid by Tenant after the expiration of any period during which such rent was abated shall be allocated by Landlord or Tenant to such abatement period, nor is such rent intended by the parties to be allocable to any abatement period. In the event that this Lease is terminated prior to expiration of the stated lease term as a result of Tenant's default beyond any applicable grace or cure period set forth in this Lease, or as a result of Tenant's exercise of its termination option set forth in Section 1.02 of this Data Sheet, Tenant shall immediately repay to Landlord an amount equal to the then unamortized potion of the minimum rent abatement which amortization shall be on the straight-line basis over the full stated lease term, plus interest on such unamortized portion at a rate equal to [***] percentage points above the prime rate then charged by a plurality of FDIC member banks headquartered in the State, which interest shall accrue from the date of the minimum rent abatement through the date of termination of the Lease.

                         Competing Business.  For so long as (1) Tenant shall be
continuously operating its business in the leased premises with a principal business which is the operation of automobile racing simulators and (2) Tenant is not in default hereunder beyond any applicable notice or cure period set forth in this Lease, Landlord agrees that if Landlord hereafter enters into another lease agreement for a business whose principal business is the operation of automobile racing simulators ("Competing Business"), then following thirty
(30) days' written notice from Tenant to Landlord thereof (and opportunity for Landlord to remedy such situation during such thirty [30] day period) [***] of each monthly payment of minimum rent required to be paid by Tenant to Landlord hereunder shall be abated and Tenant shall have the right to terminate this Lease upon prior written notice to Landlord with no repayment of the then unamortized portion of the abatement amount and Tenant inducement referenced in Sections 1.02 and 5.01(b) of this Data Sheet. The provisions of this paragraph shall not apply to (a) the operation of a business which is owned in whole or in part by, or operated by, Tenant or by any licensee, franchisee, assignee, sublessee or affiliate of Tenant, or by any entity related in any other manner to Tenant or to any licensee, franchisee, assignee, sublessee or affiliate of Tenant or (b) the operation of a business resulting from an order or other action of a bankruptcy court. Landlord's agreement under this subsection shall become null and void and of no further force and effect immediately upon: (i) the commencement of any action or proceeding against Landlord by any third party or governmental agency challenging the enforceability of this subsection, or asserting any claim under any Federal or state law or regulation; or (ii) a finding or judgment of any Federal court or agency or state court or agency that the provisions of this subsection are unenforceable, invalid or illegal. A business shall not have, as its principal business, automobile racing simulators unless at least [***] of such business' Gross Sales are derived directly from the operation of automobile racing simulators.

                         The second paragraph of Section 1.02 of the Standard
Form shall not apply to this Lease.

SECTION 2.04 The provisions of Section 2.04 shall not apply to Tenant.

ARTICLES III AND IV.     Tenant shall maintain separate books, records and
source documents evidencing Gross Sales for each of Tenant's two uses: (i) sales related to auto racing simulators and the automobile racing entertainment center and (ii) all other sales.

SECTION 5.01(b): Provided that Tenant shall not be in default under this Lease beyond any applicable grace or cure period set forth in this Lease, then, Landlord shall pay to Tenant, as a Tenant inducement, the sum of [***]. Such Tenant inducement shall be payable to Tenant in three (3) equal installments as follows: one-third (1/3) within thirty (30) days following Tenant's completion of one-third (1/3) of Tenant's leasehold improvements and issuance of Landlord's Letter of Acceptance for such portion of the leasehold improvements, one-third (1/3) within thirty (30) days following completion of two-thirds (2/3) of Tenant's leasehold improvements, and issuance of Landlord's Letter of Acceptance for such portion of the leasehold improvements, and the remainder within thirty
(30) days following completion of Tenant's Work, Tenant's opening for business and issuance of Landlord's Letter of Acceptance for all of Tenant's Work. In the event that this Lease is terminated prior to expiration of the stated lease term as a result of Tenant's default beyond any applicable grace or cure period set forth in this Lease, or as a result of Tenant's exercise of its termination option set forth in Section 1.02 of the Data Sheet, Tenant shall immediately repay to Landlord an amount equal to the then unamortized portion of the Tenant inducement paid to Tenant, which amortization shall be on the straight-line basis over the full stated lease term, plus interest on such unamortized portion at a rate equal to three (3) percentage points above the prime rate then charged by a plurality of FDIC member banks headquartered in the State, which interest shall accrue from the date of payment of the Tenant inducement to Tenant through the date of termination of the Lease. Upon Tenant's request, Landlord shall promptly inspect Tenant's work and promptly issue



*** Confidential treatment requested.

                                       D3

Landlord's Letter of Acceptance provided Tenant shall have satisfied the conditions for issuance of Landlord's Letter of Acceptance.

                            Landlord shall not have the option of terminating
this Lease pursuant to the provisions of the sentence commencing on page S6, line 50 [***].

                            If Landlord shall fail to respond to Tenant's
submissions of plans and specifications within seven (7) business days following receipt thereof, then the date set forth in Section 1.02 of page D1 of the Data Sheet shall be extended one (1) day for each day beyond such seven (7) business day period that Landlord fails to respond.

SECTIONS 5.01(b) AND 7.02: Tenant shall be permitted to place a full size race car (with characteristics which are similar to the race car placed in Tenant's Mall of America store) in the area of the leased premises abutting Tenant's entranceway. Such car may have lights, flashing lights and sound effects, provided sound shall not travel within other leased or licensed premises.

SECTION 7.02: Subject to Tenant's compliance with governmental laws, ordinances and regulations, Tenant may open for business as early as 8:30 a.m. Mondays through Saturdays and 10:00 a.m. on Sundays and may remain open as late as 2:00 a.m. on Mondays through Saturdays and 11:00 p.m. on Sundays. Tenant shall not be obligated to pay any additional charges to Landlord for operating before or after Shopping Center hours, provided if Landlord determines that additional security personnel is needed in connection with Tenant's particular business operations before or after Shopping Center hours, then Tenant shall be obligated for the reasonable costs of such additional security personnel.

SECTION 7.03: If a competitor of Tenant opens an operation within the ten (10) mile radius area whose principal business is the operation of automobile racing simulators, then this Section 7.03 shall not apply to one store operation with automobile racing simulators opened by Tenant within such radius area after the opening of such competitor's operation.

                            This Section 7.03 shall not apply to Tenant's
operation of automobile racing simulators within the radius on a temporary basis (not to exceed seven [7] days) provided same are not operated within shopping centers.

ARTICLE XII: Notwithstanding these provisions to the contrary, to the extent permitted by law and by the utility company providing electrical service to the regional retail development, Tenant shall be permitted (at Tenant's sole cost and expense) to obtain additional electrical current in a manner substantially consistent with the plans prepared by the prior tenant for the leased premises. Any work undertaken within the common areas in connection therewith shall be undertaken under the supervision of Landlord.

SECTION 13.03: Upon Tenant's written request, Landlord agrees to request from its mortgagee whose interest in the leased premises is, as of the date of this Lease, superior to Tenant's interest therein, a non-disturbance agreement on the mortgagee's standard form, which shall provide that in the event Landlord defaults under such mortgage, Tenant's possession of the leased premises shall not be disturbed so long as Tenant is not in breach or default of this Lease. Tenant (and not Landlord) shall be liable and responsible for any fee or expense charged by such mortgagee in attempting to secure, or in providing, any such non-disturbance agreement. Further, the mortgagee's failure or refusal to execute a non-disturbance agreement following Landlord's request shall not be deemed to be a breach or default of this Lease by Landlord.

SECTION 16.01: Tenant hereby represents to Landlord that Tenant has entered into a license agreement ("License Agreement") with the National Association for Stock Car Auto Racing, Inc. ("NASCAR") dated as of August 18, 1997. Pursuant to the License Agreement, NASCAR has granted Tenant a license to use the names "NASCAR Silicon Motor Speedway," as well as certain trademarks and trade dress of NASCAR, in the conduct of Tenant's interactive stock car racing simulation business subject to the terms and conditions set forth therein. The effective term of the License Agreement commences on August 18, 1997 and ends on August 12, 2001, unless terminated earlier in accordance with its terms. The parties may mutually agree to extend the license term. Following termination of the license, Tenant is permitted to use the word mark "Silicon Motor Speedway" (without the word "NASCAR") but not "NASCAR Silicon Motor Speedway."

SECTION 16.03(a): The initial promotional charge shall not apply to Tenant.

SECTION 19.01(a): The "Cross Default" provisions of this Section shall not apply to this Lease.

EXHIBIT B. SECTION II.B:    The $20.00 per lineal foot charge shall not apply to
Tenant.

EXHIBIT B. SECTION II.C:    The $45.00 per lineal foot charge shall not apply to
Tenant.


*** Confidential treatment requested.

                                       D4

EXHIBIT B. SECTION III.D.2.a.:   Neither the $45.00 per lineal foot charge nor
the $66.00 per lineal foot charge shall apply to Tenant.

EXHIBIT B. SECTION IV.C.2:       Tenant may employ an "open" rather than a
"drop" ceiling design.

EXHIBIT B. SECTION V.B.3.:       The fee for Coordination and Administrative
Services shall not apply to this Lease.

EXHIBIT B. SECTION VI.B.5.:      The mid-term remodeling requirements of
Paragraph 5 of Section VI.B shall not apply to this Lease.

EXHIBIT B. SECTION VI.D.2:       The electrical service charge in this Section
shall not apply.

EXHIBIT B. SECTION VI.D.3.:      The trash removal charge in this Section
shall not apply to Tenant.

EXHIBIT B-1:                     Landlord represents that 277/480 volt
electrical service capacity is available to the leased premises.


                          [END OF TEXT OF DATA SHEET]


                                       D5

                            EXECUTION/ACKNOWLEDGMENT

     In confirmation of their agreement to enter into this Lease (including the Preamble, Data Sheet, Addendum, Standard Form, all exhibits and the Rider (if any) attached hereto), and intended to be bound hereby, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written on page D1 of this Lease.

In the Presence of:                CHICAGO TITLE AND TRUST COMPANY,
                                   a corporation of Illinois, as Trustee,
                                   under Trust No. 46746, and not personally,

/s/ EVELYN F. MILLS                By: /s/  [Signature Illegible]
----------------------------          ---------------------------------------
                                   Its: Authorized Agent

----------------------------                                            LANDLORD

                                   LBE TECHNOLOGIES, INC.

                                   By: /s/ JANET SETCAVAGE WOODS
----------------------------          ---------------------------------------
                                      Print Name: Janet Setcavage Woods
                                                 ----------------------------
                                  Its:  Vice President
                                      ---------------------------------------
                                      Print Title:
                                                  ---------------------------

                                  And:
----------------------------          ---------------------------------------
                                      Print Name:
                                                 ----------------------------
                                  Its:
                                      ---------------------------------------
                                      Print Title:
                                                  ---------------------------

                                                                          TENANT

                                   Tenant's Federal Tax Identification Number:

                                   -------------------------------------------

                                   Tenant's corporate seal:
                                                           -------------------

It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the warranties, indemnities, representations, covenants, undertakings and agreements herein made on the part of the Trustee while in form purporting to be warranties, indemnities, representations, covenants, undertakings and agreements of said Trustee are nevertheless each and every one of them, made and intended not as personal warranties, indemnities, representations, covenants, undertakings and agreements by the Trustee or for the purpose or with the intention of binding said Trustee personally but are made and intended for the purpose of binding only that portion of the trust property specifically described herein, and this instrument is executed and delivered by said Trustee not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee and that no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against the Chicago Title and Trust Company or any of the beneficiaries under said Trust Agreement, on account of this instrument or on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the said Trustee in this instrument contained, either expressed or implied, all such personal liability, if any, being expressly waived and released.

                                       E1

                           ACKNOWLEDGMENT OF LANDLORD

STATE OF MICHIGAN   )
                    ) ss.
COUNTY OF OAKLAND   )

     On this 18 day of December, 1997, before me personally appeared the above named Agent of the Chicago Title and Trust Company, Trustee, personally known to me to be the same person whose name is subscribed to the foregoing Lease as such Agent, and acknowledged before me that he signed and delivered the said Lease as his own free and voluntary act and as the free and voluntary act of said Company for the uses and purposes therein set forth; and the said Agent then and there acknowledged that said Agent, as custodian of the corporate seal of said Company, caused the corporate seal of said Company to be affixed to said Lease as said Agent's own free and voluntary act and as the free and voluntary act of said Company for the uses and purposes therein set forth.


                               /s/ EVELYNE F. MILLS
                               ----------------------------------------
                               Evelyne F. Mills
                               Notary Public - Oakland County, MI
                               My Commission expires: November 23, 1990



                           ACKNOWLEDGMENT OF LANDLORD

STATE OF            )
                    ) ss.
COUNTY OF           )

     On this ____ day of ___________, 19__, before me personally appeared ______ __________________________________________ and _________________________________
to me personally known, who, being by me duly sworn, did each for himself say that he is, respectively, the _______________________________ and ______________
of _____________________________________ the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors;
and said _____________________________ and ____________________________________
acknowledged before me said instrument to be the free act and deed of said corporation.


                               _________________________________________
                               Notary Public,                    County,
                               My Commission expires:


                                       E2

                           ADDENDUM -- WOODFIELD MALL

        All of the provisions set forth in this Addendum are in addition to, and not in substitution for, the provisions of the Standard Form, except to the extent specifically otherwise stated.

SECTION 1.01(a). LEASED PREMISES: The regional retail development is commonly known as "Woodfield Mall," located in the Village of Schaumburg, Cook County, Illinois.

SECTION 7.02. OPERATION OF BUSINESS: To the extent that Tenant shall accept payment by credit card for goods or services offered from the leased premises, Tenant shall be obligated to comply with the "point-of-purchase" display requirements of its merchant agreement with the credit card company designated in writing by Landlord from time to time. If Landlord has not designated a particular credit card company, then the provisions of this paragraph shall not apply. Likewise, if Tenant does not have a merchant agreement with the credit card company designated by Landlord, the provisions of this paragraph shall not apply.

SECTION 12.01. UTILITY CHARGES: In substitution for the text of paragraphs (a) through (g) of Section 12.01, the following provisions shall apply:

        Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the leased premises. Tenant shall contract directly with and shall be solely responsible to the public utility companies for the installation of service and the payment of all charges for Tenant's usage of such utility services. Landlord shall have the right, at its sole option, to supply electricity to the leased premises in which event the minimum rent reserved under the Lease will be increased for the period that Landlord so supplies such electricity to include the increase in the fair and reasonable rental value of the leased premises due to the supplying of such electricity in accordance with the numbered paragraphs set forth below. If Landlord shall elect to supply any of the foregoing other utilities used upon or furnished to the leased premises, Tenant agrees to purchase and pay for same as additional rent, within ______ days of the presentation by Landlord to Tenant of bills therefor, at the rates which would be applicable to Tenant as a direct customer of the public utility company, as such rates are filed by the utility company serving the area with the proper regulating authority and in effect from time to time covering such services. Landlord shall also have the right to periodically estimate the monthly amount required to be paid by Tenant to Landlord with respect to any or all of such services provided by Landlord and such estimated monthly amount or amounts shall be paid by Tenant on the first day of each calendar month, in advance, at the place and in the manner specified for payments of minimum rent hereunder. Landlord shall have the right to change such estimated amount or amounts at any time and from time to time, by notice to Tenant. If the total of the estimated monthly payments made by Tenant shall be less for any lease year or calendar year than the actual amount due from Tenant pursuant to the provisions of this Section, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within _____ days after submission to Tenant of Landlord's statement and invoice therefor; and if the total of the estimated payments made by Tenant for any such year shall exceed the actual amount due from Tenant, the excess amount paid shall be credited against the next payment due from Tenant to Landlord under this Section. The obligation of Tenant to pay for such utilities shall commence as of the date on which possession of the premises is delivered to Tenant, without regard to any free rent period or formal commencement date of this Lease.

                                             SEE ATTACHED DATA SHEET FOR INSERTS

        Prior to the commencement of the term of this Lease,

        (1) Landlord shall analyze Tenant's Working Drawings and Specifications covering its construction of the leased premises and shall determine Tenant's annual electric (kilowatt) requirements at the leased premises. Such determination shall be based upon (i) Tenant's electric requirements for the projected number of hours per year during which the leased premises will be open for business (i.e., the number of hours established for the Shopping Center by the Landlord), and during which Tenant's employees will be present at the leased premises (for inventory, clean-up, meetings, etc.); and (ii) Tenant's electric requirements during the remaining hours in the year. Based upon such information, Landlord will calculate the annual amount which Tenant would be charged by the local electric public utility company for furnishing such electrical energy, and Tenant agrees that the minimum rent reserved under the Lease will be increased by such amount.

                                      -A1-

      (2) Landlord reserves the right to further increase the minimum rent to reflect any increase in the annual amount which Tenant would be charged by the local electric utility company or in the event of any change in the construction of the leased premises or if Tenant operates its premises in excess of the number of hours as projected above.

      (3) At any time after the execution of the Lease, either Landlord or Tenant may request an appraisal by an independent electrical engineer, mutually acceptable to Landlord and Tenant, who is qualified to determine whether the adjustment in the minimum rent as computed by Landlord is below or in excess of the amount which Tenant would be charged by the local electric utility company for furnishing such electrical energy. If Landlord and Tenant cannot agree promptly upon an independent electrical engineer, then the matter shall be submitted for arbitration before the American Arbitration Association.

      (4) The appraisal or arbitration, as the case may be, shall be binding on both parties and shall set forth the amount, if any, by which the adjustment of the minimum rent reflecting the increased value of the leased premises resulting from Landlord supplying electrical energy is below or in excess of the annual amount which Tenant would be charged by the local electric utility company for furnishing such electrical energy. The minimum rent shall thereupon be adjusted by the amount of such deficiency or excess, such adjustment to become effective as of the first day of the month following the month in which demand for the appraisal was made.

      (5) The cost of such appraisal or arbitration shall be shared equally between Landlord and Tenant; provided, that if either party requests an appraisal prior to one year after the effective date of the last preceding appraisal or arbitration, the entire cost of such appraisal or arbitration shall be paid for by the party requesting such appraisal. In each case, upon completion of an appraisal and, if necessary, arbitration pursuant to this agreement, the parties agree that the minimum rent shall reflect such adjustment or adjustments.

SECTION 16.03. PROMOTIONAL CHARGE: (e) In any event, and notwithstanding the formation of a promotion fund or Merchants' Association, Tenant agrees to participate in at least ________ Shopping Center promotions in each lease year. Tenant shall reimburse to Landlord all costs of including Tenant in each promotion. Such promotions may consist of tabloids, circulars, catalogs, special Shopping Center newspaper inserts or sections, direct mailings, electronic media including radio and television, standard newspaper advertisements and/or any other promotions sponsored by Landlord. The media type, format and content of any such promotions, as well as the timing of any such promotions, shall be in Landlord's sole discretion. If Landlord establishes more than ________ Shopping Center promotions in each lease year, Tenant shall be permitted to determine in which ________ promotions it shall participate. Tenant shall be required to submit a proposed advertisement within thirty (30) days after Landlord's notice of the type of promotion being sponsored and the requirements for individual advertisements in connection with such promotion. In the event that Tenant fails to submit a proposed advertisement in accordance with such advertising requirements within the thirty (30) day period, Tenant ________. All amounts payable by Tenant hereunder shall be payable within ________ days after written notice by Landlord.

SEE ATTACHED DATA SHEET FOR INSERTS

SECTION 26.01. SECURITY: For purposes of this Section 26.01, references to "Landlord" shall be deemed to be references to Woodfield Associates for payment, retention and application of said security deposit.

SECTION 27.14. LIABILITY OF LANDLORD: The parties hereto agree that wherever in this Lease the term "Woodfield Associates" or "beneficiary" of the Trust (or trust) is used, it shall be deemed to mean Woodfield Associates, its successors and assigns, or any other entity designated in writing by Landlord.

EXHIBIT B, ADDITIONAL CONSTRUCTION EXHIBIT (IF ANY): To the extent that any construction exhibit beyond Exhibits B and B-1 shall be attached to the Lease, and any such exhibit shall refer to electrical criteria, such electrical criteria shall be field verified by Tenant prior to preparation of any plans for Tenant's Work and prior to the undertaking of any work with respect to the leased premises. Tenant shall be solely responsible for such verification.

                           [END OF TEXT OF ADDENDUM]

                                 STANDARD FORM

                           ARTICLE I. GRANT AND TERM

     SECTION 1.01. LEASED PREMISES. (a) Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents and hires from Landlord, those certain premises in the regional retail development shown on Exhibit A, subject to covenants, restrictions and easements of record, the terms and provisions of certain reciprocal easement and/or operating agreements now or hereinafter entered into by Landlord with the owners or lessees of the Department Store Sites, and the terms and provisions of the underlying lease, if any. It is agreed that the term "regional retail development" as used herein shall mean and refer to the Department Store Sites and the Shopping Center, including the buildings located or to be located thereon, all as shown on the site plan which is set forth in Exhibit A attached hereto and made a part hereof, and that the term "Shopping Center" shall, except as otherwise specifically provided herein, mean and refer to the hatched and the shaded portions of such site plan which portions from time to time open directly on the enclosed Mall and which may vary at each level of the regional retail development, together with the enclosed Mall (whether or not shaded or hatched). The approximate location of the premises leased to Tenant hereunder is shown in Exhibit A. The legal description of the regional retail development or of the Shopping Center is set forth in Exhibit A or referenced in the Addendum attached hereto and made a part hereof. The leased premises (herein referred to as the "leased premises" or "premises") are described as set forth in the Data Sheet attached hereto. As used in this Lease, the term "State" shall mean the state in which the Shopping Center is located.

     (b) The exterior walls and the roof of the leased premises and the area beneath said premises are not demised hereunder, and the use thereof, together with the right to locate, both vertically and horizontally, install, maintain, use, repair and replace pipes, utility lines, ducts, conduits, flues, refrigerant lines, drains, sprinkler mains and valves, access panels, wires and structural elements leading through the leased premises serving other parts of the regional retail development, is hereby reserved unto Landlord. Landlord reserves an easement in, over and through the area occupied by the storefront of the leased premises, and an easement above Tenant's finished ceiling to the roof, or to the bottom of the floor deck above the leased premises, for general access purposes and in connection with the exercise of Landlord's other rights under this Lease.

                         SEE ATTACHED RIDER FOR INSERTS

     (c) The attached site plan of the regional retail development, Exhibit A, includes premises identified thereon as Department Store Sites, including the buildings located or to be located thereon, which sites are collectively hereinafter referred to as the "Department Store Sites" and/or "Department Stores," unless otherwise specifically set forth. It is agreed that, whenever the term "Shopping Center" is used herein, it shall be deemed to exclude the Department Store Sites (even if such Sites shall be within the hatched and/or shaded area shown on the site plan), except as otherwise specifically stated herein. In addition, said site plan includes other portions of the Shopping Center which Landlord may from time to time sell or lease for the purpose of construction and/or use by one or more department stores (as defined in Section
27.12 hereof), which portion(s) may thereupon, at Landlord's option, be referred to and treated as "Department Store Site(s)" and/or "Department
Stores" upon occupancy thereof by a department store, and which, at Landlord's option, may be excluded from the Shopping Center. In the event Landlord elects to enlarge the regional retail development, any additional area may be included by Landlord in the definition of the Shopping Center for purposes of this Lease. Landlord shall also have the general right from time to time to include within and/or to exclude from the defined Shopping Center any existing or future areas, and the floor area of the Shopping Center shall be accordingly adjusted.

     SECTION 1.02. COMMENCEMENT AND ENDING DAY OF TERM. The term of this Lease shall commence upon (a) the commencement date set forth in the Data Sheet, or
(b) the date on which Tenant opens its store in the leased premises for business to the public, whichever of said dates is the first to occur, and shall end on the final day of the last lease year of the term or other specified date as set forth in the Data Sheet, unless sooner terminated as hereinafter provided. For the purpose of this Lease, the first "lease year" shall be a period commencing on the day the term of this Lease commences and ending on January 31 next following; after the first lease year, the term "lease year" shall mean a fiscal year of twelve (12) consecutive calendar months commencing on February 1 of each calendar year, except that the final lease year of the term shall be a period of less than twelve (12) consecutive calendar months in the event that an expiration date other than January 31 is set forth in the Data Sheet.

     In the event Landlord elects to recapture space adjacent to the leased premises, combine the leased premises with vacant space adjacent to the leased premises, or cause an expansion or contraction of, or perform structural changes or alterations to, the Shopping Center or the regional retail development, and such expansion, contraction and/or structural changes or alterations directly affect all or any portion of the leased premises, then Landlord upon one hundred eighty (180) days' prior notice in writing to Tenant may terminate this Lease. In the event of such termination, within thirty (30) days following the date that Tenant shall have vacated the premises, Landlord shall pay to the Tenant a sum equal to the then unamortized cost (without interest) of Tenant's leasehold improvements, such amortization to be calculated on the straight-line basis over the full term of the Lease, with Landlord's obligation being limited to the balance of such cost remaining as of the date that Tenant shall have so vacated. Tenant shall furnish to Landlord such backup information as Landlord may reasonably require.



                                       S1

        SECTION 1.03. OPENING. Tenant covenants and agrees to complete its construction within the leased premises in accordance with the provisions of this Lease and to open its store for business to the public not later than the date established for commencement of the term of this Lease pursuant to Section
1.02 hereof.

                                ARTICLE II. RENT

        SECTION 2.01. MINIMUM RENT. (a) The minimum rent during the term of this Lease shall be the amount set forth in the Data Sheet attached hereto as adjusted pursuant to Section 2.04 or other provisions of this Lease, which sum shall be payable by Tenant in equal consecutive monthly installments in the sum set forth in the Data Sheet attached hereto, on or before the first day of each month, in advance, payable as set forth, and at the address set forth, in the Data Sheet attached hereto under "Name and Address for Rent Payments," or such other place as the Landlord may designate in writing, such payments to be without any prior demand therefor and without any deductions or setoff whatsoever.

        (b) Should the term of this Lease commence on a day other than the first day of a calendar month, then the rent for such month shall be prorated on a daily based upon a thirty (30) day calendar month. Should any lease year contain less than twelve (12) calendar months, said annual rent shall be prorated.

        SECTION 2.02. PERCENTAGE RENT. (a) In addition to the payment of the minimum rent, as hereinbefore provided, Tenant shall pay to Landlord for each lease year of the term hereof, as percentage rent, an amount equal to the percentage rent factor (see Data Sheet) multiplied by all Gross Sales resulting from business conducted in, on or from the leased premises during such lease year in excess of the amount of Gross Sales set forth in the Data Sheet (hereinafter referred to as "Minimum Gross Sales"). Subsequent to the date upon which Tenant is initially obligated to open for business in the leased premises, in addition to any and all other remedies afforded to Landlord under this Lease by reason of default, "Minimum Gross Sales" shall be reduced by 1/360th for each day or portion thereof that Tenant does not operate its business pursuant to
Section 7.02 hereof. If percentage rent hereunder shall be calculated on the basis of a split percentage arrangement, as defined in subsection (b) below, then the reduction required by the preceding sentence shall be applied to the minimum rent which would otherwise be deductible in the calculation of percentage rent with respect to all Gross Sales of Tenant (provided that such reduction shall be made solely for the purpose of the percentage rent calculation). The percentage rent shall be payable as set forth, and at the address set forth, in the Data Sheet attached hereto under "Name and Address for Rent Payments," or such other place as the Landlord may designate in writing, such payments to be without any prior demand therefor and without any deductions or setoff whatsoever.

        (b) Such percentage rent shall be paid in quarter-annual installments computed on all Gross Sales during each quarter-annual period of the term hereof in excess of one quarter (1/4) of annual Minimum Gross Sales. Such quarter-annual periods during each lease year shall be measured as follows:
February through April, May through July, August through October, and November through January. Such quarter-annual installments shall be payable within thirty
(30) days after the expiration of each three (3) month period of each lease year. In the event that the total of the quarter-annual installments of percentage rent for any lease year does not equal the percentage rent computed on the total amount of Gross Sales for such lease year, in accordance with the formula set forth in the Data Sheet, then Tenant, at the time it submits the annual statement of Gross Sales required under Section 3.02, shall pay Landlord any deficiency, or Landlord shall credit any overpayment to the next installment of percentage rent due from Tenant, as the case may be. In no event, however, shall the aggregate of minimum rent and percentage rent to be paid by Tenant and retained by Landlord for any lease year be less than the minimum rent specified herein. If the commencement date of the lease term is other than February 1, then the percentage rent covering the first lease year hereunder shall be paid in the following manner: for the quarter-annual period during which the lease term commences, the percentage rent shall be equal to the product of the percentage rent factor and the amount of Gross Sales in excess of a prorated fraction of annual Minimum Gross Sales (with such prorated fraction to be calculated by taking the number of days remaining in such quarter-annual period as of the date the leased premises are initially opened for business to the general public, dividing by 360, and multiplying the resulting quotient by the stated annual Minimum Gross Sales figure); for the balance of the first lease year, the percentage rent shall be equal to the product of the percentage rent factor and the amount of Gross Sales in excess of one-quarter (1/4) of annual Minimum Gross Sales during each subsequent quarter-annual period. If the expiration date of the lease term is other than January 31, then the percentage rent covering the final lease year hereunder shall be calculated in a like manner, with proration to occur in the quarter-annual period during which the lease term expires. In the event that Tenant shall be obligated to pay percentage rent calculated on different percentages for more than one category of merchandise and/or services (a "split percentage" arrangement), then the percentage rent payable by Tenant hereunder shall be calculated for each quarter-annual period (and for any fractional period occurring at the beginning or end of the term) based upon the stated percentages being applied to the respective categories of Gross Sales for such period, with the minimum rent paid by Tenant for any such period being deducted from the combined total in order to arrive at the percentage rent owing by Tenant for such period. Such amounts shall be payable within thirty (30) days after the expiration of the applicable period.

        SECTION 2.03. GROSS SALES. The term "Gross Sales" as used herein shall be construed to include the entire amount of the actual sales price, whether for cash or otherwise, of all sales of merchandise or services and all other receipts whatsoever of all business conducted in or from the leased premises by Tenant, or by all concessionaires (as defined in Section 3.02 hereof) or otherwise, including, without limitation, mail, catalogue or telephone orders received or filled at the leased premises, all deposits not refunded to purchasers, and orders taken, although said orders may be filled elsewhere. A "sale" shall be deemed to have been consummated for the purposes of this Lease, and the entire amount of the sales price shall be included in Gross Sales, at such time that (i) the transaction is initially reflected in the

                                       S2
books or records of Tenant or a concessionaire (if a concessionaire makes the sale), or (ii) Tenant or such concessionaire receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever first occurs, irrespective of whether payment is made in installments, the sale is for cash or for credit, or otherwise, or all or any portion of the sales price has actually been paid at the time of inclusion in Gross Sales or at any other time. No deduction shall be allowed for direct or indirect discounts, rebates, or other reductions on sales to employees or others, unless generally offered to the public on a uniform basis. In addition, no deduction shall be allowed for uncollected or uncollectible credit accounts, or for trade-ins or other credits on sales to employees or others. The term "Gross Sales" shall not include, however, any sums collected and paid out by Tenant for any sales or excise tax imposed by and accounted for by Tenant to any duly constituted governmental authority, nor shall it include the exchange of merchandise between the stores of Tenant, if any, where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has theretofore been made in or from the leased premises and/or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made in or from the leased premises, nor shall the term include the amount of returns to shippers or manufacturers, nor proceeds from the sale of trade fixtures. There shall be deductible from Gross Sales the amount of any cash or credit refund made upon any sale in or from the leased premises, previously included in "Gross Sales" hereunder, not to exceed the sum so previously included, where the merchandise sold is thereafter returned by the purchaser and accepted by Tenant. The term "merchandise" as used in this Lease shall include food and beverages if Tenant is permitted to sell such items in Section 7.01 hereof.

                                                  SEE ATTACHED RIDER FOR INSERTS

     SECTION 2.04 RENT ADJUSTMENT. (a) Notwithstanding any provisions to the contrary contained in this Lease, Tenant shall pay to Landlord as minimum rent for the second lease year of the term of this Lease, and for each subsequent lease year of said term, but subject to further increase pursuant to this
Section 2.04 and other provisions of this Lease, the greater of the amounts calculated according to the formulas set forth in Paragraphs (i) and (ii) below.

     (i) Minimum rent for the lease year in question shall be increased by the net percentage of change between the Base Index and the Index published for the first calendar month of such lease year (as such terms are defined below).

     (ii) Minimum rent for the lease year in question shall be increased by the amount of percentage rent payable for the immediately preceding lease year pursuant to Section 2.02 hereof.

     (b) For purposes of the foregoing calculations, the term "Base Index" shall be the Index (as defined in Section 27.20), for the month during which the term of this Lease commences (or, if the Index is not published for such month, then the Index published for the month closest, but prior, to the lease commencement date). Following any increase in minimum rent pursuant to Paragraph (a) above, the "Base Index" for future calculations shall be redefined as the Index published for the first calendar month of the lease year for which the minimum rent has been increased pursuant to said Paragraph (a). The Index for the first calendar month of any given lease year, if the Index is not published for such month, shall be the Index published for the month closest, but prior, to the first calendar month of such lease year. For the purposes of this Section, the percentage rent payable by Tenant for any lease year consisting of less than twelve (12) full calendar months shall be calculated by dividing the percentage rent payable by Tenant for such lease year pursuant to
Section 2.02 hereof by the actual number of days in such lease year, and by multiplying the resulting quotient by 360. Landlord shall notify Tenant of the increased minimum rent for each lease year following the determination of same by Landlord, and Tenant shall pay such increased minimum rent for the applicable lease year in the manner set forth in Section 2.01 hereof. In the event that the increase in minimum rent results from the calculation set forth above in subsection (a)(ii), then the Minimum Gross Sales otherwise applicable for such period shall be increased by a percentage equal to the percentage increase in minimum rent made by reason of the percentage rent payable in the preceding lease year. If percentage rent under this Lease shall be calculated on the basis of a split percentage arrangement, as defined in Section 2.02(b) hereof, then, in the even of an increase in minimum rent resulting from the calculation set forth above in subsection (a)(i), only the minimum rent (not including such increase) which would otherwise be deducted shall be deductible from the percentage rent calculated with respect to all Gross Sales of Tenant. The minimum rent for any period as stated in Section 2.01 hereof, if different than that stated for the immediately preceding period, shall be adjusted by multiplying such different minimum rent ("Changed Rent") by the cumulative percentage increase in minimum rent pursuant to this Section from the commencement of the term of this Lease through and including the first lease year during which such Changed Rent would have become effective, with the resulting product to be added to such Changed Rent to yield the effective minimum rent for such period, subject to further adjustment as provided in this Section or elsewhere in this Lease.

     (c) Upon the opening of any department store within the regional retail development during the term of this Lease (if such department store was not open for business to the general public as of the commencement date of this Lease), the minimum rent and Minimum Gross Sales then in effect shall be immediately and automatically increased by fifteen percent (15%), subject to further increases pursuant to this paragraph, this Section and other provisions of this Lease.

     SECTION 2.05. TENANT'S TAX OBLIGATION. Tenant shall pay to Landlord its proportionate share of all taxes and assessments which may be levied or assessed by any lawful authority during the term of this Lease, or with respect to each fiscal tax year falling in whole or in part during the term of this Lease, against the land, buildings and improvements comprising the Shopping Center, and all other taxes which Landlord becomes obligated to pay with respect to the regional retail development, irrespective of whether such taxes are assessed against real or personal property. The portion of such taxes and assessments allocated to the common areas of the Shopping Center, and the portion of such taxes allocated to the "net-building area" (gross building area less the sum of gross leasable floor area

                                       S3
and common areas) of the Shopping Center, shall be deducted from the total of such taxes and assessments and charged to Tenant in accordance with the provisions contained in Section 8.03 of this Lease. Tenant's proportionate share of the remaining taxes and assessments (i.e., those not charged under Section 8.03) shall be equal to the product obtained by multiplying such taxes and assessments by a fraction, the numerator of which shall be the number of square feet of floor area in the leased premises and the denominator of which shall be the total number of square feet of gross leased and occupied floor area in the Shopping Center. In the event that any present or future enactment of the State or any political subdivision thereof or any governmental authority having jurisdiction thereover either: (a) imposes a direct or indirect tax and/or assessment of any kind or nature upon, against or with respect to the rents payable by tenants or occupants in the regional retail development to Landlord derived from the regional retail development or with respect to the Landlord's (or the individuals' or entities' which constitute the partners of the partnership which is the Landlord, or which is the beneficiary of the Trust of which Landlord is Trustee, as applicable) ownership of the land and buildings comprising the regional retail development, either in addition to or by way of substitution for all or any part of the taxes and assessments levied or assessed against such land and such buildings, including, without limitation, any net profits tax or any comparable tax imposed on any portion of Landlord's revenues from the regional retail development; and/or (b) imposes a direct or indirect tax or surcharge of any kind or nature, upon, against or with respect to the parking areas or the number of parking spaces in the regional retail development, then in either or both of such events, Tenant shall be obligated to pay its proportionate share thereof as provided herein. For purposes of this Section, the term "regional retail development" shall be deemed to include the land upon which any parking facilities, temporary or permanent off-site utility systems and any wooded area, lake, shoreline thereof or island park serving the regional retail development are located with all improvements situated thereon. To the extent that real estate taxes and assessments are the obligation of Tenant pursuant to Section 8.03 hereof, the same shall not be includable in Tenant's proportionate share pursuant to this section.

        SEE ATTACHED RIDER FOR INSERTS

        Tenant's proportionate share of all of the aforesaid taxes and assessments levied or assessed for or during the term hereof, as determined by Landlord, shall be paid in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by Landlord; provided that Landlord shall have the right to initially determine monthly estimates and to revise the estimates from time to time, and shall have the right to apply such monthly installments to tax bills according to the formula being utilized by Landlord from time to time. Upon receipt of all tax bills and assessment bills attributable to any calendar or fiscal year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the taxes and assessments for such year. In the event no tax bill is available, Landlord will compute the amount of such tax. If the total amount paid by Tenant under this Section for any calendar or fiscal year during the term of this Lease shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within ______ days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar or fiscal year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next installment of taxes and assessments due from Tenant to Landlord hereunder. All amounts due hereunder shall be payable to Landlord at the place where the minimum rent is payable. In the event Landlord contests any taxes levied or assessed during the term hereof upon, against or with respect to the Shopping Center or any portion thereof or interest therein, or in the event of Landlord's negotiation with respect to assessed valuation for the Shopping Center, Tenant shall pay its proportionate share of Landlord's costs, expenses and attorneys' fees in connection therewith calculated on the same basis as set forth above in this Section. For the calendar or fiscal years in which this Lease commences and terminates, the provisions of this Section shall apply, and Tenant's liability for its proportionate share of any taxes and assessments for such years shall be subject to a pro rata adjustment based on the number of days of said calendar or fiscal years during which the term of this Lease is in effect. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of taxes and/or assessments assessed or levied against the property to which such bill relates. Prior to or at the commencement of the term of this Lease and from time to time thereafter throughout the term hereof, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder.

        SEE ATTACHED RIDER FOR INSERTS

        SECTION 2.06. PAYMENTS. Rent shall be defined in this Lease as (i) minimum rent, (ii) percentage rent and (iii) all other charges of whatever nature required to be paid by Tenant under this Lease, including the Exhibits hereto. The rent charges described in item (iii) of the preceding sentence shall, unless otherwise specified, be due and payable _____ days after demand, without any deductions or setoff whatsoever, in the manner and at the place where minimum rent is payable and Tenant's failure to pay rent shall carry with it the consequences set forth under Article XIX hereof. Landlord's rights and remedies pursuant to this Section shall be in addition to any and all other rights and remedies provided under this Lease or at law. Notwithstanding anything to the contrary contained in this Lease, Landlord's demand for any and all rent may be sent to Tenant by regular mail. Rent is specifically agreed by Tenant to be a minimum reasonable use and occupancy charge for the leased premises. In the event any sums required hereunder to be paid are not received on or before the tenth (10th) day after the same are due, then, for each and every such payment, Tenant shall immediately pay, as additional rent, a service charge of ______ of the outstanding amount due, which service charge again shall be imposed for each month that such amount shall remain unpaid. In the event of Tenant's failure to pay the foregoing service charge, Landlord may deduct said charge from the deposit set forth in Section 26.01 hereof. The provisions of this Section shall not be construed to extend the date for payment of any sums required to be paid by Tenant under this Lease or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated, and neither the demand for, nor collection by Landlord of, late payment service charges pursuant to this Section shall be construed as a cure of any default in payment by Tenant. It is agreed that the said service charge is a fair and reasonable charge under the circumstances and shall not be construed as interest on a debt payment. In the event any charge imposed hereunder or under any other section of this Lease is either stated to be or construed as interest, then no such interest charge shall be calculated at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Lease.

                         SEE ATTACHED RIDER FOR INSERTS



                                       S4

                   ARTICLE III. RECORDS AND BOOKS OF ACCOUNT

        SECTION 3.01. TENANT'S RECORDS. Tenant shall prepare and keep full, complete and proper books and source documents, in accordance with generally accepted accounting principles, of the Gross Sales, whether for cash, credit or otherwise, of each separate department at any time operated in the leased premises and of the operations of each subtenant, concessionaire, licensee and/or assignee, and shall require and cause all such parties to prepare and keep books, source documents, records and accounts sufficient to substantiate those kept by Tenant. The books and source documents to be kept by Tenant shall include, without limitation, true copies of all ________ tax returns and reports, records of inventories and receipts of merchandise, daily receipts from all sales and other pertinent original sales records and records of any other transactions conducted in or from the leased premises by Tenant and any other persons conducting business in or from the leased premises. Pertinent original sales records shall include, without limitation: (i) cash register tapes, including tapes from temporary registers, (ii) serially pre-numbered sales slips, (iii) the original records of all mail and telephone orders at and to the leased premises, (iv) settlement report sheets of transactions with subtenants, concessionaires, licensee and assignees, (v) original records indicating that merchandise returned by customers was purchased at the leased premises by such customers, (vi) memorandum receipts or other records of merchandise taken out on approval, (vii) detailed original records of any exclusions or deductions from Gross Sales, (viii) sales tax records, and (ix) such other sales records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standard in performing an audit of Tenant's sales. Tenant shall record at the time of each sale or other transaction, in the presence of the customer, all receipts from such sale or other transaction, whether for cash, credit or otherwise, in a cash register or cash register or cash registers having a cumulative total which shall be sealed in a manner approved by Landlord and which shall possess such other features as shall be required by Landlord. Al of the foregoing books, source documents and records shall be retained for a period of at least (4) years after the expiration of each lease.

                                                  SEE ATTACHED RIDER FOR INSERTS

        SECTION 3.02. REPORTS BY TENANT. Tenant shall furnish to Landlord within thirty (30) days after the expiration of each quarter-annual period of each lease year a complete statement ("quarterly report"), certified by Tenant, of the amount of Gross Sales, as defined in Article II, Section 2.03 of this Lease, made in, on or from the leased premises during said period. Failure of Tenant to timely submit quarterly reports as aforesaid shall entitle Landlord to estimate Gross Sales based upon available data (with a reconciliation upon receipt of the annual report), and Tenant shall be obligated to pay percentage rent, as set forth in Section 2.02, on such estimated Gross Sales. Tenant also agrees that it will furnish to Landlord within _____ days after the expiration of each full lease year a complete statement, certified by an ________________________, showing in all reasonable detail the amount of such Gross Sales made by Tenant from the leased premies during the preceding lease year. Tenant shall in all events furnish to Landlord within five (5) days after the end of each month of the term of this Lease a written statement of Gross Sales covering the preceding month, the statement to be in such form and style and contain such details and breakdown as the Landlord may reasonably require. Tenant shall require and cause all its concessionaires, if any, to furnish statements at the times and in the form and content specified in this Section, relating to their operations within the leased premises. All reports of Gross Sales submitted or caused to be submitted by Tenant to Landlord shall be conclusive and binding upon Tenant unless such reports are corrected within the two (2) years after the date of issuance. The term "concessionaire" as used in this Lease shall mean and include any and all concessionaires, licenses, franchises, department operators, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the leased premises.

                                                  SEE ATTACHED RIDER FOR INSERTS

                               ARTICLE IV. AUDIT

        SECTION 4.01. RIGHT TO EXAMINE BOOKS. Notwithstanding the acceptance by Landlord of payments of percentage rent, Landlord shall have the right to all rents and other charges actually due hereunder, and the right to examine, make extracts from and copy, at the leased premises or (at the option of Landlord) at the corporate headquarters office of Tenant in the United States, Tenant's and all concessionaires' books, source documents, accounts, records and sales tax reports filed with applicable government agencies in order to verify the amount of Gross Sales in and from the leased premises. Tenant shall make all such documents and records available at the leased premises (or at Tenant's corporate headquarters, if elected by Landlord) upon ______ days' prior written from Landlord.

                                                  SEE ATTACHED RIDER FOR INSERTS

        SECTION 4.02. AUDIT. At this option, Landlord may at any time, upon _________ days' prior written notice to Tenant, arrange for an auditor selected by Landlord to conduct a complete audit (including a physical inventory) of the entire records and operations of Tenant and/or any concessionaire concerning business transacted upon or includable in Gross Sales from the leased premiss during the period covered by any statement issued by Tenant or a concessionaire as above set forth in Article III. Tenant shall make available to Landlord's auditor at the leased premises (or at Tenant's corporate headquarters, if elected by Landlord) within ______ days following Landlord's notice requiring such audit, all of the books, source documents, accounts and records referred to in Section 3.01 of this Lease and any other materials which such auditor deems necessary or desirable for the purpose of making such audit. Tenant shall promptly pay to Landlord the amount of any deficiency in percentage rent payments disclosed by any such audit. If such audit shall disclose that Tenant's statement of Gross Sales is ______ to the extent of ___________ or more, Landlord may bill to Tenant the amount of any deficiency and the cost of such audit, which shall be paid by Tenant within ______ days after Tenant's receipt of Landlord's invoice; in the event Tenant fails to pay such discrepancy and costs, Landlord shall have such rights and remedies as may be provided herein or at law arising by virtue of Tenant's failure to pay rent.

In addition to the foregoing, and in addition to all other remedies available to Landlord, in the event Landlord or Landlord's auditor shall schedule a date for an audit of Tenant's records in accordance with this Section, and Tenant shall fail to be available or shall otherwise fail to comply with the requirements for such audit, Tenant shall pay all costs and expenses associated with the scheduled audit.

                                                  SEE ATTACHED RIDER FOR INSERTS

     In addition to all other remedies available to Landlord, in the event that any such audit shall disclose that Tenant's records and other documents as referred to in Articles III and IV hereof and such other materials provided by Tenant to Landlord's auditor are inadequate, in the opinion of Landlord's auditor, to accurately disclose Tenant's Gross Sales, then Landlord shall be entitled to collect as additional rent from Tenant an amount equal to fifteen percent (15%) of the highest Effective Rent (minimum rent plus percentage rent) payable by Tenant in any of the three (3) preceding lease years. Landlord's exercise of the foregoing remedy shall in no way limit or otherwise affect Landlord's ability to exercise other remedies available to it, nor shall Tenant's obligations pursuant to the terms, covenants and conditions of this Lease (including, without limitation, Tenant's obligation with respect to reporting Gross Sales and payment of percentage rent) be in any manner reduced or diminished by the exercise of such remedy. In the event that Tenant shall, following the exercise of such remedy, provide to Landlord all records and documentation as required to be provided pursuant to the terms of this Lease so as to permit Landlord's auditor to accurately establish Tenant's Gross Sales for the period in question, then Tenant shall be permitted a _______________ with respect to any amount of additional rent collected by Landlord from Tenant pursuant to this paragraph. Neither the provisions of this Section 4.02 nor any other provisions in this Lease shall restrict Landlord's rights to discovery in any litigation or arbitration proceeding.

                                                  SEE ATTACHED RIDER FOR INSERTS

                   ARTICLE V. CONSTRUCTION OF LEASED PREMISES

     SECTION 5.01. CONSTRUCTION OF LEASED PREMISES. (a) The leased premises shall be constructed substantially as set forth in Exhibit B, which is attached hereto and made a part hereof. Each of the parties hereto does hereby agree to perform the obligations imposed upon such party in said Exhibit B at the times and in the manner therein provided. All references in the text of the Lease to Exhibit B shall include Exhibit B-1. Minor changes from any plans or specifications covering Landlord's Work which may be, or which may have been, necessary or appropriate during construction of the Shopping Center or leased premises shall not affect or change this Lease or invalidate same. If this Lease is executed after the opening of the regional retail development or if the leased premises are in an expansion wing of the regional retail development which opened prior to the date of this Lease, the parties hereto acknowledge that the work to be performed by Landlord pursuant to Exhibit B has been fully performed (except to the extent specifically otherwise set forth in Exhibit B).

     (b) Tenant agrees, prior to the commencement of the term of this Lease, at Tenant's sole cost and expense, to provide all work of whatsoever nature in accordance with its obligations set forth in Exhibit B as "Tenant's Work." Tenant agrees to furnish to Landlord the Working Drawings and Specifications (and Demolition Drawings, as applicable) with respect to the leased premises prepared in the manner and within the time periods required in Exhibit B. If such Working Drawings and Specifications (and Demolition Drawings, as applicable) are not furnished by Tenant to Landlord within the required time periods in form to permit approval by Landlord, then Landlord may at its option at any time while Tenant is in default of this provision, in addition to any and all other remedies provided in this Lease, by notice to Tenant, declare this Lease null and void and of no further force or effect, in which event this Lease shall terminate, but Tenant shall remain liable for all obligations arising during the original stated term as provided in this Lease. In addition, if Landlord determines that Landlord and Tenant are unable to agree upon Working Drawings and Specifications (and Demolition Drawings, as applicable), Landlord shall have the option, upon notice to Tenant, to declare this Lease null and void and of no further force or effect, in which event this Lease shall terminate on the date specified in such notice, in the same manner as provided in the preceding sentence. No deviation from the final set of plans and specifications, once approved by the Landlord, shall be made by Tenant without Landlord's prior written consent. Approval of the plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord or Landlord's architect for their accuracy, efficacy or sufficiency, and Tenant shall be solely responsible for such items. Unless Landlord otherwise directs in writing, Tenant shall not open the lead premises for business until all construction has been completed pursuant to the provisions of Exhibit B. Until such time as Tenant's final Working Drawings and Specifications (and Demolition Drawings, as applicable) have been approved in writing by Landlord, the right of Tenant to enter upon the leased premises shall be solely for the purpose of inspection, measurement and obtaining information necessary to prepare architectural drawings and construct its premises. Tenant shall not be deemed to have taken possession of the leased premises until, and Landlord shall be deemed to have delivered and Tenant shall be deemed to have taken such possession when, Tenant actually commences construction of its leasehold improvements following Landlord's approval of Tenant's final Working Drawings and Specifications (and Demolition Drawings, as applicable). Until Tenant is so deemed to have taken possession, in the event of a default by Tenant under this Article V, Landlord, upon notice to Tenant, shall have the right to declare this Lease null and void and of no further force or effect and thereafter may demise and lease the premises described in Section 1.01 free from any rights of Tenant. Tenant shall not

                                       S6
open its store for business until Tenant's storefront sign is installed, the store is fully fixtured, lighted, stocked with merchandise in place and staffed, and Tenant is prepared to engage in the sale of goods and/or services to the public pursuant to Article VII. Under no circumstances shall Tenant remove the storefront barricade, unless Landlord shall specifically otherwise direct in writing. Landlord shall remove the storefront barricade (or Tenant shall remove the same if so directed in writing by Landlord) when Tenant is so prepared to open for business as determined by Landlord, and Tenant shall pay for all such costs and expenses directly (including transportation of the barricade to storage in the regional retail development), if Tenant shall be directed by Landlord to perform such removal. If all or any part of the leased premises shall have been previously occupied, Tenant acknowledges that the Tenant's Work described in Exhibit B has been initially performed by a tenant previously occupying the leased premises and that Tenant accepts the leased premises in an "as is" condition without representation by the Landlord or any person, firm or corporation on behalf of Landlord as to the condition thereof. Tenant shall submit Working Drawings and Specifications and Demolition Drawings showing the work to be performed by Tenant to completely remodel and refurbish the leased premises and, subject to Landlord's approval, will cause such work to be performed prior to the commencement of the term of this Lease. All such additional work and permitted alterations, repairs and improvements shall be in accordance with the provisions of Exhibit B.

                                                  SEE ATTACHED RIDER FOR INSERTS

     (c) Upon execution of this Lease, Tenant shall pay to Landlord, as a reimbursement to Landlord for costs and expenses with respect to the leased premises, the sum set forth in the Data Sheet as "Tenant Reimbursement to Landlord." The payment of such sum by Tenant shall not in any manner reduce or limit the obligation of Tenant for payment of other charges under this Lease, including, without limitation, the charges set forth in the Exhibits attached hereto.

     SECTION 5.02. AVAILABILITY AND POSSESSION OF PREMISES FOR TENANT'S WORK.
(a) The leased premises shall be considered available to Tenant when Landlord furnishes Tenant with a written notice to such effect (the "Notice of Availability"). Upon receipt of such Notice of Availability, Tenant shall have only limited access to the premises for purposes of inspection and measurement verification. The Notice of Availability shall not constitute delivery of the premises, and Landlord (or a current occupant of the premises) will retain possession of the premises until delivery of possession is made to Tenant as provided below. Landlord may furnish the Notice of Availability at any time subsequent to Landlord's obtaining possession of the premises. If the leased premises are presently occupied by another tenant, Landlord will not make the premises available to Tenant until a date after Landlord regains possession of the leased premises from the tenant presently occupying the same.

     (b) Landlord covenants to deliver possession of the leased premises to Tenant upon written approval by Landlord of Tenant's Working Drawings, but only if said approval is subsequent to or simultaneous with a furnishing to Tenant of a Notice of Availability. Upon receiving actual possession, Tenant shall have access to the leased premises for all purposes set forth under this Lease.

     (c) Upon delivery of possession, Tenant accepts the premises and acknowledges that the premises are in the condition required by this Lease, subject to all field conditions existing at the time of delivery of possession. Failure of Landlord to deliver possession of the leased premises in the manner and condition as provided for in this Lease will not give rise to any claim for damages by Tenant against Landlord, or against Landlord's contractor, or permit Tenant to rescind or terminate this Lease.

                                                  SEE ATTACHED RIDER FOR INSERTS

     SECTION 5.03. LANDLORD'S AND TENANT'S OPTIONAL RIGHT OF CANCELLATION. If for any reason the leased premises are not ready for Tenant's Work on the date eighteen (18) months following the date of this Lease, then, for a period of thirty (30) days thereafter, Tenant shall have the option, and for a period of forty-five (45) days following such eighteen (18) month period, Landlord shall have the option, of cancelling and terminating this Lease by not more than sixty (60) days' written notice, one to the other, and, in the event that either party shall exercise such option, this Lease shall terminate with neither party being liable to the other in damages or otherwise, and any money deposited pursuant to Section 26.01 hereof shall be returned to Tenant. In the event that neither Tenant nor Landlord gives such written notice of cancellation, then said options shall be null and void and of no further force or effect, and this Lease shall be considered as continuing in full force and effect. If as of the date of this Lease the leased premises are (i) in a regional retail development, or in an expansion wing of a regional retail development, which development or wing, as applicable, has not initially opened for business to the public, or (ii) presently occupied by another entity, then the foregoing eighteen (18) month period under this Section 5.03 (and the four
(4) year period set forth in Section 5.04) shall be modified to commence as of
(i) the currently projected date of such initial opening, or (ii) the currently projected date of Landlord's repossession of the leased premises from such present entity, as applicable.

     SECTION 5.04. ULTIMATE COMMENCEMENT DATE. Notwithstanding anything to the contrary contained herein, if for any reason whatsoever (including without limitation, excusable delay) the term of this Lease shall not have commenced prior to such date as shall be four (4) years from the date of this Lease (subject to extension as set forth in Section 5.03), then this Lease shall be automatically terminated without further act of either party hereto, and the parties hereto shall be released from all obligations hereunder.


                                       S7

                 ARTICLE VI. ALTERATIONS, CHANGES AND ADDITIONS

        SECTION 6.01. INSTALLATION BY TENANT. Tenant shall not make or cause to be made any alterations, additions or improvements to the leased premises (for example, but without limiting the generality of the foregoing, Tenant shall not install or cause to be installed any signs, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings, electronic detection devices, antennas, mechanical, electrical or sprinkler systems, or make any changes to the storefront) without the prior written approval of Landlord in each instance. Tenant shall present to Landlord plans and specifications for such work at the time approval is sought, in accordance with criteria and procedures as provided in Exhibit B.

                                                  See Attached Rider For Inserts

        SECTION 6.02. REMOVAL BY TENANT. All alterations, additions, trade fixtures and improvements made by Tenant shall be deemed to have attached to the leasehold and to have become the property of Landlord upon such attachment. Upon expiration or earlier termination of the term of this Lease, Tenant shall not remove any of such alterations, additions, trade fixtures or improvements. Landlord may, however, designate by written notice to Tenant those trade fixtures which shall be removed by Tenant at the expiration or earlier termination of the Lease, and Tenant shall promptly remove the same and repair any damage to the leased premises caused by such removal. Landlord shall have the right to padlock or otherwise secure the leased premises upon the expiration or earlier termination of the term of the Lease. Landlord shall also have the right, at any time during the term of this Lease, and upon expiration or earlier termination of the term of this Lease, to immediately enter the leased premises in order to remove any items which shall be determined to be a violation of existing health, safety, security or other similar codes or regulations affecting or applicable to the leased premises or the regional retail development. Landlord shall attempt to provide prior notification to Tenant of such removal, subject to the then existing circumstances.

                                                  See Attached Rider For Inserts

        SECTION 6.03. CHANGES AND ADDITIONS. Landlord, for itself and for the underlying lessor, if any, hereby reserves the right at any time, and from time to time, to make alterations to, and to build additional stories on the building in which the leased premises are located, and to construct other buildings and improvements in the regional retail development, including any modifications of the common areas in connection therewith, to enlarge or reduce the Shopping Center or the regional retail development, to add decks or elevated parking facilities, and to sell or lease any part of the land comprising the regional retail development, as shown on the site plan attached hereto as Exhibit A, for the construction thereon of a building(s) to be occupied by a Department Store(s) which may or may not be part of the regional retail development. Landlord also reserves for itself and for the underlying lessor, if any, the right at any time, and from time to time, to change, modify, or abolish any temporary off-site utility or any storm sewer or retention pond system (if applicable) serving the regional retail development. The purpose of Exhibit A is to show the approximate location of the leased premises within the Shopping Center and Landlord reserves for itself and for the underlying lessor, if any, the right at any time to relocate, enlarge, or reconfigure the various buildings, parking areas and other common areas on said site plan. Tenant hereby consents to the exercise by Landlord of the rights set forth in this Section
6.03 and agrees that the exercise of such rights by Landlord or by the underlying lessor, if any, shall not diminish Tenant's obligations under this Lease.

                                                  See Attached Rider For Inserts

                   ARTICLE VII. CONDUCT OF BUSINESS BY TENANT

        SECTION 7.01. USE OF PREMISES. Tenant shall continuously use and occupy the entire leased premises during the term of this Lease, which use and occupancy shall be solely for the purpose of conducting the business specifically set forth in the Data Sheet and for no other purpose or purposes. It is agreed that the use specified in the Data Sheet has been, and is, a material inducement to Landlord in entering into this Lease with Tenant, and that Landlord would not enter into this Lease without this inducement. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the leased premises or if a failure to procure such a license or permit might or would in any way affect Landlord or the Shopping Center, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall, at all times, comply with the requirements of each such license or permit.

        SECTION 7.02. OPERATION OF BUSINESS. Tenant shall be open for business and operate continuously, during all days and hours established by Landlord, in all of the leased premises during the entire term of this Lease, and shall conduct its business at all times in a first class and reputable manner, maintaining at all times a full staff of employees and a full and complete stock of merchandise. Failure by Tenant so to be open for business and to operate shall entitle Landlord, in addition to other remedies provided in this Lease, to mandatory injunctive relief, and shall give Landlord the right to erect a storefront barricade in front of the leased premises at Tenant's expense, which barricade shall not be removed except upon Landlord's prior written consent and with Tenant paying the cost of such removal. The erection of such a barricade by Landlord shall not be construed as a re-entry by Landlord into the leased premises or as an acceptance by Landlord of any surrender of possession of the leased premises by Tenant. In the event the maximum hours during which the Shopping Center (or any separate part thereof) is legally permitted to be open to the public are regulated by any lawful authority, then Landlord shall be the sole judge of which days and hours shall be Shopping Center business days and hours (and the days and hours applicable to any such separate part). Tenant shall install and maintain at all times a display of merchandise in the display windows, if any, of the leased premises and shall keep the same well lighted during such hours as Landlord shall designate. Tenant, at Tenant's expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, affecting or applicable to the leased premises or the cleanliness, safety, occupancy, and use of the same,

                                       S8
whether or not any such law, ordinance, order, rule, regulation or requirement is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate structural changes or improvements or interfere with the use and enjoyment of the leased premises. Tenant shall not do or permit anything to be done in or about the leased premises, or bring anything therein, which will in any way conflict with any such law, ordinance, order, rule, regulation or requirement affecting the occupancy or use of the leased premises or the regional retail development which is or may hereafter be enacted or promulgated by governmental authorities, or in any way obstruct or interfere with the rights of others, nor shall Tenant use or allow the premises to be used for any improper, immoral or objectionable purposes as determined by Landlord. Tenant shall not cause or permit the use, generation, storage or disposal in or about the leased premises or the regional retail development of any substances, materials or wastes subject to regulation under any federal or state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials unless Tenant shall have received Landlord's prior written consent, which Landlord may withhold or at any time revoke in its sole discretion. Tenant shall comply with all federal, state and local laws in effect from time to time prohibiting discrimination or segregation by reason of race, color, creed, age, religion, sex or national origin. No auction, liquidation, going out of business, fire or bankruptcy sales may be conducted or advertised by sign or otherwise in the leased premises. Tenant shall display and sell only first-quality, current-season merchandise and Tenant's sales practices shall be in accord with standards and practices generally acceptable in enclosed first-class, full-retail-price regional shopping centers. Tenant shall be obligated to permit returns of merchandise and shall allow cash refunds on such returns, except in connection with special sales and close outs. Tenant shall not offer any goods or services which Landlord determines, in its sole discretion, to be inconsistent with the image of a first-class, family-oriented regional retail development, nor shall Tenant display or sell any goods containing portrayals which Landlord determines, in its sole discretion, to be lewd, graphically violent or pornographic. Tenant agrees that it will conduct its business in good faith, and will not do any act tending to injure the reputation of the Shopping Center (or any part thereof) as determined by Landlord. Tenant shall not sell or display any paraphernalia used in the preparation or consumption of controlled substances. In the event Landlord has approved Tenant's remaining open for business after normal Shopping Center hours (and/or any hours applicable to that part of the Shopping Center containing the leased premises), then such approval shall be conditioned upon Tenant's paying for all additional costs incurred by Landlord as a result thereof. Tenant shall not permit noise or odors in the leased premises which are objected to by Landlord and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such noises or odor, and failing of which Landlord may deem the same a material breach of this Lease. Tenant shall not permit the operation of any coin operated or vending machines or pay telephones on the leased premises, other than in the areas reserved solely for the use of Tenant's
employees. Tenant shall not sell or display any merchandise within           of
the storefront          opening unless such sale or display shall be expressly
approved on the Store Design Drawings or otherwise approved by Landlord, in writing, except that Tenant shall be permitted to display merchandise in the display windows, if any. Tenant shall not use the areas adjacent to the leased premises for business purposes. Tenant shall not store anything in service or exit corridors. Tenant agrees that all receiving and delivery of goods and merchandise, and all removal of merchandise, supplies, equipment, trash and garbage, and all storage of trash and garbage, shall be made only by way of or in the areas provided therefor by Landlord. Tenant shall not use or permit the use of any portion of the leased premises as sleeping quarters, lodging rooms, or for any unlawful purposes. Tenant shall not install any radio or television or other similar device exterior to the leased premises and shall not erect any aerial on the roof or exterior walls of any building within the regional retail development. Landlord may direct the use of all pest extermination contractors at the sole cost and expense of Tenant and at such intervals as Landlord may require. Failure of Tenant to employ the pest extermination contractor designated by Landlord shall entitle Landlord to employ such contractor with respect to Tenant's premises and Tenant shall reimburse Landlord for the cost thereof. Landlord shall have the option to provide pest extermination services for the Shopping Center or the regional retail development or any part thereof, in which event Tenant shall pay to Landlord Tenant's proportionate share of the cost of such service, with such proportionate share to be calculated in the manner provided in Section 8.03 of this Lease. In the event that Tenant is permitted pursuant to this Lease to engage in the sale of food and beverages from the leased premises, then Tenant shall: (i) offer such food and beverages only pursuant to a menu approved by Landlord, which shall not be changed without Landlord's prior written consent (which consent Landlord may grant or withhold in its sole and absolute discretion), (ii) serve its customers in containers or dishes and with utensils to be approved by Landlord, subject to change by Landlord from time to time, (iii) be solely responsible for prompt disposal within the premises of all trash, garbage and debris, and (iv) inspect and maintain all grease traps, pans and hood ventilators in good order, condition and repair, and shall contract for same if and as required by Landlord. The covenants of Tenant regarding hazardous, toxic or radioactive materials, as set forth in this Lease, shall survive the expiration or earlier termination of the term of this Lease. Without limiting any of the foregoing provisions, Tenant also shall be required to maintain, at all times, a minimum staff of two (2) employees for operation of the leased premises, and Tenant shall not permit the leased premises to be left unattended at any time.





                                       S9

     SECTION 7.03 RADIUS. During the term of this Lease, in the event Tenant, its parent corporation or subsidiary corporation, or its franchisor or franchisee, or its licensor or licensee, or any person, firm, corporation or other entity who or which controls or is controlled by tenant, or by any person, firm, corporation or other entity which directly or indirectly controls or is controlled by Tenant, shall, directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate or become financially interested in any business similar to or in competition with the business of Tenant described in Section 7.01 within a radius of ten (10) miles from the leased premises, then the Gross Sales (as defined in this Lease) of any such business or businesses within said radius shall be included in the Gross Sales made from the leased premises and the percentage rent hereunder shall be computed upon the aggregate of the Gross Sales made from the leased premises and by any such other business or businesses then conducted within said radius and Tenant shall report and maintain records of such sales in the manner provided in
Article III hereof. This Section 7.03 shall not apply to any such business or businesses open and being operated by Tenant within said radius as of the date of this Lease as long as such business or businesses shall continue to be operated in the same location(s) existing as of said date. If Tenant fails to make payments required pursuant to this Section 7.03, Landlord or Landlord's authorized representative or agent shall have the right at all reasonable times during the term hereof and for a period of at least four (4) years after the expiration of the term of this Lease, to inspect, audit, copy and/or make extracts of the books, source documents, records and accounts pertaining to such other business or businesses conducted within said radius, in accordance with the provisions of Article IV hereof, for the purpose of determining or verifying the additional rents due to Landlord pursuant to this Section. Moreover, in the event Tenant fails to supply to Landlord sales records with respect to any such similar or competing business, Landlord shall have the right to estimate the sales for such businesses based upon Tenant's Gross Sales in the leased premises, and the additional percentage rent generated from the inclusion of such estimated sales and Tenant's Gross Sales shall be deemed additional rent to be paid by Tenant in accordance with the provisions of Section 2.02 and 2.06 of this Lease.

     SECTION 7.04. STORAGE, OFFICE SPACE. Tenant shall warehouse, store and/or stock in the leased premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail at, in, from or upon the leased premises. This shall not preclude occasional emergency transfers of merchandise from the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the leased premises as is from time to time reasonably required for Tenant's business in the leased premises.

     SECTION 7.05. CARE OF PREMISES. Tenant, at Tenant's expense, shall at all times keep the leased premises (including the service areas adjacent to the premises, display windows and signs) orderly, neat, safe, clean and free from rubbish and dirt, and vermin, and shall store all trash, garbage and other solid waste within the leased premises. Tenant shall not burn any trash or garbage at any time in or about the regional retail development. Landlord may direct the use by Tenant at Tenant's expense of all solid waste disposal contractors at such intervals as Landlord may require. If Landlord shall provide or contract for any services or facilities for solid waste pickup or sewer cleaning, then Tenant shall be obligated to use the same and shall pay a proportionate share of the expense thereof within __ days after being billed therefor. If Landlord does not provide such services, Tenant shall arrange for the regular pickup of all solid waste at Tenant's expense.


                                                  SEE ATTACHED RIDER FOR INSERTS

                           ARTICLE VIII. COMMON AREAS

     SECTION 8.01. OPERATION AND MAINTENANCE OF COMMON AREAS. Landlord agrees to cause to be operated and maintained during the term of this Lease all common areas within the Shopping Center. The manner in which such areas and facilities shall be operated and maintained, and the expenditures therefor, shall be at the sole discretion of Landlord and the use of such areas and facilities shall be subject to such regulations as Landlord shall make from time to time.

                                                  SEE ATTACHED RIDER FOR INSERTS

     SECTION 8.02. USE OF COMMON AREAS. The term "common area," as used in this Lease, shall mean (i) the following areas within the regional retail development: parking areas and facilities as determined by Landlord (collectively "parking facilities"), roadways, pedestrian sidewalks and walkways, pedestrian plazas, pedestrian passage areas, driveways, public transportation loading and unloading facilities, truckways, loading docks, delivery areas, landscaped areas, community rooms, office facilities, the enclosed Mall, berms, elevators and escalators and stairs and ramps and vertical transportation facilities not contained within any leased premises, public restrooms and comfort stations, service areas, service and fire and exit corridors, passageways, retention ponds (if applicable), and other areas, amenities, facilities and improvements provided by Landlord, (ii) those areas within the regional retail development and areas adjacent to the regional retail development which from time to time may be provided by the owners of such areas for the convenience and use of Landlord, the tenants of the Shopping Center, the owners and occupants of the Department Store Sites, and their respective concessionaires, agents, employees, customers, invitees and all other licensees and others entitled to the use thereof and (iii) any other facilities or areas, whether within or outside the regional retail development, as may be designated by Landlord from time to time. The use and occupancy by Tenant of the leased premises shall include the use of the common areas in common with Landlord and with all others for whose convenience and use the common areas have been or may hereafter be provided by Landlord or by the owners of common areas not within the Shopping Center, subject, however, to rules and regulations for the use thereof as prescribed from time to time by Landlord or the owner of such common area, including, without limitation, the right of Landlord to determine the hours and mode of operation of the elevators, escalators and vertical transportation facilities serving the Shopping Center, and including the right of Landlord or such owner to impose parking charges, whether by meter or otherwise, with respect to any parking facilities. In no event, however, shall Tenant, its agents or employees, use the common areas for the display or sale of merchandise. Without limiting the generality of the foregoing, Landlord may include in common areas

                                      S10
those portions of the Shopping Center presently or hereafter sold or leased to Department Stores, until the building thereon has been opened for business, at which time there shall be withdrawn from the common areas those areas not provided by the owner thereof for common use. Tenant and its employees and agents shall park their cars and other vehicles only in areas specifically designated from time to time by Landlord for that purpose, and shall not in any case park their vehicles in any private or non-public portions of the parking facilities. Tenant covenants that it will enforce the parking by its employees and agents in such designated areas and in only public areas. Automobile license numbers of employees' and agents' vehicles shall be furnished by Tenant to Landlord upon Landlord's request. In the event any vehicle is parked by Tenant or by an employee or agent of Tenant in a private or non-public parking area or in any portion of the parking facilities other than the area of such parking facilities as shall be designated by Landlord, Tenant shall be obligated to pay Landlord the sum of One Hundred Dollars ($100) per day for each such vehicle in order to partially compensate Landlord for the loss of percentage rent arising from the business lost to Tenant and to other tenants in the Shopping Center due to the lack of available parking space in the said parking facilities, and Landlord shall have the right to cause the vehicle to be towed to a location designated by Landlord and Tenant shall be obligated to reimburse Landlord for all towing charges. Similarly, Landlord shall have the right to cause any vehicle to be towed if the parking charges, if any, or the per diem charge or reimbursement due to Landlord hereunder, with respect to such vehicle have not been paid; with any such vehicle to be towed to a location designated by Landlord and with Tenant being obligated to pay all parking charges, fines and towing charges imposed by Landlord with respect to such vehicles. Tenant further agrees to hold harmless Landlord and defend Landlord, its agents and employees against any and all claims of the employee, agent and/or owner of the vehicle towed. Landlord shall have the further option of prohibiting Tenant and its employees and agents from parking their cars or other vehicles in the parking facilities, and the violation of such prohibition shall be subject to the same provisions as set forth above. Landlord may at any time close temporarily any common area to make repairs or changes, to prevent the acquisition of public rights in such area, to discourage non-customer parking, to use areas for attendant or valet parking, and may do such other acts in and to the common areas as in its judgment may be desirable to improve the convenience thereof. Tenant shall not provide, nor shall Tenant authorize any person or entity to provide, valet or attendant parking for Tenant's customers or others; Landlord shall have the exclusive right, but shall not be obligated, to provide valet or attendant parking at the regional retail development.

                                                  SEE ATTACHED RIDER FOR INSERTS

        SECTION 8.03. TENANT'S PRO RATA SHARE OF EXPENSES. (a) Tenant agrees to pay to Landlord in the manner hereinafter provided, but not more often than once each calendar month Tenant's proportionate share of: (1) all costs and expenses of every kind and nature paid or incurred by Landlord in operating, equipping, policing and protecting, lighting, heating, air conditioning, providing sanitation and sewer and other services, providing a music and public address system, insuring (including self-insurance and the payment of deductible amounts under insurance policies), repairing, replacing and maintaining (i) common areas and (ii) all buildings and roofs within the Shopping Center and (iii) all other areas, facilities and buildings, including project offices, parking facilities, vertical transportation facilities, retention ponds (if applicable), and any and all facilities and improvements connecting the regional retail development to off-site buildings or areas, which are used in connection with the maintenance and/or operation of, and whether located within or outside of, the regional retail development (hereinafter collectively referred to as "project areas"); such costs and expenses shall include, but shall not be limited to, the full cost of: illumination and maintenance of regional retail development signs, whether located on or off the regional retail development; holiday and seasonal lighting, decorations and displays; refuse disposal, water, gas, sewage, electricity and other utilities (without limitation), including any and all usage, service, hook-up, connection, availability and/or standby fees or charges pertaining to same, and including all costs associated with the provision, maintenance and operation of any central telephone service for the regional retail development; the operation, maintenance, repair and replacement of all or any part of the parking facilities; snow removal; maintenance, operation, repair and replacement of any and all roads (temporary or otherwise) servicing the regional retail development including, without limitation, any landscaping or other work related to such roads; maintenance and operation of any temporary or permanent utility, including a sewage disposal system, within or without the regional retail development, built, operated and/or maintained for the specific purpose of servicing the regional retail development, together with hook up or connection fees and service charges; compliance with laws, rules, regulations and orders of governmental authorities; maintenance for wooded areas, retention ponds, lakes and shoreline areas (if applicable); cleaning, lighting, striping and landscaping; curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, pipes and canals located on or adjacent to the regional retail development; premiums and all other costs with respect to liability, casualty, and property insurance, and compliance with insurance requirements; personal property taxes; licensing fees and taxes; audit fees and expenses; supplies; the cost and expense of supplying music to the regional retail development; all costs and expenses of enforcing the rules and regulations established by Landlord for the Shopping Center and handling of claims or other matters arising from the operation of the regional retail development; real estate taxes and assessments and substitutions and replacements thereof levied or assessed by municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to the common areas, the project areas and/or the land thereunder and the land on which the Shopping Center buildings are located, and all property (including any land upon which may be located any temporary or permanent utility, including a sewage disposal system, within or without the regional retail development built, operated and/or maintained for the purpose of servicing the regional retail development) provided by Landlord which may at any time comprise or serve the Shopping Center, whether located on or off the site of the Shopping Center, irrespective of whether the same is taxed or assessed as real or personal property; cost, lease payment or depreciation of any equipment, improvements or facilities used in the operation or maintenance of the common areas or project areas, including, without limitation, any imputed interest as may be applicable to costs paid or incurred by Landlord the full amount of which is not included under this Section 8.03 in the year so paid or incurred, and including any interest or other expense associated with any loans obtained by Landlord with respect to any cost or expense included or includable hereunder, including any portion of the long-term debt on the Shopping Center which has been incurred for such purposes; total compensation and benefits (including premiums for workers' compensation or any

                                      S11
other insurance or other retirement or employee benefits, and including all costs incurred in providing such benefits) paid to or on behalf of employees involved in the performance of the work specified in this Section 8.03 or employees otherwise providing services to tenants or customers of the Shopping Center; and (2) an amount equal to fifteen percent (15%) of the total of all of the foregoing costs and expenses for the regional retail development. The proportionate share to be paid by Tenant shall be that portion of the foregoing costs and expenses which the number of square feet of floor area in the leased premises bears to the total number of square feet of gross leased and occupied floor area of all buildings in the Shopping Center abutting on the enclosed Mall. The gross leased and occupied floor area in effect for the whole of any lease year shall be the average of the gross leased and occupied floor area in effect on the first day of each calendar month in such lease year.

                                                  SEE ATTACHED RIDER FOR INSERTS

        (b) Tenant's proportionate share of such costs and expenses for each lease year shall be paid in monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord from time to time. Subsequent to the end of each calendar or fiscal lease year (at Landlord's option), Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such cost and expenses for such period. If the total amount paid by Tenant under this Section for any such year shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within __ days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section. Landlord may estimate the annual budget and charge the estimated share to the Tenant on a monthly basis subject to revision by Landlord of the budget from time to time and final annual adjustment based upon actual expenses. Neither the provisions of this Section, nor any of the other requirements or restrictions imposed upon Tenant under this Lease, shall excuse Tenant from its obligation to comply with laws and ordinances and other governmental requirements as set forth in Section 7.02 hereof.

                                                  SEE ATTACHED RIDER FOR INSERTS

                               ARTICLE IX. SIGNS

        SECTION 9.01. SIGNS. Tenant shall affix a sign to the exterior surface of the storefront of the leased premises fronting on the enclosed Mall and shall maintain said sign in good condition and repair during the entire term of this Lease. Said sign shall conform to the criteria for signs contained in Exhibit B, and the size, content, design and location thereof shall be subject to the prior written approval of Landlord. Except as hereinabove mentioned, Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall, window or the roof of the leased premises, or on the glass of any window or door of the leased premises, or on any sidewalk or other location outside the leased premises, or within any display window space in the leased premises, or within ___ feet of the front of the storefront opening, whether or not there is a display window space in the leased premises, or within any entrance to the leased premises, or otherwise visible from the Mall, any sign (flashing, moving, hanging, handwritten, or otherwise), decal, placard, decoration, flashing, moving or hanging lights, lettering, or any other advertising matter of any kind or description. Moreover, Tenant is prohibited from utilizing any displays which are not part of the fixture plan approved in writing by Landlord for the leased premises. If Tenant places or causes to be placed or maintained any of the foregoing, the same may be removed by Landlord or Landlord's representative without notice and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof. No symbol, design, name, mark or insignia adopted by Landlord for the Shopping Center shall be used without the prior written consent of Landlord. No illuminated sign located in the interior of the leased premises and which is visible from the outside thereof shall be permitted without the prior written approval of Landlord. All signs located in the interior of the leased premises shall be in good taste and professionally printed so as not to detract from the general appearance of the leased premises and the Shopping Center.

                                                  SEE ATTACHED RIDER FOR INSERTS

                             ARTICLE X. MAINTENANCE

        SECTION 10.01. LANDLORD'S OBLIGATIONS FOR MAINTENANCE. Landlord shall keep and maintain the exterior surfaces of the exterior walls of the building in which the leased premises are located (exclusive of doors, door frames, door checks, other entrances, windows and window frames which are not part of common areas, and storefronts) in good repair, except that Landlord shall not be called upon to make any such repairs occasioned by the act or negligence of Tenant, its agents, employees, invitees, licensees or contractors. Landlord shall not be called upon to make any other improvements or repairs of any kind upon the leased premises and appurtenances, except as may be required under Articles XVII and XVIII hereof, and nothing contained in this Section 10.01 shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs conferred elsewhere in this Lease.

                                                  SEE ATTACHED RIDER FOR INSERTS

        SECTION 10.02. TENANT'S OBLIGATIONS FOR MAINTENANCE. (a) Except as provided in Section 10.01 of this Lease, Tenant, at Tenant's expense, shall keep and maintain in first-class appearance, in a condition at least equal to that which existed when Tenant initially opened the leased premises for business, and in good order, condition and repair as determined by Landlord (including replacement of parts and equipment, if necessary) the leased premises and every part thereof and any and all appurtenances thereto wherever located, including, but without limitation, the interior surfaces of the exterior walls, the exterior and interior portion of all doors, door frames, door checks, other entrances, windows, window frames, plate glass, storefronts, all plumbing and sewage facilities within the leased premises, including free flow up to the main sewer line, fixtures, ventilation, heating and air conditioning and electrical systems (whether or not located in the leased premises), sprinkler systems, walls, floors and ceilings, and all other


                                      S12
repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, and all other work performed by or on behalf of Tenant pursuant to the exhibits attached hereto or Articles V or VI hereof or otherwise in accordance with the provisions of this Lease. Tenant shall remodel the leased premises as required in Exhibit B.

        (b) Tenant shall keep and maintain the leased premises in a clean, sanitary and safe condition in accordance with the laws of the State and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, and Tenant shall comply with all requirements of law, ordinances and otherwise, affecting the leased premises, all at the sole cost and expense of Tenant. At the time of the expiration or sooner termination of the tenancy created herein, Tenant shall surrender the leased premises in good order, condition and repair.

                                                  SEE ATTACHED RIDER FOR INSERTS

        (c) Tenant shall keep the leased premises and all other parts of the regional retail development free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant, and agrees to bond against or discharge any such lien (including, without limitation, any construction, mechanic's or materialman's lien) within _____ days after written request therefor by Landlord. Tenant shall give Landlord at least fifteen (15) days' notice prior to commencing or causing to be commenced any work on the leased premises (whether prior or subsequent to the commencement of the lease term), so that Landlord shall have reasonable opportunity to file and post notices of non-responsibility for Tenant's work. In addition, prior to commencing or causing to be commenced any work on the leased premises, Tenant shall file a Notice of Commencement (or other similar instrument limiting lien rights related to Tenant's Work) as provided by applicable statutory provisions and shall deliver a copy of such Notice of Commencement (or similar instrument) to Landlord. Tenant shall reimburse Landlord for any and all costs and expenses which may be incurred by Landlord by reason of the filing of any such liens and/or the removal of same, such reimbursement to be made within _____ days after written notice from Landlord to Tenant setting forth the amount of such costs and expenses.

                                                  SEE ATTACHED RIDER FOR INSERTS

        (d) Tenant, at its own expense, shall install and maintain fire extinguishers, other fire protection devices as may be required from time to time by any agency having jurisdiction thereof. Should Landlord's insurance carrier require that Tenant's fire protection system be modified, Tenant shall make such modification at its sole expense within thirty (30) days after notice in writing by Landlord. Failure of Tenant to do so shall entitle Landlord to enter the leased premises and make such modification at the expense of Tenant. Tenant shall pay all charges billed by Landlord within _____ days after invoice. Tenant shall also be liable for any additional insurance premiums assessed to Landlord relating to the leased premises.

                                                  SEE ATTACHED RIDER FOR INSERTS

        (e) (1) Tenant agrees to operate its heating and its ventilating and air conditioning system(s) serving the leased premises during regular Shopping Center business hours so as to maintain comfort conditions. Temperatures in the leased premises shall be compatible with temperatures in the enclosed Mall. Tenant's installation of its heating and ventilating and air conditioning system shall be as set forth in Exhibit B, attached hereto and made a part hereof. Tenant shall be fully obligated for its maintenance and repair. Tenant shall not drain heat or ventilation or air conditioning from the enclosed Mall into the leased premises and Tenant shall at all times maintain adequate temperatures within the leased premises to prevent any such drainage; likewise, Tenant shall not discharge air from the leased premises into the enclosed Mall or other interior areas. Landlord shall not be obligated to Tenant for any damages or cost or expense resulting, directly or indirectly, from any failure or malfunction of any air conditioning supply system or condenser water system serving the Shopping Center or any component parts of any such system.

             (2) To the extent the leased premises shall be serviced by a central air conditioning or condenser water system, Tenant's obligation for connecting to, and all charges for, the central system, as well as Tenant's installation, operation and maintenance of its heating and ventilating and air conditioning portion of the system shall be as set forth in Exhibit B (and any separate exhibit relating to such central system) attached hereto and made a part hereof. Landlord shall not be obligated to Tenant for any damages or cost or expense resulting, directly or indirectly, from any failure or malfunction of the central air conditioning supply system (or central condenser water system, as applicable) or any component parts thereof. Tenants approved by Landlord for the installation of a separate heating, ventilating and air conditioning system, serving the leased premises, shall construct the same in accordance with Landlord's criteria. If Tenant shall install such a system, Tenant shall be fully obligated for its maintenance and repair.

        (f) Tenant expressly waives all rights to make repairs at the expense of Landlord as provided for in any statute or law in effect during the term of this Lease.

        (g) In the event that Tenant fails, refuses or neglects to commence and complete repairs promptly and adequately, to remove any lien, to pay any cost or expense, to reimburse Landlord, or otherwise to perform any act or fulfill any obligation required of Tenant pursuant to this Section 10.02, Landlord may, but shall not be required to, make or complete any such repairs, remove such lien (without inquiring into the validity thereof), pay such cost or perform such act or the like without prior notice to, but at the sole cost and expense of, Tenant, and Tenant shall reimburse Landlord for all costs and expenses of Landlord thereby incurred within _____ days after receipt by Tenant from Landlord of a statement setting forth the amount of such costs and expenses. The failure by Tenant so to make repairs, to remove any lien, to pay any such cost or expense, or to so reimburse Landlord (in the case of reimbursement, within such ten-day period) shall constitute a default by Tenant under this Lease and shall carry with it the same consequences

                                      S13
as failure to pay any installment of rent. Landlord's rights and remedies pursuant to this subsection (g) shall be in addition to any and all other rights and remedies provided under this Lease or at law.

                                                  SEE ATTACHED RIDER FOR INSERTS

                      ARTICLE XI. INSURANCE AND INDEMNITY

     SECTION 11.01. TENANT'S INSURANCE. (a) Tenant, at its sole cost and expense, shall, at all times, commencing with the date upon which the leased premises shall be made available for Tenant's Work, procure, pay for and keep in full force and effect: (i) a commercial general liability policy (ISO form or equivalent), including insurance against assumed or contractual liability under this Lease with respect to the leased premises and the operations of Tenant and any subtenants of Tenant in, on or about the leased premises in which the limits with respect to personal liability and property damage shall be not less than Two Million Dollars ($2,000,000) per occurrence; (ii) all risk property insurance, including theft and, if applicable, boiler and machinery coverage, written at replacement cost value in an adequate amount to avoid coinsurance and a replacement cost endorsement insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant and including property of Tenant's customers located on or in the leased premises; (iii) workers' compensation coverage as required by law; (iv) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builder's risk insurance, in amounts satisfactory to Landlord; (v) product liability coverage, including, without limitation (if this Lease covers leased premises in which food and/or beverages are sold and/or consumed), liquor liability coverage (if applicable to Tenant's business) and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the leased premises, of not less than Two Million Dollars ($2,000,000) per occurrence for personal injury and death and property damage; (vi) the insurance required under Exhibit B; and (vii) such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities, together with such other insurance as is reasonably necessary or appropriate under the circumstances. The minimum limits of coverage as set forth in this paragraph may from time to time, at Landlord's option, be increased by not more than ten percent (10%) per annum, on a cumulative basis, with such increase to occur not more often than once during each lease year during the term hereof. The deductibles under any of such insurance policies to be carried by Tenant shall not exceed ___________.

                                                  SEE ATTACHED RIDER FOR INSERTS

     (b) All policies of insurance required to be carried by Tenant pursuant to this Section 11.01 shall be written by responsible insurance companies authorized to do business in the State and acceptable to Landlord. Any such insurance required of Tenant hereunder may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor; provided, however, that: (1) any such blanket policy carried with respect to the insurance required under subparagraphs (i), (iv), (v), (vi) and (vii) of
Section 11.01(a) shall contain a "per location" endorsement assuring that any aggregate limit under such blanket policy shall apply separately to the leased premises and that the insurer thereunder shall provide written notice to Landlord if the available portion of such aggregate is reduced to less than the minimum amounts required under Section 11.01(a) by either payment of claims or the establishment of reserves for claims (whereupon Tenant shall be obligated to take immediate steps to increase the amount of its insurance coverage in order to satisfy the minimum requirements set forth above), and (2) any such blanket policy carried with respect to the property insurance required under subparagraph (ii) of Section 11.01(a) shall contain an "agreed value" endorsement with respect to all of the items of property identified in such subparagraph. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant hereunder.

     (c) Each policy evidencing insurance required to be carried by Tenant pursuant to this Section 11.01 shall provide coverage on an occurrence basis (and not on a "claims-made" basis) and shall contain the following provisions and/or clauses: (i) a cross-liability clause; (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance; (iii) a provision including Landlord, the beneficial ownership entity of the Shopping Center (if any), the managing agent of the Shopping Center and any other parties in interest designated by Landlord or such beneficial ownership entity (if any), as additional insureds (except with respect to workers' compensation insurance); (iv) a waiver by the insurer of any right of subrogation against Landlord, the underlying lessor, if any, and their respective agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives; (v) a severability clause; (vi) a provision that the insurer will not cancel, materially change or fail to renew the coverage provided by such policy without first giving Landlord and the underlying lessor, if any, thirty (30) days' prior written notice; and (vii) a provision (to the extent available) that no act or omission of Landlord shall affect or limit the obligation of the insurer to pay the amount of any loss sustained.

     (d) In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Section 11.01, any insurance required by this Section, or fails to carry insurance required by law or governmental regulation, Landlord may (but without obligation to do so) at any time or from time to time, and without notice, procure such insurance and pay the premiums therefor, in which event Tenant shall repay to Landlord all sums so paid by Landlord together with interest thereon as provided elsewhere herein and any costs or expenses incurred by Landlord in connection therewith, within _______ days following Landlord's written demand to Tenant for such payment.

                                                  SEE ATTACHED RIDER FOR INSERTS


                                      S14

      (e) Tenant shall not carry any stock of goods or do anything in or about the leased premises which will in any way tend to increase the insurance rates on the Shopping Center, the regional retail development, the leased premises and/or the building of which they are a part and/or the contents thereof. If Tenant installs any electrical equipment that overloads the lines in the leased premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction.

      SECTION 11.02. LANDLORD'S INSURANCE. (a) Landlord agrees, during the term hereof to provide, to the extent the name is available from Landlord's insurance carrier, in amounts and coverages determined by Landlord, with or without deductibles, insurance coverage against such risks as are from time to time included in a standard extended coverage endorsement, insuring the improvements to the leased premises provided by Tenant pursuant to this Lease (exclusive of Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and personal property of Tenant). Landlord may also carry at its option special extended coverage endorsements and other special insurance coverage (including, without limitation, earthquake coverage). Tenant shall submit to Landlord an itemized statement setting forth the cost of such improvements promptly after completion thereof and Tenant shall provide to Landlord, within thirty (30) days after the end of each lease year of the term hereof, a written ___________ of the then current replacement value of the leasehold improvements to the leased premises, which ________ shall be certified by an __________________. In the event Tenant fails to provide such itemized statement or any such Landlord shall have the right to estimate the value of said improvements, which estimate shall be binding upon Tenant. Tenant agrees to pay Landlord for the total cost of so insuring such improvements, including, without limitation, the payment of all applicable deductible amounts, such payments (other than deductible amounts) to be made in equal monthly installments on the first day of each calendar month, in advance, in an amount estimated by Landlord; provided, however, that Landlord may elect to bill Tenant for such costs on a basis less frequent than monthly. Deductible amounts shall be paid by Tenant upon notice from Landlord. Subsequent to the receipt by Landlord of an invoice for such insurance premium, Landlord shall furnish Tenant with a written statement setting forth such cost. If the total amount paid by Tenant under this Section for any calendar, lease or fiscal year (at Landlord's option) shall be less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such calendar year shall exceed such actual amount due from Tenant for such calendar year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section 11.02.

                                                  SEE ATTACHED RIDER FOR INSERTS

      (b) Landlord agrees, during the term hereof, to carry rent interruption insurance, which insurance may be carried in amounts equal to Tenant's total minimum rent obligation for twelve (12) full months (or such other period as Landlord may elect) under this Lease plus the total of the estimated costs to Tenant of taxes, assessments, insurance premiums and common area maintenance costs for such twelve (12) month period (or such other period as Landlord may elect). Tenant agrees from time to time, to reimburse Landlord for the total cost of such insurance, such reimbursement to be made within _________ days after receipt of a written statement from Landlord setting forth such cost.

                                                  SEE ATTACHED RIDER FOR INSERTS

      (c) Any insurance required of Landlord hereunder may be furnished by or for Landlord under any blanket policy carried by or for Landlord or under a separate policy therefor. The cost of the foregoing insurance under this Section
11.02 is a part of the cost of the property insurance which may be included in the costs and expenses set forth in Section 8.03 hereof. To the extent that the foregoing insurance costs shall be so included under Section 8.03 and Tenant shall pay its proportionate share of costs and expenses pursuant to said Section 8.03, such insurance costs shall not be separately charged to Tenant under this
Section 11.02.

      SECTION 11.03. COVENANT TO HOLD HARMLESS. Tenant covenants to indemnify Landlord, the underlying lessor, if any, and their respective officers, directors, stockholders, beneficiaries, partners, representatives, agents and employees, and save them harmless (except for loss or damage resulting from the negligence of Landlord and not required to be insured against by Tenant pursuant to this Article XI) from and against any and all claims, actions, damages, liability, cost and expense, including attorneys' fees, in connection with all losses, including loss of life, personal injury and/or damage to property, arising from or out of any occurrence in, upon or at the leased premises or the occupancy or use by Tenant of the leased premises or any part thereof, or arising from or out of Tenant's failure to comply with any provision of this Lease or occasioned wholly or in part by any act or omission of Tenant, its concessionaires, agents, contractors, suppliers, employees, servants, customers or licensees. For the purpose of this Section 11.03, the leased premises shall include the service areas adjoining the same and the loading platform area allocated to the use of Tenant ______________________________. In case Landlord or any other party so indemnified shall, without fault, be made a party to any litigation commenced by or against Tenant, or if Landlord or any such party shall, in its ____ discretion, determine that it must intervene in such litigation to protect its interest hereunder, including, without limitation, the incurring of costs, expenses, and attorney's fees in connection with relief of Tenant ordered pursuant to the Bankruptcy Code (11 USC Section 101 et. seq.), then Tenant shall protect and hold them harmless by attorneys satisfactory to Landlord and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by such party in connection with such litigation. Landlord shall have the right to engage its own attorneys in connection with any of the provisions of this Section 11.03 or any other provision of this Lease, including, without limitation, any defence of Landlord or intervention by Landlord, notwithstanding any contrary provision or court decisions of the State. The foregoing provisions of this Section shall survive the expiration or earlier termination of the term of this Lease.

                                                  SEE ATTACHED RIDER FOR INSERTS

                          ARTICLE XII. UTILITY CHARGES

        SECTION 12.01. UTILITY CHARGES. (a) Tenant shall be solely responsible for and shall promptly pay all necessary fees, deposits and charges, including use and/or connection fees, hook-up fees, standby fees, and/or penalties for discontinued or interrupted service, and the like, for water, gas, heat, electricity, centrally conditioned cold air supply, sewer and sanitation, solid waste disposal and any other service or utility used in or upon or furnished to the leased premises, irrespective of whether Landlord has paid for these services in advance, or otherwise. Landlord, at its sole option, may elect to furnish any or all of the above services on a "rent inclusion basis" without separate charge therefor to Tenant, by metering or otherwise, such charge to be included in the minimum rent payable hereunder, in which event the minimum rent specified in Section 2.01 shall be increased to reflect the value of such service(s) as provided in paragraph (h) below. Alternatively, Landlord, at its sole option, may provide for any or all of such services on a separate-charge basis, and in such event Tenant shall purchase such service(s) from Landlord, and within _____ days after Landlord bills Tenant for any such service Tenant shall pay Landlord such rates, charges and fees, upon terms and conditions as Landlord may establish; provided that, if the rates, charges or fees for any such service are regulated by a public agency, the rates, charges and/or fees to Tenant shall be computed using the maximum rate schedules which would be applicable if Tenant were at the time a direct customer of the applicable public utility corporation. If the cost of any such service for any month has not been made known to Landlord at the time of billing, Landlord shall have the right to estimate the amount thereof, and to base its billing to Tenant upon said estimated amount, and Landlord may adjust such billing when the actual amount is made known to Landlord. Landlord shall also have the right to periodically estimate the monthly amount required to be paid by Tenant to Landlord with respect to any or all of such services provided by Landlord and such estimated monthly amount or amounts shall be paid by Tenant on the first day of each calendar month, in advance, at the place and in the manner specified for payments of minimum rent hereunder. Landlord shall have the right to change such estimated amount or amounts at any time and from time to time, by notice to Tenant. If the total of the estimated monthly payments made by Tenant for any lease year or calendar year shall be less than the actual amount due from Tenant pursuant to the provisions of this Section, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within _____ days after submission to Tenant of Landlord's statement and invoice therefor; and if the total of the estimated payments made by Tenant for any such year shall exceed the actual amount due from Tenant, the excess amount paid shall be credited against the next payment due from Tenant to Landlord under this Section. Landlord, at its sole option, may require Tenant to install separate, appropriate meters for measuring Tenant's consumption of water, electricity or the like, and may require Tenant to remove any or all such meters upon Landlord's discontinuing the service in question to Tenant. The failure by Tenant to pay when due any amount payable to Landlord under this
Section 12.01 shall carry with it the same consequences as failure to pay any installment of rent when due. Notwithstanding the foregoing, if a separate exhibit describing applicable rates for a utility service is attached to this Lease, Tenant shall pay for such service pursuant to such exhibit.

        SEE ATTACHED RIDER FOR INSERTS

(b) In the event Landlord furnishes electricity on a rent inclusion basis as provided above, at such time as Tenant's lighting and electrical equipment has been completely installed, Landlord may, at Landlord's sole option (and to the extent permitted by applicable regulations), cause a survey of Tenant's usage of electricity to be made by an independent electrical consultant selected by Landlord. The consultant shall render a report to Landlord and Tenant showing the estimated amount of electricity which Tenant will consume, the value thereof, and the minimum rent reserved hereunder shall thereupon be increased to reflect such value. Tenant shall promptly pay to Landlord the difference between the minimum rent hereunder and the increased minimum rent as so determined for all months of the term of this Lease which have therefore elapsed, and each monthly installment of rent thereafter paid by Tenant shall be based upon such increased rent. Subject to applicable utility regulations, each party to this Lease shall thereafter have the right whenever such party believes there has been a material increase or decrease in Tenant's regular usage of electric current (that is, a change therein other than on a temporary basis) to request, by notice to the other party, a redetermination of the fair rent value of the electric service then furnished by Landlord. When any such request occurs, the redetermination shall be made as promptly as possible by an independent electrical consultant selected by Landlord, and, based upon its report, the minimum rent theretofore required to be paid hereunder shall thereafter be adjusted to reflect such new fair rent value. Any change or adjustment in such report shall be binding on both Landlord and Tenant. It is agreed that the cost of conducting the redetermination shall be borne solely by the party requesting same. Tenant agrees, on request of Landlord, to execute and deliver from time to time a supplement to this Lease, setting forth the new minimum rent, as then determined as above provided. After the making of the initial survey referred to above, Tenant shall not without prior written notice to Landlord make any alterations in or additions to the electrical equipment and/or appliances in the leased premises. Tenant shall promptly execute a separate utility letter or utility agreement if requested by Landlord or by the applicable utility company.

(c) Any furnishing by Landlord of electric current to the leased premises shall be limited to the extent of the capacity of Landlord's existing feeders, switches, risers, wiring installations and other electrical system serving the leased premises (the "electric distribution system"). Tenant agrees that Tenant's use of electrical current will at no time exceed the capacity of the electric distribution system, and that Tenant will not make any alteration or addition to the electric distribution system without Landlord's prior written consent in each instance.

(d) In the event that, at any time during the term of this lease, Tenant desires to connect or install any additional electric fixtures, equipment or appliances to the electric distribution system and such fixtures, equipment or appliances require additional electric current which, in combination with Tenant's existing electrical requirements exceeds the capacity of the electric distribution system, then, provided that Landlord shall have consented in writing to such connections or installations, Landlord, upon the written request of Tenant and at the sole cost and expense of Tenant, will

                                      S16
install any additional riser or risers (and all other equipment necessary and proper in connection therewith) to supply Tenant's electric requirements, but only if such riser or risers (and such other equipment) are necessary to supply Tenant with the electric current required by it and will not cause permanent damage or injury to the leased premises or the regional retail development of which the leased premises form a part or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs, expense or interference with or disturbance of other tenants or occupants of the regional retail development. Notwithstanding any provisions contained in this Section 12.01, Landlord shall not be obligated to provide any new utility services or increased utility capacities to the leased premises to the extent that the leased premises shall have been previously occupied by another tenant, and, if the leased premises have not been previously occupied, Landlord shall not be obligated to provide any utility services or utility capacities other than as specifically set forth in Exhibit B. Tenant shall promptly advise Landlord of any increase in Tenant's connected load to the electric distribution system. Any additional utility services or any increase in utility capacities beyond that in existence if the leased premises shall have been previously occupied (or beyond the specifications set forth in Exhibit B if the leased premises have not been previously occupied) shall be subject to the prior written approval of Landlord, and such additional services or capacities shall be provided at the sole cost and expense of Tenant.

(e) Tenant agrees further to provide and install, at Tenant's sole cost and expense, all lamps, tubes, bulbs, starters, ballasts, transformers and the like items used or required in the leased premises.

(f) At any time during the term hereof, Landlord may, upon the thirty (30) days' prior written notice to Tenant, discontinue furnishing electric current (or such other utility being furnished by Landlord) to the leased premises without thereby affecting this lease in any manner or otherwise incurring any liability to tenant, except that the minimum rent reserved herein shall be reduced by the amount then being paid by Tenant on account of Landlord's service of electricity (or such other utility) to the leased premises, determined as provided above (as the same may have been adjusted from time to time pursuant to other provisions of this Article), and Landlord shall no longer be obligated to furnish electric current (or such other utility) to the leased premises. If Landlord shall give Tenant notice of intentions to cease furnishing electric current (or other utility) to the leased premises, Tenant may contract for and receive such electric current (or such other utility) directly from the public utility corporation then serving the Shopping Center, and if Tenant does so, Landlord shall permit Tenant, at Tenant's sole cost, to use Landlord's risers, wiring and electric installations (or other utility conduits, as applicable), then serving the leased premises for such purposes to the extent that the same are available, suitable and may be safely so used consistent with concurrent and anticipated future use by Landlord and other tenants.

(g) If at any time after the date hereof, the electrical energy rates (or other utility rates) as filed by the public utility corporation then serving the Shopping Center shall be reduced or increased, or any tax shall be imposed thereon (or subsequently increased or decreased), then the minimum rent reserved herein shall be equitably adjusted as of the first day of the month next following the effective date of such rate change to reflect the resulting reduction or increase in the value of Landlord's service of providing Tenant with electric current (or other utility service) on a rent inclusion basis, but in no event, shall the minimum rent be reduced below the amount stated in
Article II hereof.

(h) Notwithstanding any other provisions of this Lease, the value of, or (as applicable) the rate for, each utility furnished by Landlord, which utility shall be subject to regulation by a public agency, shall be computed for the purposes of this Lease in accordance with the maximum rate schedules which would be applicable if Tenant were at the time a direct customer of the applicable public utility company serving the Shopping Center (subject to any separate rate schedules for utility services as may be included in the exhibits to this Lease). The value of, or (as applicable) the rate for, any nonregulated utility service provided by Landlord shall be computed at the prevailing rates which would be paid by Tenant for direct comparable service from contractors in the local area, except to the extent that specific rates are otherwise set forth in this Lease. The public utility corporation referred to in this Section
12.01 shall be the utility company named in Exhibit C attached hereto (if any), or the successor to such company or such other company designated by Landlord.

(i) Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the quality or character of utilities used upon or furnished to the leased premises are no longer available or suitable for Tenant's requirements, or if said utilities are interrupted as a result of actions by the public utility companies or any other cause and no such change, interruption, or cessation of service shall constitute an eviction of Tenant.


                                                  SEE ATTACHED RIDER FOR INSERTS

(j) Any obligation of Landlord to furnish light, heat, conditioned air, or power or any utility service shall be conditioned upon the availability of adequate energy sources. Landlord shall have the right to reduce heat, lighting, air conditioning or other utility services within the regional retail development, including without limitation, the leased premises and the common areas, as required by any mandatory or voluntary fuel or energy saving allocation, or any similar statute, regulation, order or program without such action diminishing Tenant's obligations hereunder.

         ARTICLE XIII. ESTOPPEL STATEMENT, ATTORNMENT AND SUBORDINATION

     SECTION 13.01. ESTOPPEL STATEMENT. Tenant shall, without charge, at any time and from time to time, within _____ days after receipt by Tenant of written request therefor from Landlord or from any mortgagee under any mortgage or any beneficiary under any deed of trust on the real property on which the building containing the leased premises is located or of which the leased premises are a part, deliver, in recordable form, a duly executed and acknowledged certificate or statement to the party requesting said certificate or statement or to any other person, firm

                                      S17
or corporation designated by Landlord certifying: (a) that this Lease is unmodified and in full force and effect, or, if there has been any modification, that the same is in full force and effect as modified, and stating any such modification; (b) the date of commencement of the term of this Lease; (c) that rent is paid currently without any off-set or defense thereto;
(d) the dates to which the rent and other charges payable hereunder by Tenant have been paid, and the amount of rent and other charges, if any, paid in advance; (e) whether or not there is then existing any claim of Landlord's default hereunder and, if so, specifying the nature thereof; and (f) any other matters relating to the status of such Lease as shall be requested by Landlord or any such mortgagee or beneficiary from time to time; provided that, in fact, such facts are accurate and ascertainable. Any such certificate or statement by Tenant may, at the election of the requesting party, include Tenant's undertaking not to pay rents or other charges for more than a specified period in advance of the due dates therefor set forth herein.

                                                  SEE ATTACHED RIDER FOR INSERTS

     SECTION 13.02. ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust made by Landlord covering the leased premises, or in the event Landlord sells, conveys or otherwise transfer its interest in the Shopping Center or any portion thereof containing the leased premises, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease. Payment by or performance of this Lease by any person, firm or corporation claiming an interest in this Lease or the leased premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the leased premises.

                                                  SEE ATTACHED RIDER FOR INSERTS

     SECTION 13.03. SUBORDINATION. Tenant agreed that this Lease shall, at the request of Landlord, be subordinate to any underlying lease and to any mortgages or deeds of trust that are now, or may hereafter be, place upon the leased premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the lessor under any such underlying lease or the mortgagees or beneficiaries named in said mortgages or trust deeds shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant also agrees that any underlying lessor or mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its underlying lease or mortgage or deed of trust, and in the event of such election and upon notification by such underlying lessor or such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such underlying lease or mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said underlying lease or mortgage or deed of trust. Tenant agrees that upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever instruments may be required by Landlord or by any mortgagee or beneficiary to carry out the intent of this Section.

     SECTION 13.04. REMEDIES. Failure of Tenant to execute any statements or instruments necessary or desirable to effectuate the foregoing provisions of this Article, within ________ days after written request so to do by Landlord, shall constitute a breach of this Lease. In the event of such failure, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such statements or instruments, which appointment shall be in addition to any other rights or remedies available to Landlord. In addition, for each day beyond the referenced ________ day period that Tenant shall fail to execute said statements or instruments, Tenant shall pay to Landlord ________________________ in order to partially compensate Landlord for the administrative costs and other damages arising from Tenant's failure. Such per diem amount shall be immediately due and payable as additional rent under this Lease.

                                                  SEE ATTACHED RIDER FOR INSERTS

                     ARTICLE XIV. ASSIGNMENT AND SUBLETTING

     SECTION 14.01. NO ASSIGNMENT OR SUBLETTING. Notwithstanding any provision herein to the contrary or reference herein to concessionaires or subtenants or otherwise, Tenant agrees not to assign or in any manner transfer this Lease or any estate or interest therein, and not to lease or sublet the leased premises or any part or parts thereof of any right or privilege appurtenant thereto, and not to allow anyone to conduct business at, upon or from the leased premises (whether as concessionaire, franchisee, licensee, permittee, subtenant, department operator or otherwise), or to come in, by, through or under it, in all cases either by voluntary or involuntary act of Tenant or by operation of law or otherwise. Without limiting any of the other provisions contained in this Section 14.01, the restrictions of this Section shall apply to any merger, consolidation or other reorganization of Tenant or of Tenant or of Tenant's Guarantor or of any corporate entity which directly or indirectly controls Tenant, and any such merger, consolidation or other reorganization shall be deemed to be an assignment of this Lease within the meaning of this Section
14.01. The sale, issuance or transfer of any voting capital stock of Tenant or Tenant's Guarantor or any voting capital stock of any corporate entity which directly or indirectly controls Tenant (if any one of such entities, Tenant or Tenant's Guarantor or any such controlling corporate entity, is a corporation the stock of which is not traded on the New York Stock Exchange or the American Stock Exchange), or any interests in any noncorporate entity which directly or indirectly controls Tenant or Tenant's Guarantor which results in a change in the direct or indirect voting control (or a change in the identity of any person, persons, entity or entities with the power to vote or control at least fifty percent (50%) of the voting shares of any class of stock) of Tenant, or Tenant's Guarantor, or any corporate or noncorporate entity which directly or indirectly controls Tenant or Tenant's Guarantor shall be deemed to be an assignment of this Lease within the meaning of this Section 14.01. If Tenant is a partnership, trust or an unincorporated association, then the sale, issuance or transfer of a controlling interest therein, or the transfer of a majority interest in or a change in voting control of any partnership, trust, unincorporated association, or corporation which directly or indirectly controls Tenant, or the transfer of any


                                      S18
portion of any general partnership or managing interest in Tenant or in any such entity, or any change or conversion of Tenant or of any such entity to a limited liability company, a limited liability partnership, or any other entity which possesses the characteristics of limited liability, shall be deemed to be a prohibited assignment of this Lease within the meaning of this Section 14.01. Any such prohibited act by Tenant or Tenant's Guarantor (or any attempt at same), either voluntarily or involuntarily or by operation of law or otherwise, shall, at Landlord's option, terminate this Lease without relieving Tenant of any of its obligations hereunder for the balance of the stated term, and any such act shall be null and void. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or the termination thereof by Landlord pursuant to any provision contained herein, shall not work a merger and shall, at the option of Landlord, terminate all or any existing franchises, concessions, licenses, permits, subleases, subtenancies, departmental operating arrangements or the like, or may, at the option of Landlord, operate as an assignment to Landlord of the same. Nothing contained elsewhere in this Lease shall authorize Tenant to enter into any franchise, concession, license, permit, subtenancy, departmental operating arrangement or the like, except pursuant to the provisions of this Section. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the entire regional retail development the unique attraction of Tenant's trade name set forth in Section
16.01 and the unique merchandising mix and product line associated with Tenant's business as described in Section 7.01, and Landlord has specifically relied on the identity and special skill of the Tenant in its ability to conduct the specific business identified in Section 7.01, and the foregoing prohibition on assignment or subletting or the like is expressly agreed to by Tenant as an inducement to Landlord to lease to Tenant. Tenant hereby acknowledges that the foregoing provisions of this Section 14.01 constitute a freely negotiated restraint on alienation.

        Without limiting any of the foregoing provisions, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the leased premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the leased premises which provides for rent or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the leased premises.

                                                  SEE ATTACHED RIDER FOR INSERTS

                               ARTICLE XV. WASTE

        SECTION 15.01. WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the leased premises and shall not place a load upon any floor of the leased premises which exceeds the floor load per square foot which such floor was designed to carry. Tenant shall not commit or suffer to be committed any nuisance or other act or thing which may disturb the quiet enjoyment of any other occupant or tenant of the regional retail development. Tenant agrees that business machines and mechanical equipment used by Tenant which cause vibration or noise that may be transmitted to the building or buildings comprising the regional retail development or to the leased premises, to such a degree as to be reasonably objectionable to Landlord or to any occupant, shall be placed and maintained by Tenant at its expense in settings of cork, rubber or spring-type vibration isolators sufficient to eliminate such vibrations or noise. Tenant shall take such action as Landlord reasonably deems necessary to prevent or terminate any such nuisance or waste arising out of Tenant's business, including, without limitation, any nuisance created by employees, agents, contractors, invitees or licensees of Tenant.

                  ARTICLE XVI. TRADE NAME, PROMOTIONAL CHARGE


        SECTION 16.01. TRADE NAME. Tenant agrees (a) to operate its business in the leased premises under the name specifically set forth in the attached Data Sheet; (b) not to change the advertised name or character of the business operated in the leased premises; and (c) to refer to the Shopping Center by the name set forth in Section 1.01 for the regional retail development in designating the location of the leased premises in all advertising and in all other references to the location of the leased premises. Landlord shall have the right to Tenant's trade name in any public relations, promotional or advertising materials or information. By its execution of this Lease, Tenant authorizes Landlord to Tenant's trade name in the foregoing manner.

                                                  SEE ATTACHED RIDER FOR INSERTS

        SECTION 16.02. SOLICITATION OF BUSINESS. Tenant and Tenant's employees and/or agents shall not solicit business in the parking areas or other common areas, or any part of the regional retail development other than in the leased premises, nor shall Tenant distribute any handbills or other advertising matter in the parking area, other common areas, or any part of the regional development other than in the leased premises. Tenant shall not give samples or approach customers outside the leased premises for purposes of soliciting sales. Moreover, and generally, Tenant shall not give away any promotional items which could create a nuisance or require Landlord to incur additional common area expenses.

        SECTION 16.03. PROMOTIONAL CHARGE. (a) Landlord shall provide or cause to be provided a program of advertising or promotional events which, in Landlord's sole judgment, will serve to promote the regional retail development. Landlord shall be compensated, out of promotional charges collected by Landlord during each year for promotional services provided, in an amount equal to [***] of the promotional charges so collected, on a non-cumulative basis. Landlord shall not be obligated to expend more than is actually collected. Any promotional


*** Confidential treatment requested.

                                      S19
services and personnel so provided shall be under the exclusive control and supervision of Landlord, who shall have the sole authority to employ and discharge personnel and to establish a budget. Tenant agrees to pay to Landlord, as Tenant's share of the cost of said advertising and promotional program, an annual promotional charge which originally shall equal the amount as shown in the Data Sheet for this Lease, which annual promotional charge shall, at Landlord's option, be payable by Tenant in equal monthly installments at the time and in the manner set forth for rent payments in this Lease. However, such annual promotional charge payable by Tenant will be adjusted commencing January 1st immediately succeeding the commencement date of the term of this Lease and annually thereafter, by a percentage equal to the percentage increase from the base period of the Index (as defined in Section 27.20) to the respective January 1st or the closest month thereto that the Index is published (but in no even shall Tenant pay less than the original promotional charge as specified above). The term "base period" shall refer to the month of adjustment in such annual promotional charge closest to and prior to the date of commencement of the term of this Lease (i.e., the most recent month prior to the commencement date during which such promotional charge has been adjusted), or the date of the opening of the Shopping Center, whichever of such dates shall be the later to occur. In addition to this cost of living adjustment, such annual promotional charge may be increased from time to time by Landlord to the extent required by increases in the costs of promotional, public relations or advertising services provided pursuant to this Section (including, without limitation, changes in costs arising from variations in the type, nature or extent of such services). Tenant also agrees to pay to Landlord, within ____days after demand therefor, an initial promotional charge in the amount set forth in the Data Sheet in addition to the foregoing promotional charges. The various promotional charges set forth in this Section 16.03 and in the Data Sheet shall be increased as of the commencement date of the Lease to reflect the then current charges per square foot for Shopping Center tenants.


                                                  SEE ATTACHED RIDER FOR INSERTS

     (b) Landlord reserves the right at any time to cease providing promotional services and to cause a Merchants' Association to be formed. Upon the formation of the Association, Landlord will turn over to the Association any funds in its possession, collected from tenants as promotional charges, not spent or required to discharge indebtedness, and less Landlord's compensation due under Section 16.03(a). Thereupon, Landlord shall be relieved of any and all liability to Tenant in connection with such advertising and promotional services. Upon formation of the Association, Tenant shall become a member thereof and will maintain membership in good standing and will abide by the regulations and cooperate in the activities of such Association throughout the term of this Lease and any extensions or renewals thereof. The purpose of the Merchants' Association shall be to encourage its members to deal fairly and courteously with their customers, to follow ethical business practices, and to assist the business of its members by sales promotions and centerwide advertising. If Landlord shall elect to provide promotional services and personnel to formulate and effect an advertising, promotional and public relations program for the Shopping Center, Landlord shall be reimbursed by the Merchants' Association for Landlord's cost of providing such promotional services and personnel, in an amount equal to twenty-five percent (25%) of the annual dues payable to the Merchants' Association. Any promotional services and personnel so provided shall be under the exclusive control and supervision of Landlord, who shall have the sole authority to employ and discharge such personnel. The provisions of this Section 16.03 shall be deemed to be covenants for the benefit of Landlord and said Association as and when formed, and may be enforced by either of them as binding obligations of Tenant. Tenant's obligation for payment of dues to the Association shall be the same sum per month as Tenant was obligated to pay for promotional service prior to the formation of the Association, subject, however, to annual adjustments approved by the Board of Directors of the Association increasing said dues to the extent required by increases in the costs of promotional, public relations and advertising services (including, without limitation, changes in costs arising from variations in the type, nature or extent of such services). In addition, the cost of living adjustment referred to in Section 16.03(a) above with respect to Tenant's monthly payment to Landlord for promotion services shall also apply in the same manner to the Merchants' Association dues. In the event that such a Merchants' Association shall be in operation as of the date of this Lease, the parties hereby acknowledge the present application of this Section 16.03(b).

     (c) Landlord reserves the right, at any time, to dissolve any Merchants' Association which may exist and to provide, or cause to be provided, a program of advertising and promotional events which, in Landlord's sole judgment, will serve to promote the regional retail development. In the event any such program is so established, it shall be governed by the provisions of Section 16.03(a) hereof, and Tenant's obligations shall be as set forth therein.

     (d) All recurring payments, charges, dues and assessments (other than the initial assessment) payable under this Section 16.03 shall be due in monthly installments on the first day of each month during the term of this Lease, and all such items, and the initial assessment, shall be paid without deduction or offset. Failure by Tenant to pay all amounts when due shall carry with it the same consequences under Article XIX hereof as Tenant's failure to pay rent.

                  ARTICLE XVII. DESTRUCTION OF LEASED PREMISES

     SECTION 17.01. RECONSTRUCTION OF DAMAGED PREMISES. In the event the leased premises shall be partially or totally destroyed by fire or other casualty insured under the insurance carried by Landlord pursuant to Section 11.02 of this Lease so as to become partially or totally untenantable, then the damage to the leased premises shall be promptly repaired (unless Landlord shall elect not to rebuild as hereinafter provided), and the minimum rent and (to the extent covered by the insurance carried by Landlord under Section 11.02(b)) other charges payable by Tenant to Landlord (to the extent that such charges are based upon the square foot area of the leased premises) shall be abated in proportion to the floor area of the leased premises rendered untenantable, and the Minimum Gross Sales above which percentage rent is computed and payable shall likewise be proportionately reduced. Payment of full rent and all other charges so abated shall commence and Tenant shall be obligated to reopen for business on the ________ day

                                      S20
following the date that Landlord advises Tenant that the premises are tenantable, unless Tenant opens at an earlier time in the damaged area or remains open in such area following destruction or damage, in which event there shall be no abatement or any such abatement shall terminate as of the date of Tenant's earlier reopening. If Landlord shall elect to cause Tenant to make the necessary repairs to the leased premises, as provided below, payment of full rent and all other charges so abated shall commence and Tenant shall be obligated to reopen for business on the ______ day following the date that Landlord advises Tenant of Landlord's election for Tenant to perform such work. Landlord shall be obligated to cause such repairs to be made unless Landlord, at its sole option, elects to cause Tenant to make such repairs, in which event Tenant shall promptly complete the same and Landlord will make available to Tenant for the sole purpose of reconstruction of Tenant's improvements such portion of any insurance proceeds received by Landlord from its insurance carrier, under a policy carried pursuant to Section 11.02 of this Lease, allocated to the leased premises by Landlord. In the event of any such reconstruction by Tenant, an architect duly registered in the State shall be selected by Landlord and direct the payment of such insurance proceeds. Such insurance proceeds shall be payable to Tenant only upon receipt by Landlord of certificates of said architect stating that the payments specified therein are properly payable for the purpose of reimbursing Tenant for expenditures actually made by Tenant in connection with such work. At the election of Landlord or Landlord's mortgagee, direct payments may be made to material suppliers and laborers upon written certification by said architect that such payments are due and payable. Any such insurance proceeds in excess of Tenant's actual expenditures in restoring the damage or destruction shall belong to Landlord. In making repairs, restoration or reconstruction, Tenant, at its expense, shall comply with all laws, ordinances, and governmental rules or regulations, and shall perform all work or cause such work to be performed with due diligence and in a first-class manner. All permits required in connection with said repairs, restoration and reconstruction shall be obtained by Tenant at Tenant's sole cost and expense. Any amount expended by Tenant in excess of such insurance proceeds received by Landlord and made available to Tenant shall be the sole obligation of Tenant. In the event of reconstruction or repair by Landlord, any amount expended by Landlord in repairing the leased premises in excess of the proceeds of insurance received by Landlord pursuant to Section
11.02 of this Lease allocated to the leased premises shall be repayable by Tenant to Landlord within _____ days after receipt by Tenant from Landlord of a statement setting forth the amount of such excess. The party required hereunder to repair the damage to the leased premises shall reconstruct such leased premises in accordance with the working drawings originally approved by Landlord or with new drawings prepared by Tenant and acceptable to Landlord and Tenant. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment. If (i) more than thirty-five percent (35%) of the floor area of the building in which the leased premises are located or of the Shopping Center shall be damaged or destroyed by fire or other casualty, or (ii) during the last three (3) years of the term hereof more than twenty-five percent (25%) of the floor area of the leased premises or of the building in which the leased premises are located or of the Shopping Center shall be damaged or destroyed by fire or other casualty, or
(iii) all or any part of the Shopping Center or said building or the leased premises are damaged or destroyed at any time by the occurrence of any risk not insured under the insurance carried by Landlord pursuant to Sections 8.03 or 11.02(a), then Landlord, at its sole option, may terminate this Lease by giving written notice to Tenant of Landlord's election so to terminate, such notice to be given within ninety (90) days after the occurrence of such damage or destruction. If Landlord repairs or rebuilds, or requires Tenant to repair or rebuild the leased premises as herein provided, Tenant, at Tenant's sole cost, shall repair or replace Tenant's merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to the damage or destruction thereof.

        SEE ATTACHED RIDER FOR INSERTS

        SECTION 17.02. WAIVER OF SUBROGATION. Each party hereto does hereby waive, remise, release and discharge the other party hereto and any officer, director, shareholder, beneficiary, partner, agent, employee or representative of such other party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance containing a waiver of subrogation is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

        SEE ATTACHED RIDER FOR INSERTS

                         ARTICLE XVIII. EMINENT DOMAIN

        SECTION 18.01. TOTAL CONDEMNATION OF LEASED PREMISES. If the whole of the leased premises shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such a taking, then the term of this Lease shall cease as of the day possession shall be taken by such public authority, and the rent shall be paid up to that day with a proportionate refund by Landlord of such rent and other charges as may have been paid in advance for a period subsequent to the date of the taking.

        SECTION 18.02. PARTIAL CONDEMNATION. (a)(i) If less than the whole but more than twenty percent (20%) of the leased premises or more than fifty percent (50%) of the common areas shall be so taken under eminent domain, or sold to public authority under threat or in lieu of such a taking, Tenant shall have the right either to terminate this Lease and declare the same null and void as of the day possession is taken by public authority, or, subject to Landlord's right of termination as set forth in Section 18.02(b) of this Article, to continue in the possession of the remainder of the leased premises, upon notifying Landlord in writing within _____ days after such taking of Tenant's intention. In the event Tenant elects to remain in possession, all of the terms herein provided shall continue in effect, except that, as of the day possession of such percentage of the leased premises is taken by public authority, the minimum rent and other charges payable by Tenant to Landlord (to the extent that such charges are based upon the square foot area of the leased premises) shall be reduced in proportion to the floor area of the leased premises taken and the Minimum Gross Sales above which percentage rent is computed and payable shall likewise be proportionately reduced; thereafter, Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the basic building, so as to

                                      S21
constitute the remaining leased premises a complete architectural unit, and Tenant, at Tenant's sole cost, shall similarly act with respect to Tenant's improvements, trade fixtures, furnishings and equipment.

     (ii) If twenty percent (20%) or less of the leased premises shall be so taken, the lease term shall cease only on the part so taken, as of the day possession shall be taken by such public authority, and Tenant shall pay rent and other charges up to that day, with appropriate credit by Landlord (toward the next installment of such rent for charges due from Tenant) of such rent or charges as may have been paid in advance for a period subsequent to the date of the taking; thereafter, the minimum rent and other charges payable to Landlord (to the extent that such charges are based upon the square foot area of the leased premises) shall be reduced in proportion to the amount of the leased premises taken and the Minimum Gross Sales above which percentage rent is computed and payable shall likewise be proportionately reduced. Landlord shall, at its expense, make all necessary repairs and alterations to the basic building, so as to constitute the remaining leased premises a complete architectural unit, and Tenant, at Tenant's sole cost, shall similarly act with respect to Tenant's improvements, trade fixtures, furnishings and equipment.

     (b) If more than fifty percent (50%) of the building in which the leased premises are located, or more than fifty percent (50%) of the leased premises, or more than fifty percent (50%) of the Shopping Center or of the common areas, shall be taken under power of eminent domain, or sold to public authority under the threat or in lieu of such a taking, Landlord may, by written notice to Tenant delivered on or before the tenth (10th) day following the date of surrendering possession to the public authority, terminate this Lease as of the day possession is taken by public authority. The rent and other charges shall be paid up to the day possession is taken by public authority, with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to that date.

     SECTION 18.03. LANDLORD'S AND TENANT'S DAMAGES. All damages awarded for such taking under the power of eminent domain or sale under threat or in lieu of such taking, whether for the whole or a part of the leased premises, shall belong to and be the property of Landlord, irrespective of whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the leased premises, and Tenant shall have no claim against either Landlord or the condemning authority with respect thereto; provided, however, that Landlord shall not be entitled to any award specifically designated as compensation for, depreciation to, and cost of removal of, Tenant's stock and trade fixtures.

                                                  SEE ATTACHED RIDER FOR INSERTS

                              ARTICLE XIX. DEFAULT

     SECTION 19.01. RIGHT TO RE-ENTER. (a) In the event of (1) any failure of Tenant to pay any rent or other charges due hereunder due, or (2) if Tenant shall fail to move into the premises and to commence the conduct of its business date specified in Section 1.02 hereof, or fail to perform any obligation hereunder prior to such commencement date, or fail to continuously operate its business pursuant to Section 7.02 for the purpose specified in Section 7.01 hereof, or fail to operate under the name specified in Section 16.01 hereof, or if Tenant shall abandon said premises, or permit this Lease to be taken under any writ of execution, or if there shall be any default by Tenant (or by any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) under any other lease with Landlord (or with any person or entity which is affiliated with Landlord or which, directly or indirectly, controls, is controlled by, or is under common control with Landlord, or which is managed by the managing agent utilized by Landlord for the Shopping Center) which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, or if there shall be any default by Tenant or any entity affiliated with Tenant with respect to any financing instrument or arrangement, if any, relating to any items used in, or the operation of business upon, the leased premises, or (3) any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant; then Landlord, besides other rights or remedies it may have, shall have the right to declare this lease terminated and the term ended (in which event, this Lease and the term hereof shall expire, cease and terminate with the same force and effect as though the date set forth in any required notice were the date originally set forth herein and fixed for the expiration of the term and Tenant shall vacate and surrender the premises but shall remain liable for all obligations arising during the balance of the original stated term as hereafter provided as if this Lease had remained in full force and effect) and Landlord shall have the right to bring a special proceeding to recover possession from Tenant holding over and/or Landlord may, in any of such events, without notice, re-enter the leased premises either by force or otherwise, and dispossess, by summary proceedings or otherwise, Tenant and the legal representative of Tenant or other occupant of the leased premises and remove their effects and hold the premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

                                                  SEE ATTACHED RIDER FOR INSERTS

     (b) In addition to the remedies set forth herein for such failure by Tenant, Landlord shall have the further remedy of erecting a barricade at the storefront of the leased premises at such time as possession of the leased premises is deemed vested in Landlord, which barricade may be erected, at Tenant's expense, and without notice to Tenant or resort to legal process, and without Landlord in any manner becoming liable for any loss or damage which may be occasioned thereby. Notwithstanding the foregoing provisions of this Section, in the event Tenant shall fail to perform or shall default in the performance of term, covenant or condition of this lease on two (2) or more separate occasions during any twelve-month period, then, even though such failures or defaults may have been cured by Tenant, any further failure or default by Tenant during shall be deemed a default without the ability for cure by Tenant. During the continuance of any failure of performance of any default by Tenant in the performance of any term, covenant or condition of this Lease, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held under or pursuant to this Lease, notwithstanding any contrary provisions contained herein. In the

                                      S22
event of re-entry by Landlord, Landlord may remove all persons and property from the leased premises and such property may be stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, with notice resort to legal process and without Landlord being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In addition, and to the extent permitted by law, in the event of re-entry by Landlord, Landlord may, but shall not be required to, padlock or otherwise secure the entrances to the leased premises without prior notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage; all costs and expenses incurred by Landlord in securing the entrances to the leased premises shall be borne by Tenant and shall be payable to landlord on ____ days' written notice; and any such padlocking or securing of the premises shall not constitute or be deemed as an election on Landlord's part to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless the termination of this Lease is decreed by a court of competent jurisdiction. In the event Tenant shall not remove its property from the leased premises within ten (10) days after Tenant has vacated the premises, then such property shall be deemed abandoned by Tenant and Landlord may dispose of the same without liability to Tenant. To the extent that this Lease specifically provides for any abatement of rent otherwise payable by Tenant under this Lease, or any payment by Landlord to Tenant, such abatement shall not be effective, nor shall such payment be required to be made, if Tenant shall have failed to observe or perform any of Tenant's obligations hereunder or if Tenant shall otherwise be in default hereunder, and Tenant shall be obligated to immediately repay to Landlord the amount of any rent previously abated or the amount of any payment previously made by Landlord to Tenant hereunder, notwithstanding anything contained in this Lease to the contrary.

                                                  See Attached Rider For Inserts

        SECTION 19.02. RIGHT TO RELET. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rent and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rents and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and the costs of any alterations and repairs; third, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rents and other sums received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; if such rents and the sums shall be more, Tenant shall have no right to, and shall receive no credit for, the excess. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the leased premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable under this Lease by Tenant subsequent to default, the percentage rent for each year of the unexpired portion of the term shall be equal to the average percentage rent payable by Tenant from the commencement of the term to the time of default, or during the preceding three (3) full lease years, whichever period is shorter. The failure or refusal of Landlord to relet the premises shall not affect Tenant's liability. The terms "entry" and "re-entry" are not limited to their technical meanings. Nothing contained in this Lease shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the leased premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount shall be greater than any of the sums referred to in this Section 19.02.

                                                  See Attached Rider For Inserts

        SECTION 19.03. EXPENSES. In case suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept and performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred therefor, including reasonable attorneys' fees. In addition, in the event Landlord shall incur expenses, including reasonable attorneys' fees, as a result of Tenant's failure to perform or comply with any term, covenant or condition set forth in this Lease, Tenant shall pay to Landlord all such expenses. Any amounts payable by Tenant to Landlord pursuant to this Section 19.03 or Section
11.03 of this Lease may be included in any subsequent monthly rent bill to Tenant, and the failure of Tenant to promptly pay same shall entitle Landlord to all remedies for failure to pay rent as available under this Lease or at law or in equity.

        SECTION 19.04. WAIVER OF COUNTERCLAIMS AND TRIAL BY JURY. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of said premises, and any

                                      S23
emergency statutory or any other statutory remedy. Tenant shall not interpose any counterclaim or counterclaims or claims for set-off, recoupment or deduction of rent in a summary proceeding for nonpayment of rent or other action or summary proceeding based on termination, holdover or other default in which Landlord seeks repossession of the leased premises from Tenant.

                                                  SEE ATTACHED RIDER FOR INSERTS

                      ARTICLE XX. BANKRUPTCY OR INSOLVENCY

     SECTION 20.01. TENANT'S INTEREST NOT TRANSFERABLE. Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC Section 101 et. seq.), or to any receiver or assignee for the benefit of creditors or otherwise by operation of law.

     SECTION 20.02. TERMINATION. In the event the interest or estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant or Tenant's Guarantor, if any, or Tenant's executors, administrators, or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state law or an order for the relief of such entity shall be entered pursuant to the Bankruptcy Code, or if a receiver or trustee of the property of Tenant or Tenant's Guarantor, if any, shall be appointed by reason of the insolvency or inability of Tenant or Tenant's Guarantor, if any, to pay its debts, or if any assignment shall be made of the property of Tenant or Tenant's Guarantor, if any, for the benefit of creditors, then and in any such events, this Lease and all rights of Tenant hereunder shall automatically cease and terminate with the same force and effect as though the date of such event were the date originally established herein and fixed for the expiration of the term, and Tenant shall vacate and surrender the leased premises but shall remain liable as herein provided. Notwithstanding the foregoing provisions of this Section, in the event that such termination shall result solely from the bankruptcy or insolvency of, or such other described event relating to, Tenant's Guarantor, Landlord shall have the option to reinstate all of the provisions of this Lease (including, without limitation, the obligation of Tenant to continuously operate pursuant to Article VII hereof) upon written notice to Tenant.

     SECTION 20.03. TENANT'S OBLIGATION TO AVOID CREDITORS' PROCEEDINGS. Tenant or Tenant's Guarantor, if any, shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or Tenant's Guarantor, if any, and shall not make any assignment for the benefit of creditor, or become or be adjudicated insolvent. The allowance of any petition under any insolvency law except under the Bankruptcy Code or the appointment of a trustee or receiver of Tenant or Tenant's Guarantor, if any, or of the assets of either of them, shall be conclusive evidence that Tenant caused, or gave cause, therefor, unless such allowance of the petition, or the appointment of a trustee or receiver, is vacated within thirty (30) days after such allowance or appointment. Any act described in this Section 20.02 shall be deemed a material breach of Tenant's obligations hereunder, and this Lease shall thereupon automatically terminate in the same manner and with the same force and effect as set forth in Section 20.02 hereof. Landlord does, in addition, reserve any and all other remedies provided in this Lease or in law. Notwithstanding the foregoing provisions of this Section, in the event that such termination shall result solely from the bankruptcy or insolvency of, or such other described event relating to, Tenant's Guarantor, Landlord shall have the option to reinstate all of the provisions of this Lease (including, without limitation, the obligation of Tenant to continuously operate pursuant to Article VII hereof) upon written notice to Tenant.

     SECTION 20.04. RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE. (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor as a debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of "operation" as provided in Section 7.02 of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month, as reasonable compensation for use and occupancy of the leased premises, an amount equal to all minimum rent and other charges otherwise due pursuant to this Lease and to pay percentage rent monthly at the percentage set forth in this Lease for the lease year in which such month falls on all sales during such month in excess of one twelfth (1/12th) of the Minimum Gross Sales for such lease year, with payment of all such percentage rent to be made by the tenth (10th) day of the succeeding month; (iii) to reject or assume this Lease within sixty (60) days of the appointment of such trustee under Chapter 7 of the Bankruptcy Code or within sixty (60) days (or such shorter term as Landlord, in its sole discretion, may deem reasonably, so long as notice of such period is given) of the filing of a petition under any other Chapter; provided that no extension of either of the foregoing periods by or on behalf of Tenant shall be permitted;
(iv) to give Landlord at least forty-five (45) days' prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days' prior written notice of any abandonment of the leased premises, with any such abandonment to be deemed a rejection of this Lease and an abandonment of any property not previously removed from the leased premises;
(vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

     (b) No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

     (c) It is understood and agreed that this is a Lease of real property in a shopping center and that, therefore, Section 365(b)(3) of the Bankruptcy Code is applicable to any proposed assumption of this Lease in a bankruptcy case.


                                      S24

        (d) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: the cure of any monetary defaults and the reimbursement of pecuniary loss immediately upon entry of a court order providing for assumption and/or assignment; (ii) the deposit of an additional sum equal to three (3) months' rent to be held pursuant to the terms of Section
26.01 of this Lease (notwithstanding any alteration or modification of the terms of said Section); (iii) the use of the leased premises as set forth in
Section 7.01 of this Lease and the quality, quantity and/or lines of merchandise of any goods or services required to be offered for sale are unchanged; (iv) the payment of any sums which may then be due or which may thereafter become due pursuant to the provisions of Section 2.04 this Lease;
(v) the debtor, debtor in possession, trustee, or assignee of such entity demonstrates in writing that it has sufficient background including, but not limited to, substantial retailing experience in shopping centers of comparable size and financial ability to operate a retail establishment out of the leased premises in the manner contemplated in this Lease, and meets all other reasonable criteria of Landlord as did Tenant upon execution of this Lease;
(vi) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vii) the premises, at all times, remains a single store and no physical changes of any kind may be made to the premises unless in compliance with the applicable provisions of this Lease.

        (e) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

                        ARTICLE XXI. ACCESS BY LANDLORD

        SECTION 21.01. RIGHT OF ENTRY. Landlord or Landlord's agents shall have the right to enter the leased premises at all reasonable times to examine the same and to show them to prospective purchasers or mortgagees. Landlord or Landlord's agents shall have the further right to enter the leased premises to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, irrespective of whether the work shall be for the leased premises or for other premises or facilities, and Landlord shall be allowed to take all material into and upon the leased premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent and other charges reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord may, at any time, exhibit the leased premises to prospective tenants. If an excavation shall be made upon land adjacent to the leased premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the leased premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which leased premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                                  SEE ATTACHED RIDER FOR INSERTS

                        ARTICLE XXII. TENANT'S PROPERTY

        SECTION 22.01. TAXES ON TENANT'S PROPERTY. Tenant shall be responsible for, and shall pay, prior to delinquency, any and all taxes, assessments, levies, fees and other governmental charges of every kind or nature (for all purposes under this Lease, collectively called "taxes") levied or assessed by municipal, county, state, federal or other taxing or assessing authority upon, against or with respect to (i) the leased premises or any leasehold interest,
(ii) all furniture, fixtures, equipment and any personal property of any kind owned by Tenant or any previous tenant and occupant, and placed, installed or located in, within, upon or about the leased premises, (iii) all alterations, additions or improvements of whatsoever kind or nature, if any, made to the leased premises, by Tenant or any previous tenant or occupant, and (iv) rents or other charges payable by Tenant to Landlord, irrespective of whether any of the terms described in clauses (i) through (iv) above are assessed against real or personal property, and irrespective of whether any of such items are assessed to or against Landlord or Tenant. If at any time during the term of this Lease any of such taxes are not levied and assessed separately and directly to Tenant (for example, if the same are levied or assessed to Landlord, or upon or against the building containing the leased premises and/or the land underlying said building), Tenant shall pay to Landlord Tenant's share thereof as determined by Landlord.

        SECTION 22.02. LOSS AND DAMAGE. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part, or any other area in the regional retail development, or for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, or (without limiting the foregoing) for any damages or loss of property within the leased premises from any cause whatsoever.

                                                  SEE ATTACHED RIDER FOR INSERTS

        SECTION 22.03. NOTICE BY TENANT. Tenant shall give notice to Landlord in case of any damage to or destruction of all or any part of, or accidents in, the leased premises or of defects therein or in alterations, decorations, additions or improvements, including, without limitation, any fixtures or equipment.

                                                  SEE ATTACHED RIDER FOR INSERTS


                                      S25

                          ARTICLE XXIII. HOLDING OVER

        SECTION 23.01. HOLDING OVER. Any holding over after the expiration of the term hereof with the consent of the Landlord, shall be construed to be a tenancy from month to month at a monthly at a monthly minimum rent of not less than ______ the annual minimum rent effective for the final lease year or partial lease year preceding expiration of the term (subject to further adjustment pursuant to the various provisions of this Lease, including, without limitation, Section 2.04), together with an amount estimated by Landlord for the monthly additional charges payables pursuant to this Lease, and shall otherwise be on the same terms and conditions (including, without limitation, payment of percentage rent) as herein specified so far as applicable, subject to any changes in any of the foregoing terms or conditions as may be submitted by Landlord to Tenant. Any holding over without Landlord's consent shall entitle Landlord to re-enter the leased premises as provided in Section 19.01 of this Lease.

                                                  SEE ATTACHED RIDER FOR INSERTS

        SECTION 23.02. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one person or entity comprising Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant.

                      ARTICLE XXIV. RULES AND REGULATIONS

        SECTION 24.01. RULES AND REGULATIONS. Tenant agrees to comply with and observe all rules and regulations established by Landlord from time to time, provided the same shall apply uniformly to all tenants of the Shopping Center. Tenant's failure to keep and observe said rules and regulation shall constitute a breach of the terms of this Lease in the same manner as if the rules and regulations were contained herein as covenants. In the case of any conflict between said rules and regulations and this Lease, this Lease shall be controlling.

                          ARTICLE XXV. QUIET ENJOYMENT

        SECTION 25.01. LANDLORD'S COVENANT. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and any mortgage, deed of trust underlying lease to which this Lease is subordinate.

        SECTION 25.02. TENANT'S COVENANT. Tenant hereby acknowledges and agrees that Landlord has specifically relied upon the identity, skill, product line, and trade name of Tenant in entering into this Lease with Tenant. Tenant recognizes that its use of the leased premises in accordance with the use clause set forth in the Data Sheet and its compliance with the particular provisions of
Article VII hereof, regarding the conduct and continuous operation of Tenant's business in the leased premises throughout the term of this Lease, forms a material inducement to Landlord, Tenant specifically covenants that it will strictly adhere to these provisions. Any ambiguities in Article VII or in the use clause set forth in the Data Sheet shall be construed against Tenant. Tenant further acknowledges and agrees that any indebtedness from Tenant to Landlord existing as of the date of this Lease shall be deemed additional rent hereunder, and Tenant's commitment and obligation to pay all such indebtedness as additional rent under this Lease has formed an additional necessary consideration to Landlord in entering into this Lease and in hereby granting Tenant the right to use the leased premises as set forth herein.

                                                  SEE ATTACHED RIDER FOR INSERTS

                        ARTICLE XXVI. SECURITY PROVISION

        SECTION 26.01. SECURITY. The amount set forth in the Data Sheet as a security deposit is payable by Tenant, upon the execution of this Lease by Tenant, in the manner and at the place where minimum rent is payable. Landlord is to retain said amount as security for the faithful performance of all covenants, conditions and agreements of this Lease. Such amount is occasionally referred to here as the "Security". Landlord may, at its option, apply the security to remedy defaults in the payment of any rent or other charge hereunder, to repair damages to the leased premises caused by Tenant, or to clean the leased premises upon the expiration or termination of this Lease; in no event however, shall Landlord be obligated so to apply the security. Landlord's right to bring a special proceeding to recover or otherwise to obtain possession of the leased premises before or after Landlord's declaration of the termination of this Lease for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that Landlord holds such security. Such security, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by Landlord by reason of Tenant's breach of the covenants, conditions and agreements of this Lease, is to be returned to Tenant without interest, except as provided by law, when this Lease is terminated according to its terms, but in no event is such security to be returned until Tenant has vacated the leased premises and delivered possession thereof to Landlord. In the event that Landlord repossesses itself of the leased premises, whether by special proceeding or re-entry or otherwise, because of Tenant's default or failure to carry out the covenants, conditions and agreements of this Lease, Landlord may apply such security upon all damages suffered to the date of said repossession


                                      S26
and may retain the security to apply upon such damages as may be suffered or shall accrue thereafter by reason of Tenant's default or breach. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, such security shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of such security may be retained by Landlord in partial liquidation of Landlord's damages. Landlord shall not be obligated to keep such security as a separate fund but may commingle the security with its own funds. In the event Landlord applies the security in whole or in part, Tenant shall, upon demand by Landlord, deposit sufficient funds to maintain the security in the initial amount. Failure of Tenant to deposit such additional security shall entitle Landlord to avail itself of the remedies provided in this Lease for nonpayment of rent by Tenant. The acceptance by Landlord of the security deposit submitted by Tenant shall not render this Lease effective unless and until Landlord shall have executed and actually delivered to Tenant a fully-executed copy of this Lease.


                          ARTICLE XXVII. MISCELLANEOUS

    SECTION 27.01. WAIVER; ELECTION OF REMEDIES. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. In particular, but without limitation, if Tenant assigns or transfers its interest in this Lease contrary to the terms of this Lease, any acceptance by Landlord of such assignee's or transferee's payment shall not be deemed to be a waiver of the restrictions set forth in Section 14.01 hereof. In the event that Tenant shall be at any time in default of both monetary and nonmonetary terms, covenants or conditions of this Lease, any acceptance by Landlord of any payment rendered by Tenant shall not have the effect of curing Tenant's nonmonetary defaults and shall not have the effect of curing any monetary default other than the particular amount owing for which such payment is specifically accepted by Landlord. Following notice of termination or other remedy exercised by Landlord with respect to any monetary default of Tenant, such default shall not be deemed cured by the payment of rent owing by Tenant for the current period only, and Landlord may apply such payments to current rent only without any effect upon Tenant's existing indebtedness and continuing monetary default, notwithstanding any contrary instructions by or on behalf of Tenant, which instructions shall be null and void and of no effect. In addition, after the service of notice or the commencement of a suit, or after final judgment for the possession of the leased premises, Landlord may receive and collect rent due from Tenant, and the payment of rent by Tenant shall not waive or affect said notice or suit or judgment. One or more waivers of any covenant or condition by landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. The failure of Landlord to insist upon a strict performance of any term, condition or covenant contained in this Lease shall not be deemed a waiver of any rights or remedies that Landlord may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions or covenants herein contained, and any such failure shall not be construed as creating a custom of Landlord's accepting other than strict performance or as modifying in any way the terms, covenants or conditions of this Lease. No breach by Tenant of a covenant or condition of this lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No act or thing done by Landlord or Landlord's agents shall be deemed an acceptance of surrender of the leased premises and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. In addition to any and all other remedies available to Landlord, Landlord may obtain an injunction to restrain any breach or threatened breach of any term, covenant or condition of this Lease. The rights and remedies of Landlord under this Lease or under any specific section, subsection or clause hereof shall be cumulative and in addition to any and all other rights and remedies which Landlord has or may have elsewhere under this Lease or at law or equity, whether or not such section, subsection or clause expressly so states. Nothing contained in this Lease shall be construed to confer upon any person or entity other than Landlord or Tenant any rights, benefits or causes of action, except to the extent specifically otherwise provided in this Lease and except to the extent provided for the benefit of any mortgage, deed-of-trust beneficiary, ground lessor or trustee for the Shopping Center.

     SECTION 27.02. ENTIRE AGREEMENT. The Addendum, and all exhibits, and riders, if any, attached hereto form a part of this Lease and shall be given full force and effect, as fully as if set forth at length herein. This Lease and said Addendum, exhibits, and riders, if any, so attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the leased premises, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Tenant has not relied upon any representation of Landlord or its agents, other than any items contained in this Lease, as an inducement to enter into this Lease. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

     SECTION 27.03. INTERPRETATION AND USE OF PRONOUNS. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

                                      S27

      SECTION 27.04. DELAYS. In the event that either party hereto shall be delayed in the performance of its initial construction or maintenance and/or repair obligations by reason of strikes, lockouts, labor troubles, inability to procure materials or shall at any time be so delayed by reason of failure of power, restrictive governmental laws or reasons of a similar nature not the fault of the party delayed performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Nothing contained in this Section shall excuse Tenant from the continuous operation of its business in the leased premises in accordance with the provisions of Section
7.01 and 7.02 hereof. The provisions of this Section 2704 shall not operate to delay the commencement of the term of this Lease or to excuse Tenant from payment of minimum rent, percentage rent or any other payments required by the is Lease or to excuse Tenant from payment of minimum rent, percentage rent or any other payments required by the terms of this Lease; provided, however, that the obligation of Tenant to open for business pursuant to Section 1.03 hereof may be delayed pursuant to the provisions of this Section 27.04. Further, Landlord's reduction of heat, light, air conditioning, or any other services whatsoever to the Shopping Center because of any similar or dissimilar event constituting a cause for excusable delay hereunder shall not relieve Tenant from its obligations under Article VII of this Lease.

See Attached Rider For Inserts

      SECTION 27.05. NOTICES. Unless specifically stated to the contrary in this Lease, any notice, demand, request or other instrument which may be oris required to be given by Tenant under this Lease or by law shall be sent by United States certified mail, return receipt requested, postage prepaid, and shall be deemed to have been give as of the third day following receipt of same by Landlord; or, if required to be given by Landlord under this Lease or by law, such notice, demand, request or other instrument may be sent by certified mail, by regular mail, by overnight courier (using Federal Express, United Parcel Service, or a similar reputable courier service), by personal delivery or by other comparably reliable means, and shall be deemed to have been given upon the
date of                       and shall be addressed (a) if to Landlord, at the
address set forth for Landlord on Page D1 of this Lease or at such other address as Landlord may designate by written notice, Attention Lease Administration, together with copies thereof to such other parties designated by Landlord, and
(b) if to Tenant, at the leased premises    the address set forth for Tenant on
Page D1 of this Lease, or such other address as Tenant shall designate by written notice. All notices give from Landlord to Tenant, including without limitation, notices of default and/or termination of Tenant's interest under this Lease, may be given by Landlord's attorney acting as agent on behalf of Landlord.

See Attached Rider For Inserts

      SECTION 27.06. CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

      SECTION 27.07. BROKER'S COMMISSION. Each party represents and warrants to the other party that the warrantor has dealt with no brokers and that there are no claims for brokerage commissions or finder's fees, nor will there by any such claim, arising from any act or omission of the warrantor in connection with this Lease, and the warrantor agrees to indemnify the other party and hold it harmless from all liabilities arising from any such claim, including, without limitation, the cost of attorneys' fees in connection therewith. Such agreement shall survive the termination of this Lease.

      SECTION 27.08. RECORDING. Tenant shall not record this Lease or any memorandum, affidavit or other notice of this Lease.

      SECTION 27.10. LANDLORD'S USE OF COMMON AREAS. Landlord reserves the right, from time to time, to utilize portions of the common areas for carnival type shows, rides and entertainment, outdoor shows, displays, automobile and other product shows, the leasing of permanent and temporary kiosks, or such other uses which in Landlord's judgement tend to attract the public. Further, Landlord reserves the right to utilize the lighting standards and other areas in the parking facilities for advertising purposes. Any revenues derived by Landlord from the use of the common areas, whether from usage fees or other wise, shall not be applied as a deduction against any cost or expense required to be paid by Tenant under this Lease.

See Attached Rider For Inserts

      SECTION 27.11. TRANSFER OF LANDLORD'S INTEREST. In the event of any transfer or transfers of Landlord's interest in the premises including a so-called sale-leaseback, the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which tenant has an interest shall be turned over, subject to such interest, to the then transferee; and (b) notice of such sale, transfer or lease shall be


                                      S28
delivered to Tenant as required by law. Upon the termination of any such lease in a sale-leaseback transaction prior to termination of this Lease, the former lessee thereunder shall become and remain liable as Landlord hereunder until a further transfer. No holder of a mortgage or deed of trust, or underlying lessor on an underlying lease, to which this Lease is or may be subordinate, and no lessor under a so-called sale-leaseback shall be responsible in connection with the security deposited hereunder, unless such mortgagee, holder of such deed of trust, underlying lessor or lessor shall have actually received the security deposited hereunder.

     SECTION 27.12. FLOOR AREA. (a) The term "floor area" as used in this Lease means, with respect to any leasable area in the Shopping Center or in the regional retail development, the aggregate number of square feet of floor space of all floor levels therein, including any mezzanine space (to the extent reflected as floor area in the applicable leases), measured from (i) the outside faces of all perimeter walls thereof other than any party wall separating such premises from other leasable premises, (ii) the center line of any such party wall, (iii) the outside face of any interior wall, and (iv) the building and/or leaseline adjacent to any entrance to such premises. In the event Landlord determines that the square foot area of the leased premises is at variance with the square foot area stated in this Lease, Landlord may, at its option, adjust the floor area of the leased premises and make proportional adjustments in minimum rent, percentage rent, and promotional/Merchants' Association charges, and other charges to Tenant under this Lease.

     (b) For the purpose of this Lease, in determining the gross leasable floor area or the gross leased and occupied floor area of the Shopping Center, there shall be excluded therefrom, at the sole option of Landlord, the leasable area of 20,000 square feet or more occupied by a single entity (which, for purposes of this Lease, shall be defined as a department store), the floor area of any premiss leased for the operation of a post-office type or packaging or delivery facility or other public/consumer-service or governmental facility, the floor area of any space without direct customer access from the enclosed Mall, and the total floor area utilized by Landlord for the operation of a skating rink or other recreational area, child care center, community room, library, project offices, and related rooms, common areas and project areas, which shall be deemed amenities to the Shopping Center. The term "gross leased and occupied floor area" shall include only such areas as are leased and occupied by tenants subsequent to the dates of commencement of the terms of their respective leases. Areas shall not be considered occupied to the extent that Landlord shall not be receiving full proportionate share contributions for the same. No deduction or exclusion from floor area shall be made by reason of columns, ducts, stairs, elevators, escalators, shafts, or other interior construction or equipment.

     SEE ATTACHED RIDER FOR INSERTS

     SECTION 27.13. INTEREST ON PAST DUE OBLIGATIONS. Any amount due from Tenant to Landlord hereunder which is not paid when due (including, without limitation, amounts due as reimbursement to Landlord for costs incurred by Landlord in performing obligations of Tenant hereunder upon Tenant's failure to so perform) shall bear interest at the rate from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     SEE ATTACHED RIDER FOR INSERTS

     SECTION 27.14. LIABILITY OF LANDLORD. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Shopping Center and out of net income from such property received by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center, subject, nevertheless, to the rights of Landlord's mortgagee, and neither Landlord, nor the individuals or entities which constitute the partners of the partnership which is Landlord, nor the individuals or entities which constitute the partners of the partnership which is the beneficiary of the Trust of which Landlord is Trustee (if applicable), shall be liable for any deficiency. If Landlord is identified in this Lease as a Trustee, Tenant hereby recognizes that Landlord is executing this Lease as Trustee under an express trust, and it is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, covenants, undertakings and agreements herein made on the part of the Landlord while in form purporting (except as herein otherwise expressed) to be the representations, covenants, undertakings, and agreements of the Landlord are nevertheless each and every one of them, made and intended not as personal representations, covenants, undertakings and agreements by the Landlord or for the purpose of with the intention of binding said Landlord personally but are made and intended for the purpose of binding only that portion of the trust property specifically leased hereunder, and this Lease is executed and delivered by said Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee; that no duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility is assumed by nor shall at any time be asserted or enforceable against Trustee, or any successor trustee or any of the beneficiaries under said trust, on account of this Lease or on account of any representation, covenant, undertaking or agreement of the said Landlord in this Lease contained, either expressed or implied, all such personal liability, if any, being expressly waived and released by the Tenant herein and by all persons claiming by, through or under said Tenant.

     SECTION 27.15. ACCORD AND SATISFACTION. Payment by Tenant or receipt by Landlord of a lesser amount than the rent or other charges herein stipulated may be, at Landlord's sole option, deemed to be on account of the earliest due stipulated rent or other charges, or deemed to be on account of rent owing for the current period only, notwithstanding any instructions by or on behalf of Tenant to the contrary, which instructions shall be null and void, and no endorsement or statement on any check or any letter accompanying any check payment as rent or other charges shall be deemed an accord and satisfaction, and Landlord shall accept such check or payment without prejudice to Landlord's



                                      S29
right to recover the balance of such rent or other charges or pursue any other remedy in this Lease or in law or in equity against Tenant.

     SECTION 27.16. EXECUTION OF LEASE; NO OPTION. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the leased premises or any other premises situated in the Shopping Center. Execution of this Lease by Tenant shall be irrevocable. The return to Landlord of Tenant-executed copies of this Lease shall not be binding upon Landlord, notwithstanding any reparation or anticipatory reliance or expenditures by Tenant or any time interval, until Landlord has in fact executed and actually delivered a fully-executed copy of this Lease to Tenant.

                                                  SEE ATTACHED RIDER FOR INSERTS

     SECTION 27.17. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each remaining provision of the Lease shall be valid and enforceable to the full extent permitted by the law. Tenant appoints the following persons at the following locations as agent to receive service of process, writs, notices, summonses, or other legal documents in any suit, action or proceeding which Landlord may commence against Tenant: any officer, partner or other principal of Tenant, or any person in charge, at the Tenant's address as set forth in Page D1 of this Lease. Where permitted by law or local court rule, Tenant consents to service of such process by United State mail, in the manner specified in the applicable law or court rule.

     SECTION 27.18. SPECIFIC PERFORMANCE OF LANDLORD'S RIGHTS. Landlord shall have the right to obtain specific performance of any and all of the covenants or obligations of Tenant under this Lease, and nothing contained in this Lease shall be construed as or shall have the effect of abridging such right.

     SECTION 27.19. CERTAIN RULES OF CONSTRUCTION. Time is of the essence in this Lease. Notwithstanding the fact that certain references elsewhere in this Lease to acts required to be performed by Tenant hereunder omit to state that such acts shall be performed at Tenant's sole cost and expense, unless the context clearly implies to the contrary, each and every act to be performed or obligations to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant's sole cost an expense. Any breach or default by Tenant of its obligations under this Lease shall be deemed material. Tenant shall be fully responsible and liable for the observance and compliance by concessionaires with all the terms and conditions of this Lease, which terms and conditions shall be applicable to concessionaires as fully as if such concessionaires were the Tenant hereunder; any failure by a concessionaire fully to observe and comply with the terms and conditions of this Lease shall constitute a default hereunder by Tenant. Nothing contained in the preceding sentence shall constitute a consent by Landlord to any concession, subletting or other arrangement prescribed by Section 14.01. All provisions of this Lease have been freely negotiated by and between the parties.

     SECTION 27.20. INDEX. The term "Index" as used in this Lease shall be the "Consumer Price Index for All Urban Consumers (1982-84 = 100), U.S. City Average, All Items," as published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index is not published by the Bureau of Labor Statistics or another governmental agency at any time during the term of this Lease, or if the Index is otherwise re-named, discontinued or superseded, then the calculations based on the Index shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by Landlord.

     SECTION 27.21. SURVIVAL; NONDISCLOSURE; FREE ACT. The obligations of Tenant for payment of rent and charges under this Lease shall survive the expiration or earlier termination of the term of this Lease. Tenant covenants that neither Tenant nor any attorney or other representative for Tenant shall disclose the contents of this Lease to any other person or entity. Tenant shall be fully responsible for the actions of its attorneys and representatives. By its execution of this Lease, Tenant acknowledges and agrees that it has read this Lease, understands the contents hereof, and is signing this Lease as its own free act and deed, and as the free act and deed of the representatives signing on Tenant's behalf, without any persuasion or coercion by any person or entity, and with full advice of counsel.

                                                  SEE ATTACHED RIDER FOR INSERTS

--------------------------------------------------------------------------------

[End of Standard Form; signature and acknowledgment pages for the Lease appear after the Data Sheet on the pages immediately preceding the Addendum.]


                                      S30

                                   [DIAGRAM]
                          SITE PLAN OF SHOPPING CENTER

SHOPPING CENTER SITE

This Exhibit is not a representation as to the identity, size, location or opening date of any store, tenant, space user, occupant, or facility, or the occupancy of any premises, building, or future premises or future building within the regional retail development. Landlord reserves the right to not construct, or to construct differently (in any manner, including, without limitation, location, size, shape, height and/or design), any item shown on this Exhibit, as well as the right, after any buildings, common areas or other improvements have been constructed, to change, alter, modify, delete or add buildings, common areas or other improvements to and from the Shopping Center and/or the regional retail development (including, without limitation, any future phases or additions -- there being no representation that any future phase or addition will, in fact, be built). Landlord further reserves the right to change the access points to the regional retail development, the parking areas, and/or the common areas and to otherwise modify any items or matters indicated on this Exhibit at any time and from time to time.



WOODFIELD
A MULTI-LEVEL RETAIL DEVELOPMENT
SCHAUMBURG, ILLINOIS
MAY '93

                                                          Exhibit A, page 1 of 5

                                  [SITE PLAN]
                                 NASCAR SILICON
                                 MOTOR SPEEDWAY
                                    BLDG. G
                                  LOWER LEVEL
                                   WOODFIELD


                                 Date: 11-20-97


                                                          Exhibit A, page 2 of 5

                                  [SITE PLAN]
                              LOWER LEVEL KEY PLAN
                                   WOODFIELD


                                 Date: 11-20-97

                                                          Exhibit A, page 3 of 5

                                  [SITE PLAN]
                                   WOODFIELD
                            LOWER LEVEL LEASING PLAN

                                                          Exhibit A, page 4 of 5

                      LEGAL DESCRIPTION OF SHOPPING CENTER

Parcel 1:

That part of Lot 2A in the Resubdivision of parts of Lots 2, 5, 6 and 7 in Woodfield, and that part of Lot 2 in Woodfield, taken as a Tract, said Woodfield being a Subdivision of part of the Northwest Quarter, Northeast Quarter and Southeast Quarter of Section 13, Township 41 North, Range 10, East of the Third Principal Meridian, bounded and described as follows:

Commencing at the most Northerly corner of Lot 2A aforesaid, thence South 43 degrees 40' 00" East, along the Northeasterly line of said Lot 2A, 308.33 feet; thence South 46 degrees 20' 00" West, 30.00 feet; thence South 43 degrees 40' 00" East, 86.75 feet; thence North 46 degrees 20' 00" East, 192.42 feet; thence South 43 degrees 40' 00" East, 1.42 feet; thence North 46 degrees 20' 00" East,
25.17 feet; thence North 43 degrees 40' 00" West, 6.75 feet; thence North 88 degrees 40' 00" West, 8.25 feet; thence North 43 degrees 40' 00" West, 2.33 feet; thence North 01 degrees 20' 00" East, 4.95 feet; thence North 01 degrees 20' 00" East, 2.33 feet; thence North 43 degrees 40' 00" West, 53.92 feet; thence North 46 degrees 20' 00" East, 52.67 feet; thence North 43 degrees 40' 00" West, 272.00 feet; thence South 46 degrees 20' 00" West, 50.67 feet; thence North 43 degrees 40' 00" West, 41.50 feet; thence South 46 degrees 20' 00" West,
20.25 feet; thence North 43 degrees 40' 00" West, 2.33 feet; thence North 88 degrees 40' 00" West, 7.78 feet; thence South 46 degrees 20' 00" West, 56.46 feet; thence North 88 degrees 40' 00" West, 6.36 feet; thence South 46 degrees 20' 00" West, 11.75 feet; thence South 01 degrees 20' 00" West, 11.55 feet; thence South 46 degrees 20' 00" West, 30.08 feet; thence North 88 degrees 40' 00" West 11.55 feet; thence South 46 degrees 20' 00" West 11.75 feet; thence South 01 degrees 20' 00" West, 6.36 feet; thence South 46 degrees 20' 00" West,
28.46 feet to the point of beginning, in Cook County, Illinois.

Also

Parcel 2:

Lot 10 and Lot 2 in Woodfield, a Subdivision of part of the Northwest Quarter and the Northeast Quarter and the Southeast Quarter of Section 13, Township 41 North, Range 10, East of the Third Principal Meridian, in Cook County, Illinois, except that part of Lot 2 lying Northerly of the following described line:

Beginning at a point on the East line of said Lot 2, said point being 8.897 feet Southerly of (as measured along the East line of said Lot 2) the Northeasterly corner of said Lot 2; thence Westerly along a straight line having a bearing of South 88 degrees 17' 05" West a distance of 171.83 feet to a point on the West line of said Lot 2, said point being 7.119 feet Southerly of (as measured along the West line of said Lot 2) the Northwesterly corner of said Lot 2, said area containing approximately 1,005 square feet, and except Lot 2A in the Resubdivision of parts of Lots 2, 5, 6 and 7 in Woodfield, being a Subdivision of part of the Northwest Quarter, Northeast Quarter and Southeast Quarter of Section 13, Township 41 North, Range 10, East of the Third Principal Meridian, (except that part bounded and described as follows: commencing at the most Northerly corner of said Lot 2A; thence South 43 degrees 40' 00" East, along the Northeasterly line of said Lot 2A, 334.00 feet to the point of beginning, thence South 46 degrees 20' 00" West 30.00 feet; thence South 43 degrees 40' 00" East, 5.00 feet; thence North 46 degrees 20' 00" East, 30.00 feet; thence North 43 degrees 40' 00" West, 5.00 feet to the point of beginning) in Cook County, Illinois, and in addition thereto Lot 5A in the Resubdivision of parts of Lots 2, 5, 6 and 7 in Woodfield, being a Subdivision of part of the Northwest Quarter, Northeast Quarter and Southeast Quarter of
Section 13, Township 41 North, Range 10 East of the Third Principal Meridian, Cook County, Illinois, excepting therefrom the following:

That part of Lot 2A in the Resubdivision of parts of Lots 2, 5, 6 and 7 in Woodfield, and that part of Lot 2 in Woodfield, taken as a Tract, said Woodfield being a Subdivision of part of the Northwest Quarter, Northeast Quarter and Southeast Quarter of Section 13, Township 41 North, Range 10, East of the Third Principal Meridian, bounded and described as follows:

Commencing at the most Northerly corner of Lot 2A aforesaid, thence South 43 degrees 40' 00" East, along the Northeasterly line of said Lot 2A, 25.67 feet to the point of beginning; thence South 43 degrees 40' 00" East along said Northeasterly line of Lot 2A, 308.33 feet; thence South 46 degrees 20' 00" West, 30.00 feet; thence South 43 degrees 40' 00" East, 86.75 feet; thence North 46 degrees 20' 00" East, 192.42 feet; thence South 43 degrees 40' 00" East, 1.42 feet; thence North 46 degrees 20' 00" East, 25.17 feet; thence North 43 degrees 40' 00" West, 6.75 feet; thence North 88 degrees 40' 00" West 8.25 feet; thence North 43 degrees 40' 00" West, 2.33 feet; thence North 01 degrees 20' 00" East, 4.95 feet; thence North 01 degrees 20' 00" East, 2.33 feet; thence North 43 degrees 40' 00" West, 53.92 feet; thence North 46 degrees 20' 00" East, 52.67 feet; thence North 43 degrees 40' 00" West, 272.00 feet; thence South 46 degrees 20' 00" West, 50.67 feet; thence North 43 degrees 40' 00" West, 41.50 feet; thence South 46 degrees 20' 00" West, 20.25 feet; thence North 43 degrees 40' 00" West, 2.33 feet; thence North 88 degrees 40' 00" West,
7.78 feet; thence South 46 degrees 20' 00" West, 56.46 feet; thence North 88 degrees 40' 00" West, 6.36 feet; thence South 46 degrees 20' 00" West, 11.75 feet; thence South 01 degrees 20' 00" West, 11.55 feet; thence South 46 degrees 20' 00" West, 30.08 feet; thence North 88 degrees 40' 00" West, 11.55 feet; thence South 46 degrees 20' 00" West, 11.75 feet; thence South 01 degrees 20' 00" West, 6.36 feet; thence South 46 degrees 20' 00" West, 28.46 feet, to the point of beginning, in Cook County, Illinois.

                                                          Exhibit A, page 5 of 5

                                   EXHIBIT B
                                  CONSTRUCTION

This Exhibit B shall be deemed to include Exhibit B-1 and any additional construction exhibits as may be attached to this Lease. Such additional exhibits may have the effect of providing further specifications or criteria or may serve to amplify or adjust certain of the provisions contained in this Exhibit B.

SECTION I. EXISTING IMPROVEMENTS.

The reuse by Tenant of existing improvements, if any, within the leased premises shall be as dictated by practicality and Landlord's existing design criteria and shall be subject to Landlord's written approval.

SECTION II. LANDLORD'S WORK

A. A complex of building shells and common area improvements of exterior and interior design and materials as determined by Landlord substantially as shown in Exhibit A.

B. If any partitions are required to separate the leased premises from adjacent spaces, Landlord shall install metal stud framing only, after Tenant has performed any demolition necessary to accommodate installation of said framing. Such stud framing shall extend from the floor slab of the leased premises to the underside of the floor or roof structure. Tenant shall reimburse Landlord as Tenant's share of the cost of such work. $20.00 per lineal foot of said stud framing. Tenant shall install gypsum board on Tenant's side of stud framing to underside of structure as required for a one-hour fire resistant separation.

C. In the event that the leased premises are located in a retail development, or in an expansion wing of a retail development, which development or expansion wing shall not yet have opened for business to the public, and Tenant shall be able to complete its construction within the leased premises prior to such opening, Landlord shall not provide a temporary barricade at the storefront lease line, except to the extent that Landlord shall determine that such barricade is necessary or desirable. If the leased premises are not located in such a development or in such an expansion wing, or if Tenant shall be unable to complete the construction of the leased premises and to open for business at the time that such development or expansion wing, as applicable, first opens for business to the public, Landlord shall provide, for Tenant's use during construction and demolition, a temporary barricade at the storefront lease line. Tenant shall reimburse Landlord $45.00 per lineal foot of storefront lease line for any such temporary barricade provided by Landlord. Landlord shall remove the storefront barricade upon completion of Tenant's Work and when Tenant is prepared to open for business as determined by Landlord. Landlord shall have the option, by written notice to Tenant, to require Tenant to remove the storefront barricade and to store the same at a location specified by Landlord within the regional retail development. In the event of such removal by Tenant, Tenant shall be responsible for any damage caused to the barricade by such removal and storage. In either case, Tenant shall immediately repair any damage caused to the leased premises by the removal of the barricade.

D. If the entire leased premises shall not have been previously occupied by another tenant or occupant, the provision of utility connections by Landlord shall be as set forth under Section II of Exhibit B-1. If the entire leased premises shall have been previously occupied, and the following utilities or utility stubs are not contained within the premises, Landlord shall cause said utilities to be extended to within the leased premises at a point which is closest to Landlord's pickup point. Such utilities shall include: sanitary, domestic cold water, plumbing vent (where applicable), fire protection, and air conditioning supply duct stub (where applicable). Refer to Exhibit B-1 (and/or to other construction exhibits, if any, attached to this Lease) for additional information on certain utilities.

SECTION III. TENANT'S WORK

Tenant at its sole cost and expense shall perform all work required to complete the leased premises to a finished condition ready for the conduct of business therein. Tenant's Work shall conform to criteria, procedures, and schedules as set forth in Sections IV, V, and VI respectively, of this Exhibit, and shall include, but not be limited to, the following:

A. Field Conditions: Prior to the preparation of its working drawings and the commencement of its construction, Tenant shall survey the site to inspect, verify and coordinate all exiting conditions within the leased premises. Such survey shall include the location of existing mall utilities which are to remain, placement of wall stud framing defining the leased premises, and identification of various improvements, made by previous occupant(s), if any, which are to remain, be relocated or removed and the determination of the extent of demolition or repair to be performed by Tenant. Tenant shall advise Landlord immediately of any discrepancies with respect to Landlord's Space Layout drawings.

        The results of such survey shall be incorporated into Tenant's working drawings and specifications. Tenant shall verify conditions pertaining to the leased premises from time to time after commencement of construction of its leased premises. Any adjustments to the work arising from field conditions not apparent on drawings and other building documents shall receive the prior written approval of Landlord.


                                                         Exhibit B, page 1 OF 11

     Immediately following the installation by Landlord of wall stud framing defining the leased premises, Tenant shall verify the accuracy of said installation and shall immediately advise Landlord of any discrepancies. Failure to so notify Landlord shall be deemed as acceptance by Tenant of said installation and layout.

     Tenant shall coordinate its work with the work of others or with existing conditions occurring above or below the leased premises and shall make changes from time to time as required to accommodate such work or conditions.

B. Working Drawings and Specifications: Working Drawings and Specifications as set forth in Section V of this Exhibit.

C.   Demolition

     1. All demolition required to facilitate Tenant's construction shall be performed by Tenant at Tenant's expense, and shall be as approved by Landlord on Tenant's demolition plans, prior to commencing such work.

          a. Floors: Tenant shall repair or replace any part of the existing concrete slab which may have been removed by Landlord or Tenant to allow for extension of underground utilities. Backfill and compaction shall be provided by Tenant.

          b. Interior Finishes: Tenant shall demolish any existing improvements made by previous occupant(s) within the leased premises which Tenant has indicated on the survey referred to in
               Section III (A) above are not to remain. Such work shall include but not be limited to: storefront and storefront enclosure, abandoned party walls, interior partitions and finishes, floor coverings, ceilings and miscellaneous improvements. Removal of demolition debris shall be performed by Tenant. In no event shall removal of debris take place through the malls during the hours in which the Shopping Center is open for business.

          c. Mechanical and Electrical Equipment: Tenant shall remove all mechanical and electrical systems existing on the leased premises which are no longer functional or designated to be reused. Such work shall include but not be limited to: roof top and interior HVAC equipment and supports, duct work, wire and conduits, electrical distribution equipment, plumbing fixtures, sprinkler lines, telephone equipment and any specialty equipment as may exist in the leased premises.

     2.   Repairs:

          Tenant shall make all repairs to the premises necessitated by the removal of the improvements made by previous occupant(s). Such work shall include but not be limited to: concrete slab, roof, structural members, mechanical and electrical equipment, telephone equipment, party walls and interior finishes.

D.   Architectural and Finishing Work

     1.   Storefront work.

     2.   Partitions.

          a. To the extent that new corridor-partitions are required, Landlord will erect stud framing and one (1) layer of 5/8" firecode gypsum wallboard on the corridor side of one-hour fire resistant partitions separating the leased premises from adjacent service/exit corridors. Such stud framing shall extend from the floor slab of the leased premises to the underside of the floor or roof structure. Tenant shall reimburse Landlord as Tenant's share of the cost of such work $45.00 per lineal foot of said stud framing, and gypsum wallboard. Tenant shall install one (1) layer of 5/8" firecode gypsum wallboard on Tenant's side of stud framing to underside of structure as required for a one-hour fire resistant separation.

               Note: Service/exit corridors where a two-hour fire resistant partitions separating the leased premises from the adjacent service/exit corridor is required, Landlord will erect stud framing and two (2) layers of 5/8" firecode gypsum wallboard on the corridor side of two-hour fire resistant partitions separating the leased premises from adjacent service/exit corridors. Tenant shall reimburse Landlord as Tenant's share of the cost of such work $66.00 per lineal foot of said stud framing and gypsum wallboard. Tenant shall install two (2) layers of 5/8" firecode gypsum wallboard on Tenant's side of stud framing to underside of structure as required for a two-hour fire resistant separation.

     3. All required interior partitioning, fire separations and doors, service exit door, ceiling work, floor coverings, commercial grade finish hardware, and painting and finishing work.

     4. Covering and finishing of columns to achieve a one-hour fire resistant rating.

     5.   Toilet facilities.

     6.   Sign(s) and sign panel backgrounds.

                                                         Exhibit B, page 2 of 11

      7.    Floors:

            a. In upper level Tenant spaces with a depressed structural concrete floor, concrete topping to achieve a finished floor elevation at the same elevation as the mall.

            b. Repairs as may be required to accommodate extension of under-ground utilities.

            c. All slabs on grade. Tenant shall provide sand fill and/or remove excess as required and compact same to 95% modified proctor and install a vapor barrier (minimum .004 mill visqueen) and a concrete minimum strength of 3,000 pounds with 6 x 6 No. 10 woven wire mesh (minimum thickness 4") in accordance with Standard Project Details, finished as required to receive floor finishes.

            d. Finished floor elevation at all store entrances shall be at the same elevation as adjacent areas. All carpet areas are to be depressed.

E.    Structural

      1. Any alterations and/or additions and reinforcements to Landlord's structure required to accommodate Tenant's Work, all of which must be designed by a certified structural engineer at Tenant's expense. Performance of such work is subject to prior written approval of Landlord.

F.    Mechanical

      1. All plumbing, heating, ventilating, and air conditioning systems within or directly related to Tenant's leased premises, proceeding from the points of connection to utilities as listed in Exhibit B-1, or modifications to existing mechanical systems, all in accordance with Landlord's design criteria.

G.    Electrical

      1. All electrical and telephone systems within or directly related to the leased premises proceeding from points of connection to utilities as listed in Exhibit B-1 (or in other construction exhibits, if any, attached to this Lease), or modifications to existing systems, all in accordance with Landlord's design criteria.

H.    Fire Protection

      1. A complete, hydraulically calculated fire protection sprinkler system, proceeding from the point of connection to Landlord's system or modifications or removal of existing fire protection sprinkler system and existing fire retardant materials in accordance with Landlord's design criteria. All such work shall be performed, at Tenant's sole cost and expense, by a qualified sprinkler contractor acceptable to Landlord. Landlord's approval of the foregoing shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency thereof, and Tenant shall be solely responsible therefor.

            Tenant shall be responsible for the cost of the complete removal of all existing fire-retardant materials and all demolition associated with this removal. All work will be done in strict compliance with all local, state, and federal codes and requirements. All demolition and removal work will be performed by contractors under contract with the Landlord.

See Attached Rider For Inserts

All of the work performed pursuant to this Section III shall, for the purpose of the Lease to which this Exhibit is attached and made a part, be deemed to be improvements made to the leased premises by Tenant.

SECTION IV. CRITERIA -- TENANT'S WORK.

The requirements, criteria and/or outline specifications as set forth herein represent minimum standards for the preparation of working drawings, construction and finish of the leased premises by Tenant:

A.    Standard Project Details and Construction Information

      1. Standard Project Details and Construction Information, issued by Landlord, as they pertain to Tenant's Work, shall govern with respect to such work. Such details shall be reviewed by Tenant and incorporated as required in Tenant's Working Drawings and Specifications for the leased premises.

B.    Design Loads

      1. Structural loading imposed by any of Tenant's Work on a temporary or permanent basis shall not exceed the following allowable live loads:

            a. Stores located on supported slabs (levels other than on-grade): 75 lbs. per square foot.
            b. Common areas, mall courts, and galleries: 75 lbs. per square foot.
            c.    On-grade slabs: 125 lbs. per square foot.
            d.    Roof: 20 lbs. per square foot.


                            Exhibit B, page 3 of 11

C.   Architectural, Structural

     1.   Storefront work:

          a. The configuration of the storefront line, as established by Landlord, shall be considered the leaseline, beyond which no element of the storefront may extend.

          b. All storefront components, including head tracks for sliding doors, grille roller supports, guides and supports for side rolling grilles, etc., shall be structurally fastened and braced to the building structure. All aluminum storefront components which remain visible during business hours, such as sliding doors and other glazing sections, rolling grilles or ornamental metal shall have an anodized finish.

          c. Electronic surveillance or other shoplifting detection devices and security systems shall be incorporated and integrated within Tenant's storefront. Free-standing "boxes" or "columns" or other exposed equipment or decals shall be prohibited.

     2.   Ceilings:

          Non-combustible ceilings on a concealed metal suspension system shall be used throughout all Tenant's public areas. An exposed metal suspension system may be permitted only if the system consists of 2' x 2' tee grid with regressed lay-in acoustical tile in horizontal planes only; vertical or sloped use of exposed tees is prohibited. Taped, painted and/or plaster sprayed gypsum board ceilings shall be used in conjunction with all storefront soffits. The use of exposed wood or other combustible material above ceilings or in any other attic spaces is prohibited.

     3.   Walls:

          5/8" Firecode (UL listed) gypsum board shall be used on all party walls where a one-hour fire resistant separation is required. All interior partitions shall have gypsum board finish on all sides. A one-hour fire resistant rating is required for all steel columns.

     4.   Floors:

          a. Carpeting and/or other quality floors, such as glazed or unglazed tiles or hardwood flooring shall be used in Tenant's public areas. The reuse of flooring materials not in compliance with the foregoing is prohibited.

          b. Toilet rooms and kitchens shall have waterproofed floors and door thresholds.

     5.   Service Exit Door:

          One hinged 3'-0" x 7'-0" x 1-3/4" prime coated, one-hour fire labeled, hollow metal service exit door, frame, and commercial grade hardware unless otherwise required by code. The service door shall be installed in a vestibule, by Tenant at its expense, if required by code.

     6.   Rubbish Storage:

          a. Food and beverage service Tenants shall provide rubbish and solid waste storage room(s) within leased premises.

          b. Floor area to be waterproofed with membrane approved in writing by Landlord.

     7.   General:

          a. Landlord shall have the right to locate, both vertically and horizontally, utility lines, air ducts, pipes, refrigerant lines, drains, sprinkler mains and valves, and such other facilities, including access panels for same, within the leased premises, as deemed necessary by engineering design and/or code requirements. Landlord's right to locate facilities within the leased premises shall include the facilities required by other tenants. Landlord shall also the right to locate mechanical and other equipment on the roof over the leased premises.

          b. Notwithstanding anything to the contrary contained in this Lease or in any of the exhibits attached thereto, all flashing, counter-flashing, roof penetrations, and roofing repairs shall conform to the project roofing specifications. Roof repairs or penetrations required by removal or relocation of existing equipment or installation of new equipment (cutting of roof and deck material and/or repair of same) shall be performed by Landlord's roofing contractor at Tenant's expense.

               Tenant shall enter into a direct contract with Landlord's roofing contractor.

                                                  SEE ATTACHED RIDER FOR INSERTS
                                                         Exhibit B, page 4 of 11

D.   Mechanical

     1.   Plumbing:

          a. Plumbing fixtures and accessories shall be of commercial quality and shall be of water conserving type.

          b. Tenant shall provide a water meter (calibrated in gallons) in an easily accessible location (or, at Landlord's direction, Tenant will install a remote reader device).

          c. Floor drains shall be provided in toilet rooms and kitchens and/or food service areas.

          d. Tenant shall be obligated to pay to Landlord, at the time Tenant obtains its construction permit, any capital facility connection charge imposed by the governmental unit having jurisdiction, together with all other costs and expenses incurred or to be incurred by Landlord with respect to Tenant's construction of and connection to water and wastewater facilities, and with respect to particular plumbing fixtures, in accordance with all applicable ordinances in effect from time to time.

               Refer to Exhibit B-1 for additional criteria.

     2.   Heating, Ventilating and Air Conditioning:

          a. If Tenant elects to utilize existing HVAC system, said system shall be completely upgraded and repaired to like new condition at Tenant's sole cost and expense.

          b. If Tenant elects to install a new HVAC system or a supplement to an existing system, said systems, shall be installed in complete compliance with criteria presently established for the Shopping Center.

               Refer to Exhibit B-1 for additional criteria.

     3.   Fire Protection:

          Hydraulically calculated fire protection sprinkler system, fire hose cabinets, fire extinguishers and other equipment within the leased premises in accordance with Landlord's insurance underwriters' Fire Rating Inspection Bureau, and Code requirements. Since the entire fire protection system for the project is required to be an inter-related, centrally controlled installation, Tenant shall cause to be designed and installed, by a qualified sprinkler contractor acceptable to Landlord, said system within the leased premises in accordance with Landlord's requirements and shall submit shop drawings, specifications and hydraulic calculations for the sprinkler system to the Landlord's Insurance Underwriters' Fire Rating Inspection Bureau for approval. Landlord's approval of the foregoing shall not constitute the assumption of any responsibility by Landlord for the accuracy of sufficiency thereof, and Tenant shall be solely responsible therefor. Said work shall be accomplished without interrupting fire service to remainder of Shopping Center during occupied hours.

E.   Electrical

     1. Tenant, at its expense, shall furnish and install and/or modify the existing to provide a complete electrical service proceeding from the Landlord's point of connection as defined in Exhibit B-1 to a point within the leased premises. This work shall include, but not be limited to, furnishing and installing a fusible disconnect switch at Landlord's/utility company's distribution equipment and conduit and conductors of sufficient capacity for Tenant's requirements. All conductors shall be insulated copper wire type THW or THWN.

     2. All fluorescent or incandescent lighting fixtures in Tenant's public areas, other than track type and decorative fixtures, shall be recessed. Fluorescent fixtures shall have low brightness, parabolic lenses or diffusers and be no larger than 2'0" x 2'0" in size. Bare lamp fluorescent or incandescent fixtures may not be used except in concealed areas and/or stock rooms. Connections to all devices in Tenant's public areas shall be concealed.

     3. Emergency lighting shall be provided by Tenant per code to illuminate stock and/or sales areas and rear exitway during power outage, which lighting shall be battery-operated, twin-head light pack(s) and/or fluorescent fixtures. In public areas battery assembly for emergency lights shall be concealed.

     4.   Circuits serving signs shall be controlled by a time switch.

     5. Audio systems installed by Tenant shall be designed such that sound shall be contained within the leased premises.

          Refer to Exhibit B-1 for additional criteria.

                                                  See Attached Rider For Inserts

                                                         Exhibit B, page 5 of 11

F.    Tenant's Permanent Sign

      1.    General:

            Tenant shall submit quadruplicate copies of its sign drawings and specifications, including samples of materials and colors, for Landlord's approval, prior to fabrication of Tenant's sign. Such drawings shall show location of sign on storefront elevation drawing and shall clearly indicate color, materials, attachment devices, dimensions and construction details.

      2.    Criteria:

            Only the storefront of the leased premises facing malls and/or courts shall be identified by a sign. Tenant's sign shall be subject to the following requirements and limitations:

            a. The average height of sign letters or components shall not exceed twelve inches (12").
            b.    No part of the sign letters shall hang free of the background.
            c. Sign shall not project beyond the leaseline of the leased premises more than two inches (2") if less than eight feet (8') above finished floor line, or more than six inches (6") if above eight feet (8').
            d.    Signs shall be limited to the store name only as set forth in
                  Section 16.01 of this Lease; reference to merchandise or activity is prohibited.
            e. Sign letters or components shall not have exposed neon or other lamps. All light source shall be concealed by translucent material. Surface brightness of translucent material shall be consistent in all letters and components of the sign. All edges and the backs shall be fully encased in metal.
            f. The storefront sign shall not employ the name of the Shopping Center as part of Tenant's store identification.
            g. The outer limits of sign letters, components or insignia shall fall within a rectangle, the two short sides of which must be at least twenty-four inches (24") from the side leaselines of the leased premises, the top side of which must be at least twelve inches (12") from the soffit of the mall fascia element.
            h. All electrical sign components must bear U.L. label. Such U.L. label must be inconspicuously placed.

      3.    The following types of signs or sign components are prohibited:

            a. Signs employing moving or flashing lights or any audible or moving components.
            b. Signs employing exposed raceways, ballast boxes or transformers.
            c.    Signs exhibiting manufacturer's name, stamps or decals.
            d.    Signs employing painted and/or non-illuminated letters.
            e.    Signs employing luminous-vacuum formed plastic letters.
            f. Signs of box or cabinet type, employing transparent, translucent or luminous plastic background panels.
            g.    Shadow-box type signs.
            h. Signs employing unedged or uncapped plastic letters with no returns.
            i.    Any exposed fastenings whatsoever.
            j. Cloth, paper, plastic or cardboard signs, stickers, decals, or painted signs of any kind, hung around, on or behind storefront glass or within storefront space.
            k.    Back-illuminated signs.
            l.    Free-standing signs.

      4. The service door of the leased premises shall be identified with a plastic sign, uniform to all Tenants, in accordance with Center Management criteria.

SECTION V. PROCEDURE, SCHEDULES AND OBLIGATIONS FOR THE COMPLETION OF PLANS AND SPECIFICATIONS BY TENANT.

All prints, drawing information and other material to be furnished by Tenant to Landlord for approval as required in this Exhibit shall be addressed to Landlord at 200 East Long Lake Road, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200. Approvals of such documents shall be deemed invalid unless given by Landlord in writing. Any approval given by Landlord with respect to Tenant's Work or any subsequent alterations by Tenant shall be effective only for a period of one hundred twenty (120) days following Landlord's notice to Tenant for such approval. If Tenant shall not have commenced construction with respect to such work or alterations within such one hundred twenty (120) day period (or shall not be diligently pursuing such work or alterations to completion), Tenant shall be required to resubmit the applicable plans and specifications to Landlord for re-approval prior to commencement or continuation of such work or alterations. All notices, drawing information and other material furnished by Landlord to Tenant under this Exhibit or pursuant to Sections 5.01 or 5.02 of the Lease may be effectively submitted to Tenant by mailing the same to Tenant at the address set forth on the Data Sheet on page 1 of the Lease or to Tenant's architect if Tenant has provided Landlord with such an address, notwithstanding any contrary or additional requirement contained in any other section of the Lease.


                                                         Exhibit B, page 6 of 11

A.   Space Layout Drawings

     1. Following the execution of this Lease, Landlord shall furnish Tenant with one (1) set of prints of Space Layout Drawings giving technical and design information for the leased premises; provided that Landlord shall not be responsible for the accuracy, efficacy or sufficiency of said Space Layout Drawings and Tenant shall be solely responsible for all technical and other examinations of the leased premises and shall be exclusively responsible with respect to verification of actual field conditions and actual field measurements and a full review of all technical and engineering requirements with respect to the leased premises and Tenant's construction thereon.

B.   Working Drawings and Specifications

     1. Within thirty (30) days from either of the following dates, whichever shall be the later to occur (a) receipt by tenant of Space Layout Drawings or (b) execution of this Lease by the parties hereto, Tenant shall engage an Architect registered in the state in which the Shopping Center is located for the purpose of preparing Working Drawings and Specifications for the leased premises. Working Drawings and Specifications shall be prepared in strict compliance with the Construction Criteria and requirements as set forth in Section IV of this Exhibit and shall adhere to the design as indicated in Section 5.01(b) of the Data Sheet of the Lease to which this exhibit is attached.

     2. All Working Drawings and Specifications prepared by Tenant's Architect shall be submitted by Tenant, in the form of one (1) set of reproducible prints (i.e., sepias) and one (1) set of prints, along with a Letter of Certification by Tenant's Architect that such drawings and specifications comply with Section 5.01(b) of the Data Sheet and Landlord's Construction Criteria. Any required revisions to such Working Drawings and Specifications shall be prepared and resubmitted by Tenant to Landlord within ten (10) days of receipt of notice from Landlord.

     3. Tenant shall pay all fees of its Architect, and shall pay to Landlord for Coordination and Administrative Services a fee based on the floor area of the leased premises in accordance with the following schedule:

                 Floor Area of Lease Premises          Applicable Amount in $
                 ----------------------------          -----------------------
                 1 to 500 sq. ft.                                        [***]
                 501 to 750 sq. ft.                                      [***]
                 751 to 1,500 sq. ft.                                    [***]
                 1,501 to 3,500 sq. ft.                                  [***]
                 3,501 to 6,000 sq. ft.                                  [***]
                 6,001 to 10,000 sq. ft.                                 [***]
                 10,001 sq. ft. and over          3,300.00 + [***] sq. ft. in
                                                      excess of 10,000 sq. ft.

          Tenant's payment of the foregoing fee shall be payment to Landlord in connection with Landlord's review of the various plans and specifications submitted by Tenant and in connection with Landlord's facilitation and coordination of Tenant's actual construction in the leased premises; however, Landlord shall not be in any way responsible or liable with respect to the accuracy, sufficiency, or feasibility of Tenant's plans, and Tenant shall be totally responsible for same.

C.   Completion Schedule:

     1. The following information regarding Tenant's completion schedule shall be completed by Tenant and delivered to Landlord upon Tenant's execution of this Lease:

          a. Working Drawings and Specifications submittal date after receipt of fully-executed Lease
          b. Submission of Working Drawings and Specifications to the local building department for building permit concurrent with submittal to Landlord (allow four (4) weeks for approval)
          c.   Construction start date
          d.   Merchandise date
          e.   Store opening date
          f.   Commencement date

     Notification may be sent by Landlord to Tenant, at Landlord's option, for completion of any of the preceding dates not listed on the Completion Schedule submitted by Tenant. Any such notification shall be returned completed to Landlord no later than twenty-one (21) days following Tenant's receipt thereof.

                                                  See Attached Rider For Inserts

*** Confidential treatment requested.

                                                         Exhibit B, page 7 of 11

SECTION VI. PROCEDURE, SCHEDULES AND OBLIGATIONS FOR THE CONSTRUCTION OF THE LEASED PREMISES BY TENANT.


A.   Commencement of Construction

     1. Tenant shall commence demolition and/or construction of its leased premises not later than fourteen (14) days from the date of approval by Landlord's Architect of the Working Drawings and Specifications referred to in Section V, C, 1 above, and shall carry such construction to completion with all due diligence. The failure of Tenant to comply with procedures and schedules set forth in this Exhibit, or to commence or complete the construction of the leased premises prior to the date of commencement of the term of the Lease to which this Exhibit is attached and made a part shall have no effect whatsoever upon the commencement of said term, which shall in any event commence at the time provided for in Section 1.02 of said Lease.

B.   General Requirements

     1. Tenant shall submit to Landlord via Certified or Registered Mail, at least five (5) days prior to the commencement of construction, the following information:

          a. The names and addresses of the General, Mechanical and Electrical Contractors Tenant intends to engage in the construction of its leased premises.

          b. The date on which Tenant's construction work will commence, together with the estimated date of completion of Tenant's construction work and fixturing work, and date of Tenant's projected opening for business in the leased premises.

          c.   Evidence of insurance as called for hereinbelow.

          d. Itemized statement of estimated construction costs, including architectural, engineering and contractor's fees.

          e. Tenant's Contractors' Performance and/or Labor and Material bonds, if so required by Landlord, or any other bond to be furnished by Tenant as may be required by Landlord to insure the faithful performance of the work in accordance with the Drawings and Specifications approved by Landlord.

     2. Tenant shall engage the services of such bondable, licensed contractors who will work in harmony with Landlord's contractors and the contractors employed by the other tenants so that there shall be no labor disputes which would interfere with the operation, construction and completion of the Shopping Center or with any work being carried out therein.

     3. Construction shall comply in all respects with applicable Federal, State, County and/or city statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the lased premises shall be obtained and paid for by Tenant. Landlord's review of Tenant's Working Drawings and Specifications shall be for the purpose of ascertaining compliance with the requirements of this Lease and Landlord's requirements, and shall in no event extend to any confirmation or authorization, express or implied, that Tenant's Working Drawings and Specifications have been prepared in accordance with the requirements of applicable laws, codes, ordinances and regulations, including, without out limitation, the Americans with Disabilities Act, and Tenant shall be solely responsible with respect to all necessary compliance with such laws, codes, ordinances and regulations.

          Tenant shall provide temporary heat if required.

          Tenant shall provide temporary electrical if required.

          Tenant shall apply and pay for all utility services.

          Tenant shall cause its Contractor to provide warranties for not less than one year against defects in workmanship, materials and equipment.

     4. Tenant's Work shall be subject to the inspection of Landlord, its consultants, and its supervisory personnel.

     5. Upon the expiration of one half (1/2) of the lease term, Tenant shall, within thirty (30) days after direction from Landlord, submit Working Drawings and Specifications as set forth in Section V of this Exhibit showing the work to be performed by Tenant to completely remodel and refurbish the leased premises. Tenant will cause such work to be performed not later than ninety (90) days following the date of Landlord's direction in accordance with Working Drawings and Specifications approved by Landlord specifying the remodeling work to be done by Tenant.

          All such work shall be subject to and shall be carried out in accordance with the provisions of this Lease, including, without limitation, the provisions of Section 5.01(b) governing construction of the leased premises and the remedies of Landlord in the event of noncompliance by Tenant, including, but not limited to, termination of this Lease as therein set forth. Without limiting the foregoing, in the event that Tenant shall fail to perform such remodeling work, or if Tenant shall fail to operate the leased premises as required in

                                                         Exhibit B, page 8 of 11
          the Lease or shall fail to surrender possession of the leased premises to Landlord as required in the Lease or under law, Landlord shall have the right to erect, at Tenant's expense, a storefront barricade in front of the leased premises, which barricade shall not be removed except upon Landlord's prior written consent and with Tenant paying the cost of such removal.

C.   Landlord's Right to Perform Work

     1. Landlord shall have the right to perform, on behalf of and for the account of Tenant, subject to reimbursement of the cost thereof by Tenant, any and all of Tenant's Work which Landlord determines in its sole discretion should be performed immediately and on an emergency basis for the best interest of the project, including without limitation, work which pertains to structural components, mechanical, sprinkler and general utility systems, roofing and removal of unduly accumulated construction material and debris.

D.   Temporary Facilities During Construction

     1. Tenant shall pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the demolition and/or construction of the leased premises. Storage of Tenant's Contractors' construction material, tools, equipment and debris shall be confined to the leased premises and in areas which may be designated for such purposes by Landlord. In no event shall any material or debris be stored in the mall or in service or exit corridors.

     2. During construction, Landlord may provide temporary electrical service in an area designated by Landlord. Tenant shall request, in writing, permission to connect temporary lines to the power source for service to its premises. The cost to Tenant for this service will be $450.00 per month or twenty-five cents (25 cents) per square foot of leased area per month, whichever is greater. Payment is to be remitted to Landlord by the first of each month after service is initiated. In the event that the leased premises presently contain a metered electrical service, Tenant shall utilize the existing service and reimburse Landlord on the metered basis.

     3. During initial construction, Tenant fixturing and merchandise stocking, Landlord may require Tenant to utilize trash removal service from designated truck courts. Tenant is responsible for breaking down boxes and placing trash in containers in the designated truck court areas.

          The cost to Tenant for this service will be on a monthly basis and payment is to be remitted by the first of each month after service is initiated on the following basis:


          Floor Area of Leased Premises           Monthly Charge in $
          -----------------------------           -------------------
          30,001 sq. ft. to 50,000 sq. ft.               [***]
          20,001 sq. ft. to 30,000 sq. ft.               [***]
          15,001 sq. ft. to 20,000 sq. ft.               [***]
          10,001 sq. ft. to 15,000 sq. ft.               [***]
          5,001 sq. ft. to 10,000 sq. ft.                [***]
          2,001 sq. ft. to 5,000 sq. ft.                 [***]
          2,000 sq. ft. or less                          [***]

          At any time, as determined by Landlord, Landlord may discontinue trash removal service and Tenant shall assume responsibility therefor. All such work shall be performed by contractors approved by Landlord.

E.   Construction Completion

     1. A Letter of Certification by Tenant's Architect stating that the store has been satisfactorily completed in compliance with the Landlord Approved Working Drawings. Any deficiencies should be outlined and sent to Tenant's contractor for correction within thirty (30) days.

F.   Landlord's Letter of Acceptance

     1. Upon the completion of Tenant's construction and fixturing work, and upon written request to Landlord from Tenant, Landlord shall issue a Landlord's Letter of Acceptance of said premises. The issuing of such a Letter shall be contingent upon Tenant satisfying all of the following conditions (which conditions shall, in any event, be satisfied by Tenant as a obligation hereunder):

          a. The satisfactory completion by Tenant of the work to be performed by Tenant under Section III of this Exhibit including correction of deficiencies and inconsistencies with approved Working Drawings and Specifications.

          b. Furnishing by Tenant to Landlord of all waivers of liens and sworn statements from all persons performing labor and/or supplying materials in connection with such work showing that all of said persons have been compensated in full.


*** Confidential treatment requested.


                                                         Exhibit B, page 9 of 11

          c. Submittal by Tenant to Landlord of a detailed breakdown of Tenant's final and total construction costs.
          d. Submittal by Tenant to Landlord of warranties for not less than one (1) year against defects in workmanship, materials and equipment, if so required by Landlord.
          e. Full payment by Tenant of all sums due Landlord for items of work performed by Landlord on behalf of Tenant, as outlined in this Exhibit.
          f. The issuance of a Certificate of Occupancy by the Building and Safety Department of the local unit of government.

     2. Upon written request from Tenant, Landlord shall also inspect that portion of Tenant's Work which shall have been completed up to the date of such request, and upon satisfaction of all of the foregoing conditions set forth in paragraph 1 above (other than issuance of a Certificate of Occupancy) with respect to the portion of Tenant's Work so completed, Landlord shall issue a Landlord's Letter of Acceptance with respect to such completed work. No payments, if any, required to be made by Landlord to Tenant shall be made unless and until Tenant shall have obtained a current Letter of Acceptance with respect to all of Tenant's Work completed as of the date of such required payment.

G.   Payments by Tenant

     1. Tenant shall pay Landlord all sums due Landlord for items of work performed or expenses incurred by Landlord on behalf of Tenant within days after receipt by Tenant of a statement therefor from Landlord. Such item of work and expenses incurred include, but are not necessarily limited to, the following:

          a. All items called for as Tenant's cost obligations in this Exhibit.

          b. In the event that the leased premises are located in a retail development, or in an expansion wing of a retail development, which development or expansion wing shall not yet have opened for business to the public at the time of the commencement by Tenant of its construction hereunder, Tenant shall be obligated to pay to Landlord Tenant's pro rata share of costs and expenses incurred by Landlord in arranging for a final cleaning of and debris removal from the common areas and vacant premises in preparation for the grand opening of the retail development or of such expansion wing. Tenant's pro rata share shall be computed on the basis that the square footage of the leased premises bears to the square footage of gross leased and occupied area in the Shopping Center (or in the expansion wing of the Shopping
               Center, as applicable) as of the earlier of: the date of the opening of the Shopping Center (or the expansion wing, as applicable), or the date that Tenant is notified of its pro rata share of such costs and expenses.

H.   Insurance

     1. Tenant shall secure, pay for and maintain, or cause its Contractor(s) to secure, pay for and maintain during construction and fixturing work within the leased premises, all of the insurance policies required herein, in the amounts as set forth below, and such insurance as may from time to time be required from city, county, state or federal laws, codes, regulations or authorities, together with such other insurance as is reasonably necessary or appropriate under the circumstances. Tenant shall not permit its Contractor(s) to commence any work until all required insurance has been obtained and certificates of such insurance have been

                                                        Exhibit B, page 10 of 11
     delivered to Landlord.

2. Tenant's General Contractor's and Subcontractors' Required Minimum Coverages and Limits of Liability.

     a. Worker's Compensation, as required by state law, and including Employer's Liability Insurance with a limit of not less than [***], and any insurance required by any Employee Benefit Acts or other statutes applicable where the work is to be performed as will protect the Contractor and Subcontractors from any and all liability under the aforementioned acts.

     b. Commercial General Liability Insurance (including Contractor's Protective Liability) in an amount not less than [***] for any one occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof with an aggregate limit of [***]. Such insurance shall provide for explosion, collapse and underground coverage.

          Such insurance shall insure Tenant's General Contractor against any and all claims for personal injury, including death resulting therefrom and damage to or destruction of property of any kind whatsoever and to whomsoever belonging and arising from his operations under the Contract and whether such operations are performed by Tenant's General Contractor, Subcontractors, or any of their Subcontractors, or by any one directly or indirectly employed by any of them.

     c. Comprehensive Automobile Liability Insurance, including the ownership, maintenance, and operation of any automotive equipment, owned, hired, and non-owned, in the following amounts:

          (1)  Bodily injury, per occurrence for personal
               injury and/or death ........................... [***]
          (2)  Property Damage Liability ..................... [***]

     Such insurance shall insure the General Contractor and/or Subcontractors against any and all claims for personal injury, including death resulting therefrom and damage to the property of others caused by accident and arising from its operations under the Contract and whether such operations are performed by the General Contractor, Subcontractors, or by anyone directly or indirectly employed by any of them.

3.   Tenant's Protective Liability Insurance.

     Tenant shall provide Owner's Protective Liability Insurance as will insure Tenant against any and all liability to third parties for damages because of personal injury liability (or death resulting therefrom) and property damage liability of others or a combination thereof which may arise from work in connection with the leased premises, and any other liability for damages which Tenant's General Contractor and/or Subcontractors are required to insure against under any provisions herein. Said insurance shall be provided in minimum amounts as follows:

     a.  Bodily injury, per occurrence for personal
         injury and/or death ................................. [***]
     b.  Property Damage Liability ........................... [***]

4. Tenant's Builder's Risk Insurance -- Completed Value Builder's Risk Material Damage Insurance.

     Coverage:

     Tenant shall provide an "All Physical Loss" Builder's Risk insurance policy on the work to be performed for Tenant in the leased premises as it relates to the building within which the leased premises is locate. The policy shall include Tenant, its Contractors and Subcontractors, Landlord, and the partners and agents of Landlord, as insureds as their interests may appear. The amount of insurance to be provided shall be 100% of the replacement cost.

5. All such insurance policies required under this Exhibit, except as noted above, shall include Landlord, its Managing Agent, its Architect, its General Contractor, and the partners and agents of Landlord, and the partners of such partners, and any other parties in interest designated by Landlord, as additional insureds; except Worker's Compensation Insurance, which shall contain an endorsement waiving all rights of subrogation against Landlord, its Managing Agent, its Architect, General Contractor, partners and agents, and the partners of such partners, and any other parties in interest designated by Landlord.

     Certificates of Insurance shall provide that no reduction in the amounts or limits of liability or cancellation of such insurance coverage shall be undertaken without prior thirty (30) day written notice to Landlord.

The insurance required under this Exhibit shall be in addition to any and all insurance required to be procured by Tenant pursuant to Section 11.01 of the Lease to which this Exhibit is attached.


                 [END OF TEXT OF STANDARD CONSTRUCTION EXHIBIT]

*** Confidential treatment requested.


                                                        Exhibit B, page 11 of 11

                                   WOODFIELD
                                  EXHIBIT B-1
                                   UTILITIES

                 (Attached to and forming a part of Exhibit B;
 Section references correspond to the Section numbers set forth in Exhibit B.)



SECTION II: LANDLORD'S WORK.

A.   BUILDING UTILITIES AND SERVICES

     1. Points of connection, for Tenant's use, to the following utilities in location and sizes determined by Landlord.

          a.   Sanitary sewer stub.

          b.   Plumbing vent stub.

          c.   Domestic cold water stub.

          d.   Fire protection sprinkler system main.

          e.   Central gas utility company metering manifolds.

          f.   Central electric utility company distribution centers.

          g.   Central telephone company distribution boards.

          h. Duct shafts containing fresh air, relief air and toilet exhaust ducts to serve first level tenants stubbed in central locations and terminating to the atmosphere.

SECTION IV: CRITERIA - TENANTS'S WORK.

The requirements, criteria, and/or outline specifications as set forth herein represent minimum standards for the design, construction, and finish of the mechanical and electrical systems installed by Tenant.

A.   MECHANICAL

     1.   Plumbing:

          a. Plumbing fixtures and accessories shall be of commercial quality and shall be of a water-conserving type.

          b. Water heaters shall be electric, except Food and Beverage Service Tenants where gas units may be permitted if gas is available.

          c. Floor drains shall be provided in toilet rooms, kitchens, and/or food service areas.

          d.   Food and Beverage Service Tenants shall further provide:

               (i)  Cast-iron grease traps located within the leased premises.

               (ii) Gas service and branch line extension from the gas meter center to and within the leased premises.

          e. Every space shall have at least one (1) toilet room. All spaces 3,000 square feet or larger must provide public accessible toilet rooms (male and female). Said toilet rooms must comply with the state of Illinois plumbing code.

     3.   Heating, Ventilating, and Air Conditioning:

          a. Tenant shall install an all-electric heating and air-conditioning system.

               (i) Each Tenant shall provide its own individual system (i.e., heating, ventilation and air-conditioning equipment and controls, ducts, insulation, water supply, venting and drainage, fresh air supply and return, exhaust and make-up air, dehumidification and humidification equipment, water saving equipment and all structural, plumbing and electrical work related thereto).

               (ii) All equipment shall be contained within Tenant's premises except rooftop air-cooled condensing units, make-up air units, and hood exhausters. Such equipment located on the roof shall only be located in areas designated by the Landlord to specified heights, and in accordance with Landlord's standard details for roof-mounted equipment. All refrigerant piping shall be installed in ceiling space and extended through roof adjacent to the equipment. Suction lines shall be insulated.

               (iii) Tenant's air handling units shall be floor-supported in Tenant's space independent of Landlord's structural system.

          b. Toilet rooms shall be exhausted per code. All roof mounted units for second level Tenants shall be of aluminum construction.



                                                        Exhibit B-1, page 1 of 2

          c. Ductwork: Fabricated of galvanized sheet metal per American Society of Heating, Refrigerating and Air-Conditioning Engineers' standards, as outlined for "Low Pressure Ducts" in the latest edition of their "Guide and Data Book".

          d. There shall be a provision to bring in 100% fresh air for cooling purposes anytime the outside temperature is below 60 degrees F. Such provision shall be operated by automatic temperature controls.

          e. All first level outside air, relief air, exhaust air and other ductwork requiring outdoor intake or venting except process requirements shall be extended by Tenant to the common tenant service shafts. All outside air, relief air and general exhaust (Toilet Room, Storage Room, etc.) ductwork shall connect with backdraft dampers to sheet metal housings provided at the base of the common shafts.

          f. All process exhausts, hood exhausts, equipment vents, and other contaminated exhausts permitted by Landlord shall discharge vertically to the atmosphere, and be located a minimum of 20 feet horizontally from any fresh air intakes, properly dispersing odors or fumes away from same.

          g. All supply and fresh-air ductwork shall be insulated, and all ductwork on all levels shall be installed in concealed space above ceilings. Space between ceiling and structure shall not be used as a return air plenum.

          h. All air supplied to Tenant's area by its equipment shall not migrate to the public mall or adjacent spaces.

          i. Standards of design and construction shall be in accordance with latest ASHRAE and SMACNA Guides.

          j. Tenant shall provide all process requirements, hood exhausts, make-up air supply, equipment vents and other contaminated exhausts. When permitted by Landlord they shall extend in ductwork through the roof. This ductwork shall be located in special shafts built by Tenant, at locations and of construction designated by Landlord.

          k. Ductwork which passes through service corridor and demising walls shall have U.L. approved fire dampers located in ductwork at wall. Provide approved access doors for such dampers.

          l. Tenant roof equipment shall be located in areas designated by Landlord to specified heights and in accordance with Landlord's standard details for equipment on the roof.

               (i) Should weight or location of equipment by Tenant require supports, screens, cat walks or roof hatch and ladder, they shall be provided by Tenant in accordance with standard details. Landlord shall determine when and where the above shall be required.

               (ii) All above equipment shall be finish painted in accordance with Landlord's paint schedule and specifications.

               (iii) Tenant's roof equipment shall be clearly identified with
                     Tenant's name.

B.   ELECTRICAL

     1. Power available for the leased premises shall consist of the following voltages:

          a.   For tenants located in buildings "D, E, F, G, J and K":

               (i) Tenant spaces of 6,000 square feet and smaller will be provided with 120/208 volt, 3 phase, 4 wire.

               (ii) Tenant spaces in excess of 6,000 square feet will be
                    provided with 277/480 volt, 3 phase 4 wire.

          b.   For tenants located in buildings "L and N":

               (i) All tenants will be provided with 277/480 volt, 3 phase, 4 wire.

     2. Installation or modification of the existing system shall conform to the following:

          a. Power for Tenant's heating, ventilating and air conditioning equipment (single and/or three phase), including electric duct heaters, unit heaters, strip heaters, etc. will be taken from 480 volt, 3 phase, 3-wire rain tight distribution panelboards located on the roof. Landlord will furnish and install a plug-in fusible switch (min. 60 amp) at Tenant's expense. Tenant shall furnish and install fuses, all wiring and conduit from rooftop panelboards, transformers, starters, relays, switches, connections, etc., required for Tenant's equipment.

          b. Dry type transformer (if required) shall be used for all 120/208 volt requirements.

          c. Panelboards shall be designed for 20% minimum spare ampacity (based on connected load) and 20% spare breaker space.

          d. All electrical wiring systems shall be in conduit. The use of "Bx" or "Romex" is not permitted.

                                                        Exhibit B-1, page 2 of 2

                  STANDARD NASCAR SILICON MOTOR SPEEDWAY RIDER
--------------------------------------------------------------------------------

SECTION 1.01(b): At the end of the subsection, insert "Landlord shall grant Tenant an easement to install and maintain utility facilities exclusively serving the leased premises, within service areas and above Tenant's finished ceiling, in work areas permitted by Landlord, provided such facilities are permitted pursuant to the Working Drawings and Specifications approved by Landlord."

SECTION 2.03: On page S3, line 8, after the word "sales", insert ", use, luxury, gross receipts,".

                    At the end of the Section, insert "The term 'Gross Sales' shall not include: (i) any sums and/or credits received in the settlement of claims for loss of or damage to merchandise; (ii) a bulk sale of all or substantially all of Tenant's assets not in the ordinary course of Tenant's business; (iii) bulk sales of distressed merchandise to jobbers not in the ordinary course of Tenant's business; (iv) receipts from any permitted pay telephones and vending machines provided that no profit is intended or derived by Tenant; (v) interest, service or sales carrying charges or other charges, other than credit card company fees, however, denominated, paid by customers for extension of credit on sales, provided the same are separately stated and not included in the merchandise sales price and provided, further, that no profit is intended or derived by Tenant; (vi) sales of gift certificates until redeemed provided if the redemption does not occur within one (1) year of the sale then the sale of the gift certificate shall be included at such time; (vii) the amount of the discount on sales to employees at a discount provided the same shall not exceed [***] of Gross Sales per annum; (viii) reimbursement by customers for delivery, freight and/or postage charges rendered at no profit to Tenant solely for the convenience of Tenant's customers; (ix) bad debts when written off of the books of Tenant to the extent same shall not exceed [***] of Gross Sales per annum, provided any recoveries on account of such bad debts shall be included in Gross Sales when received by Tenant; (x) sales of used fixtures and equipment not in the ordinary course of Tenant's business and not to exceed [***] of Gross Sales per annum; (xi) the amount of the discount due to redemption of promotional discount coupons; (xii) credit card company fees paid to third party credit card companies (Visa, Mastercard, etc.) not to exceed one percent (1%) of Gross Sales per annum; nor (xiii) sums paid to, or other consideration received by, Tenant from third parties under agreements which permit such third parties to advertise their names, logos or products within all of Tenant's store locations."

SECTION 2.05: At the end of the first paragraph, insert "Notwithstanding the foregoing, Tenant's obligation hereunder shall not include the payment of any Federal or State income tax, estate tax, inheritance tax, or real estate transfer tax of general applicability to be paid by Landlord, excepting that Tenant shall be obligated for such tax to the extent such tax is assessed in lieu of or in substitution for existing ad valorem taxes on real property which are hereafter modified, abolished or repealed in whole or in part.

                    In the event Landlord elects to protest any real estate tax or assessment and achieves relief on account thereof, Tenant shall be credited to its proportionate share of such relief applicable to periods during the least term after deducting all of the costs and expenses incurred in connection therewith."

                    On page S4, line 34, in place of the deleted language, insert "twenty (20)".

SECTION 2.06: On page S4, line 53, in place of the deleted language, insert "twenty (20)".

                    On page S4, line 53, after the word "whatsoever," insert "except for abatements expressly permitted by the terms of this Lease".

                    On page S4, line 60, in place of the deleted language, insert [***].

SECTION 3.01: On page S5, line 8, in place of the deleted language, insert "sales".

                    On page S5, line 11, after the word "limitation", insert "(to the extent maintained or compiled by Tenant in the ordinary course of Tenant's business);".

SECTION 3.02: On page S5, line 31, in place of the deleted language, insert "sixty (60)".


*** Confidential treatment requested.

                    On page S5, line 32, in place of the deleted language, insert "officer of Tenant,".

SECTION 4.01: On page S5, line 52, in place of the deleted language, insert "ten (10)".

SECTION 4.02: On page S5, lines 54 and 59, in place of the deleted language, insert "ten (10)".

                    On page S5, line 55, after the word "Landlord", insert "which auditor shall be an independent certified public accountant and shall be employing generally accepted auditing standards,".

                    On page S5, line 63, in place of the first deletion, insert "understated".

                    On page S5, line 63, in place of the second deletion, insert "three percent (3%)".

                    On page S5, line 64, in place of the deleted language, insert "twenty (20)".

                    On page S6, line 9, after the word "audit,", insert "Landlord shall use reasonable efforts to schedule an audit at a time and on a date which is mutually convenient for Landlord and Tenant."

                    On page S6, line 13 after the word "auditor", insert "which auditor shall be an independent certified public accountant and shall be employing generally accepted auditing standards."

                    On page S6, line 22, in place of the deleted language, insert "prompt refund".

                    At the end of the Section, insert "Landlord agrees to use reasonable efforts to keep confidential any information acquired by Landlord pursuant to its examination or audit rights under this Articles III and IV except that Landlord shall be entitled to divulge such information to the following: (i) Landlord's attorney, accountant or tax advisor; (ii) any mortgagee or prospective mortgagee of all or any portion of Landlord's interest in the regional retail development; (iii) any governmental authority having competent jurisdiction and valid power or authority to compel such information;
(iv) any court, person, agency or organization as a result of any actual litigation filed in connection with this Lease; (v) any prospective purchaser of all or any portion of Landlord's interest in the regional retail development;
(vi) Landlord's managing agent or (vii) Landlord's partners, and the partners, shareholders or other interest holders of such partners."

SECTION 5.01(b) On page S6, line 48, after the word "by", insert "ten (10) days' prior written".

                    On page S6, line 49, after the word "Tenant", insert ", and opportunity for Tenant to cure or reconcile with Landlord during such ten (10) day period,".

                    On page S6, line 52, after the word "upon", insert ten (10) days' prior written".

                    On page S6, line 52, after the word "Tenant", insert ", and opportunity for Tenant to cure or reconcile with Landlord during such ten (10) day period,".

                    On page S6, line 55, after the word "consent.", delete the period and insert "except Tenant may make minor deviations provided same shall not alter the design and specification criteria originally approved by Landlord."

                    On page S6, line 67, after the word "upon", insert "ten
(10) days' prior written",

                    On page S6, line 67, after the word "Tenant", insert ", and opportunity for Tenant to cure or reconcile with Landlord during such ten (10) day period,".

                    On page S7, line 12, after the word "thereof.", delete the period and insert "subject to defects or omissions in Landlord's Work which are disclosed in writing by

Tenant to Landlord within thirty (30) days following delivery of possession of the leased premises to Tenant."

                    At the end of the subsection, insert "Upon Tenant's written request, Landlord shall give Tenant a reasonably detailed explanation of any reason Landlord may have for rejecting Tenant's plans and specifications."

SECTION 5.02(c): On page S7, line 39, after the word "possession.", delete the period and insert "except for defects in Landlord's Work of which Tenant notifies Landlord in writing within thirty (30) days from date of possession and (if the leased premises have not previously been occupied) latent defects in Landlord's Work of which Tenant notifies Landlord in writing within six (6) months from the date of taking possession."

SECTION 6.01: At the end of the Section, insert "Notwithstanding the foregoing, Tenant shall be permitted to make minor, nonstructural alterations to the interior of the leased premises not to exceed Twenty-Five Thousand and 00/100ths Dollars ($25,000.00) during any twelve (12) month period, provided that such alterations shall not change the original design of the leased premises as originally approved by Landlord, and further provided, Tenant shall not be permitted to make any alterations whatsoever to the storefront, signage or configuration or size of the sales area without Landlord's prior written approval. Tenant shall give Landlord fifteen (15) days' written notice prior to undertaking any alterations which Tenant is permitted to make pursuant to this paragraph."

SECTION 6.02: On page S8, line 14, after the word "improvements.", delete the period and insert "provided Tenant may remove the following types of trade fixtures upon expiration of the lease term if Tenant shall not be in default and repairs any damage caused by installation or removal of same: Tenant's automobile racing simulators (and support structures for such simulators), track lighting fixtures, theatrical lighting fixtures, theatrical lighting truss, theatrical lighting dimmers, television monitor mounts and monitors, satellite dish, telecommunications/ISDN premises equipment, telephone system, neon logo signage, cash/wrap registration desk, safe and fibre optic cabling. Furthermore, Tenant may, from time to time during the lease term, remove automobile racing simulators (and support structures for such simulators) from the leased premises on a temporary basis provided the leased premises shall be operated substantially as operated on the date of Tenant's initial opening in the Shopping Center."

SECTION 6.03: At the end of the Section, insert "in exercising its rights under this Section 6.03, Landlord shall use reasonable efforts to minimize resulting interference with access to or visibility of the leased premises from the enclosed mall area. If, while exercising its rights under this Section, Landlord prevents Tenant from operating its business in the leased premises and Tenant actually closes for three (3) or more consecutive days due to no fault of Tenant, then commencing with expiration of such three (3) day period and continuing until Landlord's activities have ceased to the point where Tenant is able to reopen, minimum rent shall be abated as Tenant's sole remedy."

SECTION 7.02: On page S8, line 57, after the word "merchandise.", delete the period and insert ", subject to the provisions of Section 27.04. Notwithstanding anything to the contrary contained in this Section, Tenant shall be permitted to close the leased premises for two (2) periods of one-half (1/2) day each during each lease year for purposes of conducting inventory provided in no event shall Tenant close for inventory on a weekend day, nor on a national holiday nor during the period November 1 through January 1, and Tenant shall be permitted to close its business to the extent Tenant's closing is necessary in connection with a required or permitted remodeling or repair."

                    On page S8, line 58, after the word "and", insert ", Tenant shall not be continuously operating its business in the leased premises for three (3) consecutive business days or more,".

                    On page S9, line 2, after the word "improvements", insert "excluding structural changes or improvements to the roof, foundation or support structures of the Shopping Center buildings or to common area facilities, which are Landlord's obligation to maintain under this Lease, provided Tenant shall be obligated for the full cost of same if same are necessitated by Tenant's particular manner of use of the leased premises or by the acts or negligence of Tenant, its agents, employees or contractors)".

                    On page S9, line 11, after the word "discretion.", insert "The foregoing restriction shall not extend to hazardous substances typically found within first class enclosed regional Shopping Centers so long as (i) such substances and any equipment which generates such substances are maintained only in such quantities as are reasonably necessary for

Tenant's operations in the leased premises, (ii) such substances are used strictly in accordance with the manufacturers' instructions therefor, (iii) such substances are not disposed of in or about the Shopping Center in a manner which would constitute a release or discharge thereof, (iv) all such substances and any equipment which generates such substances are removed from the Shopping Center by Tenant upon the expiration or earlier termination of this lease, and
(v) any use, storage, generation, disposal, release or discharge by Tenant of hazardous materials in or about the Shopping Center as is permitted pursuant hereto shall be carried out in compliance with all applicable federal, state and local laws, ordinances, rules and regulations and the requirements of Landlord's insurance carriers and mortgagees; Tenant's covenants set forth in this paragraph shall survive expiration of the lease term or sooner termination of the Lease."

                    On page S9, line 28, after the word "Lease.", insert "Notwithstanding the foregoing, the normal sounds associated with Tenant's business operations shall be permitted provided such sounds shall not travel into any other leased or licensed premises."

                    On page S9, line 31, in place of the first deletion, insert "three feet (3')".

                    On page S9, line 39, after the word "development.", insert "Notwithstanding anything contained in this Lease to the contrary, Landlord shall permit the installation of a communications antenna and satellite dish ('device') on the roof of the building containing the leased premises for use by Tenant exclusively in connection with Tenant's business described in Section
7.01 provided (1) Tenant shall be continuously complying with all governmental laws, ordinances and regulations regarding installation, operation, removal and maintenance of such device; (2) if installation of the device is to penetrate the roof, Tenant shall retain only Landlord's roofing contractor for purposes of installation; (3) the size, visual screening, type and location of such device shall be subject to Landlord's prior approval; (4) upon expiration of the lease term Tenant shall, following direction from Landlord, remove such device and repair all damage to the Shopping Center caused by installation or removal; (5) Landlord's roofing contractor shall not be deemed to be Landlord's agent for such purposes and Tenant shall indemnify and hold harmless Landlord and the other parties identified in Section 11.03 of this Lease from any damages, expenses, costs, reasonable attorneys' fees, etc. arising in connection with the installation, removal and operation of such device, which indemnification shall otherwise be pursuant to the provisions of Section 11.03; (6) Tenant shall give Landlord at least thirty (30) days prior written notice of its intention to install such device; and (7) any revenues paid to Tenant by other occupants of the regional retail development in connection with the use of such device shall be immediately payable and remitted to Landlord as additional rent. Landlord shall have the right to relocate such device at Tenant's expense if such relocation is necessary in order for Landlord to exercise its rights pursuant to Sections of this Lease provided Landlord shall endeavor to provide Tenant with at least three (3) days' advance notice of such relocation (except in the event of an emergency in which event no notice shall be required)."

SECTION 7.05: On page S10, line 34, after the word "require.", insert "The rates charged by such contractors shall be competitive with those charged by other solid waste disposal contractors doing business in the vicinity of the Shopping Center."

                    On page S10, line 36, in place of the deleted language, insert "twenty (20)".

SECTION 8.01: On page S10, line 43, after the word "Center.", delete the period and insert "generally in a first class manner."

                    On page S10, line 43, after the word "The", insert "particular".

SECTION 8.02: On page S11, line 14, after the word "charges.", insert "Landlord shall give one (1) hours' prior oral notice to the individual then apparently in charge at the leased premises on the first occasion of a parking violation during a twelve (12) month period prior to exercising its rights set forth above."

                    On page S11, line 19, after the word "towed." delete the period and insert "except to the extent of the negligence or wrongful acts of Landlord, its agents or employees."

SECTION 8.03: At the end of the subsection, insert "The foregoing costs and expenses shall not include: (i) Landlord's long term debt and permanent mortgage payments to the extent such payments relate to payment of the cost of the original construction of buildings within the Shopping Center and/or regional retail development; (ii) the cost of constructing new (not previously existing) buildings in the Shopping Center or building additions to existing buildings; (iii) ground rent payments; (iv) brokerage commissions or legal fees incurred in connection with the leasing of space in the Shopping Center; (v) costs which are reimbursed to Landlord through insurance proceeds, warranty or suit against third parties; (vi) construction allowances or similar disbursements solely for the benefit of a particular Shopping Center tenant; (vii) accounting or auditing fees in connection with the examination or audit of individual tenant sales records;
(viii) legal fees of enforcing provisions in individual tenant leases, provided legal fees incurred in connection with the common areas or enforcement of Shopping Center rules and regulations shall be included; (ix) promotional expenses; (x) costs of acquiring additional land for the Shopping Center; nor
(xi) charges payable by Tenant pursuant to other Sections of this Lease."

SECTION 8.03(b): On page S12, line 17, in place of the deleted language, insert "twenty (20)".

SECTION 9.01: On page S12, line 34, in place of the deleted language, insert "three (3)".

                    On page S12, line 39, after the word "premises.", delete the period and insert ", provided Tenant shall be permitted to relocate readily moveable displays within the leased premises to the extent the overall design and appearance of the leased premises as originally approved by Landlord is not altered."

                    At the end of the Section, insert "Landlord shall not unreasonably withhold its approval of Tenant's interior professionally prepared and printed signage provided same is consistent with that employed in Tenant's other first class enclosed regional shopping center locations."

SECTION 10.01: On page S12, line 51, after the word "MAINTENANCE,", insert "In addition to Landlord's obligations pursuant to Section 8.01,".

                    On page S12, line 52, after the word "the", insert "roof, foundation, support structures and".

                    At end of the Section, insert "Except to the extent covered or required to be covered by Tenant's insurance, Landlord shall either (at Landlord's option) repair, or reimburse Tenant for the reasonable costs of repairing, damage, to Tenant's leasehold improvements caused by the negligent or wrongful acts of Landlord, its agents or employees."

SECTION 10.02(a): On page S12, line 68, after the word "premises", insert "provided same shall be exclusively serving the leased premises)".

SECTION 10.02(b): On page S13, line 11, after the word "repair.", delete the period and insert ", reasonable wear and tear and damage by fire or other casualty excepted."

                    At the end of the subsection, insert "Tenant shall not be obligated to undertake changes to the roof, foundation or support structures or common area facilities of the Shopping Center necessitated by governmental laws, ordinances or regulations, however Tenant shall be obligated for the cost of same if the changes area required due to Tenant's particular manner of use of the leased premises or the acts or negligence of Tenant, its agents, employees or contractors."

SECTION 10.02(c): On page S13, line 16, in place of the deleted language, insert "thirty (30)".

                    On page S13, line 24, in place of the deleted language, insert "twenty (20)".

SECTION 10.02(d): On page S13, line 29, after the word "modified", insert "and the failure to so modify such system shall result in an increase in insurance rates at the Shopping Center,".

                    On page S13, line 31, in place of the deleted language, insert "twenty (20)".

SECTION 10.02(g): On page S13, line 64, in place of the deleted language, insert "twenty (20)".

                    On page S13, line 67, after the word "shall", insert "(subject to Article XIX hereof)".

SECTION 11.01(a): On page S14, line 27, in place of the deleted language, insert [***].

SECTION 11.01(d): On page S14, line 68, in place of the deleted language, insert "twenty (20)".

SECTION 11.02(a): On page S15, lines 15 and 16, in place of the deleted language, insert "statement".

                    On page S15, line 17, in place of the first deletion, insert "officer of Tenant."

                    On page S15, line 17, in place of the second deletion, insert "statement".

                    At the end of the subsection, "To the extent generally available to landlords of super regional and regional shopping centers located in the State, the insurance carried by Landlord pursuant to this subsection 11.02(a) shall contain a waiver by the insurer of any right of subrogation against Tenant, its agents, employees or representatives."

SECTION 11.02(b): On page S15, line 37, in place of the deleted language, insert "twenty (20)".

SECTION 11.03: On page S15, line 49, after the word "Landlord", insert "it's agents or employees".

                    On page S15, line 50, after the word "including", insert "reasonable".

                    On page S15, line 54, after the word "customers," insert "(to the extent the act of the customer took place within the leased premises)".

                    On page S15, line 55, after the word "same", insert "(to the extent used by Tenant)".

                    On page S15, line 55, after the word " area", insert "exclusively".

                    On page S15, line 58, in place of the deleted language, insert "reasonable".

                    On page S15, line 60, after the word "then", insert "Landlord may do so upon at least five (5) days advance notice to Tenant and".

                    On page S15, line 61, after the word "and", insert ", Tenant shall not have prevailed in such action,".

                    On page S15, line 65, after the word "State.", insert "Tenant shall not be obligated to defend Landlord from any claims or actions described in this Section to the extent in which Landlord shall have engaged its own attorneys for such defense, provided Tenant shall remain obligated for payment of Landlord's attorneys' fees as herein set forth."

                    At the end of the Section, insert "Landlord covenants to indemnify Tenant, and save it harmless (except for loss or damage resulting from the negligence of Tenant, its agents or employees) from and against any and all claims, actions, damages, liability and expense, including attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence (other than any occurrence caused by Tenant, its agents or employees or arising in connection with Tenant's business operations) in the common ares of the Shopping Center."

SECTION 12.01(a): On page S16, lines 12 and 26, in place of the deleted language, insert "twenty (20)".

SECTION 12.01(i): At the end of the subsection, insert "Notwithstanding the foregoing, if utility service to the leased premises is interrupted due solely to the acts or negligence of Landlord, its agents or employees (as determined by a court of competent jurisdiction or by agreement between the parties) and such interruption in service prevents Tenant from operating its business and Tenant closes its business for more than three (3) consecutive business days, then commencing with expiration of such three (3) business day period and continuing until utility service is restored to the point where Tenant can reopen, minimum rent shall be abated as Tenant's sole remedy. In the event of a conflict between the provisions of this paragraph and the abatement provisions of Section 17.01, the provisions of Section 17.01 shall control. Furthermore, if utilities are interrupted to the point where Tenant can not operate, then Tenant shall receive a rent abatement to the extent in which Landlord receives rental interruption insurance covering Tenant's rent abatement."

*** Confidential treatment requested.

SECTION 13.01: On page S17, line 65, in place of the deleted language, insert "twenty (20)".

                    On page S18, line 1, after the word "certifying", insert "to the best of Tenant's knowledge:".

                    At the end of the Section, insert "Landlord shall supply to Tenant a similar statement within thirty (30) days following Tenant's written request."

SECTION 13.02: On page S18, line 18, after the word "Lease.", delete the period and insert ", provided that such successor shall in turn thereafter recognize Tenant's rights as the tenant hereunder."

SECTION 13.04: On page S18, lines 36 and 40, in place of the deleted language, insert "twenty (20)".

                    On page S18, line 41, in place of the deleted language, insert [***].

SECTION 14.01: At the end of the Section, insert "Notwithstanding the provisions of this Section 14.01 to the contrary, Tenant may assign this Lease (by merger, consolidation or otherwise) to another entity simultaneously acquiring a controlling interest in Tenant's stock or all or substantially all of Tenant's assets, including, without limitation, the entire chain of stores conducted under the trade name herein set forth, provided that: (1) the assignee shall simultaneously be acquiring control of the entire chain of stores conducted under the trade name herein set forth, (2) Tenant shall not at the time of such assignment be in default under any of the terms, covenants and conditions of this Lease beyond any applicable grace or cure period set forth on this Lease, (3) such assignee shall, as of the date immediately prior to the effective date of the assignment, have a net worth (based on assets contained within the United States) equal to or greater than the combined net worth of Tenant and Tenant's Guarantor (if any) as of the date of Tenant's execution of this Lease or as of the date immediately preceding the effective date of such transfer, whichever of such net worth amounts shall be the greater, (4) such assignee (and any person or entity acquiring a controlling interest in Tenant's stock) shall agree in writing to perform all of the unperformed terms, covenants and conditions of this Lease (whether accruing prior to, on, or after the effective date of the assignment), (5) Tenant and Tenant's Guarantor (if any) shall agree in writing to at all times remain primarily obligated for the performance of the terms, covenants and conditions of this Lease, (6) the assignee shall deposit with Landlord a sum equal to two (2) months' minimum rent (at the then current rate) which Landlord may apply against any monetary obligations of Tenant which are not satisfied as of the effective date of the assignment (any portion of such sum which has not been so applied within fourteen (14) months following the effective date of the assignment shall be promptly returned to the assignee), (7) such assignee shall have, or shall have hired, some management personnel experienced in business operations similar to that described in Section 7.01, and (8) no later than thirty (30) days prior to the effective date of the assignment, Tenant shall have supplied Landlord with all back-up information reasonably required by Landlord to establish that all of the foregoing conditions have been satisfied.

                    Notwithstanding the foregoing, the issuance or trading of stock on a U.S. Government regulated and recognized exchange or on the NASDAQ over the counter market shall not be deemed to result in a prohibited assignment hereunder.

                    Further, notwithstanding the foregoing, an assignment of this Lease to a parent corporation of Tenant, to a wholly owned subsidiary of Tenant or to any entity which is under common ownership and control with Tenant, shall be permitted provided (1) Tenant shall not at the time of such assignment be in default under any of the terms, covenants and conditions of this Lease, (2) such assignee shall agree in writing to perform all of the unperformed terms, covenants and conditions of this Lease (whether accruing prior to, on, or after the effective date of the assignment), and (3) Tenant and Tenant's Guarantor (if any) shall agree in writing to at all times remain primarily obligated for the performance of the terms, covenants and conditions of this Lease. As used in this paragraph, the term 'control' shall mean the ownership of and the power to vote more than fifty percent (50%) of the voting stock of a corporation or more than fifty percent (50%) of the ownership interests in any partnership or other business entity."

SECTION 16.01: On page S19, lines 52 and 54, in place of the deleted language, insert "list (provided Landlord's listing does not suggest any sponsorship, association or affiliation between Landlord and NASCAR)".

                    On page S19, line 54, after the word "manner.", insert "The NASCAR name may be used by Landlord only to list Tenant's trade name as follows: "NASCAR Silicon Motor Speedway."

*** Confidential treatment requested.

SECTION 16.03(a): On page S20, line 17, in place of the deleted language, insert "twenty (20)".

SECTION 17.01: On page S20, line 67, after the word "reduced.", insert "For purposes hereof, the leased premises shall be deemed to be 'untenantable' to the extent same cannot be used generally for the use described in Section 7.01 hereof."

                    On page S20, line 68, in place of the deleted language, insert "sixtieth (60th)".

                    On page S21, line 5, in place of the deleted language, insert "one hundred thirtieth (130th)".

                    On page S21, line 11, after the word "Landlord.", insert "In no event shall Tenant be obligated to undertake work other than: (i) previously undertaken by Tenant pertaining the leased premises and (ii) any other work encompassing Tenant's Work in Section 5.01(b) and the exhibits attached hereto."

                    On page S21, line 25, in place of the deleted language, insert "twenty (20)".

                    At the end of the Section, insert "If more than twenty-five percent (25%) of the floor area of the leased premises is destroyed by casualty during the last two (2) years of the lease term, then Tenant may, during the ensuing thirty (30) day period, terminate this Lease upon sixty (60) days prior written notice to Landlord.

                    Tenant may open a temporary location within the radius area referenced in Section 7.03 and the provisions of Section 7.03 shall not apply to such location during any period that Tenant is unable to operate in the leased premises due to casualty provided Tenant must close the temporary location by the date Tenant is obligated to reopen within the leased premises."

SECTION 17.02: At the end of the Section, insert "The insurance carried by Landlord pursuant to Section 11.02(a) shall contain a waiver of subrogation clause for the benefit of Tenant, its agents and employees."

SECTION 18.02(a): On page S21, line 62, in place of the deleted language, insert "thirty (30)".

SECTION 18.03: On page S22, line 29, after the word "fixtures.", delete the period and insert "nor (subject to the rights of Landlord's mortgagee[s]) to any award specifically designated as compensation to Tenant for relocation expenses (to the extent the award for relocation expenses would not reduce the award which would otherwise have been received by Landlord in the absence of any award to Tenant for relocation expenses)."

SECTION 19.01(a): On page S22, line 34, in place of the deleted language, insert "within ten (10) days after written notice that same are".

                    On page S22, line 35, in place of the deleted language, insert "by the date ten (10) days following the".

                    On page S22, line 35, after the word "fail", insert "(following ten [10] days' notice to Tenant and opportunity for Tenant to cure during such ten [10] day period)".

                    On page S22, line 38, after the word "default", insert "('Cross Default')".

                    On page S22, line 47, after the word "Tenant", insert "(provided, however, such period shall be extended for an additional reasonable period if the default is of such a nature that it cannot be cured within thirty [30] days and Tenant has diligently commenced the curing of such default and is diligently pursuing the same to completion);".

SECTION 19.01(b): On page S22, line 63, in place of the deleted language, insert "the same".

                    On page S22, line 65, after the word "Tenant", insert "of the same kind".

                    On page S22, line 65, in place of the deleted language, insert "such twelve (12) month period".

                    On page S23, line 2, in place of the second deletion, insert "and".

                    On page S23, line 8, in place of the deleted language, insert "twenty (20)".

SECTION 19.02: At the end of the Section, insert "Landlord shall use reasonable efforts to relet the leased premises following termination of this Lease as a result of Tenant's default, provided Tenant acknowledges and agrees that Landlord may refuse to relet if Landlord determines (in its sole discretion) that the proposed use or quality of the prospective tenant's operation is not then appropriate for the Shopping Center or if the proposed rent is below market; in reletting, Landlord shall not be obligated to give preference to reletting the leased premises over other vacant space."

SECTION 19.04:      On page S24, line 1, after the word "any", insert
"noncompulsory".

SECTION 21.01: On page S25, line 24, after the word "times", insert "upon prior oral notice to the individual apparently then in charge at the leased premises,".

                    On page S25, line 25, after the word "time", insert "upon prior oral notice to the individual then in charge at the leased premises,".

                    On page S25, line 30, after the word "time", insert "during the last fifteen (15) months of the lease term (or at any time that Tenant shall be in default hereunder)".

                    At the end of the Section, insert "In exercising its rights under this Section, Landlord shall use reasonable efforts to minimize any resulting interference with the operation of Tenant's business.

                    In the event Landlord shall enter the leased premises under non-emergency situations in order to perform alterations, improvements, additions or repairs to other portions of the Shopping Center (including the leased premises), and the same are not necessitated by Tenant's act, neglect or breach of this Lease, and as a result thereof Tenant cannot, in the exercise of reasonable business judgment, operate its business and in fact closes the entire premises to the public, and if such closing continues for a period of three (3) business days or more, Landlord agrees that minimum rent shall be abated as Tenant's sole remedy commencing with expiration of such three (3) business day period and continuing until such time as the condition giving rise to the Tenant closing has been corrected at which time Tenant shall resume the payments."

SECTION 22.02: On page S25, line 59, after the word "whatsoever.", delete the period and insert "except to the extent of damage to Tenant's tangible personal property caused by Landlord's negligence (provided in no event shall Landlord be liable for indirect or consequential damages including, without limitation, lost profits and in no event shall Landlord be liable to the extent the damage is covered by Tenant's insurance or is required to be covered by the insurance which Tenant is obligated to maintain under this Lease [inclusive of self insurance and deductibles which are Tenant's risk])."

SECTION 22.03: On page S25, line 61, in place of the deleted language, insert "prompt".

SECTION 23.01: On page S26, line 4, in place of the deleted language, insert "one-ninth (1/9)".

SECTION 25.02:      On page S26, line 44, after the word "shall," insert "not."

                    On page S26, line 44, in place of the deleted language, insert "or against Landlord, as a matter of law."

SECTION 27.04: On page S28, line 8, after the word "hereof.", delete the period and insert ", provided Tenant shall be excluded from continuously operating its business during those days and hours during which Tenant and other tenants in the Shopping Center are simultaneously forced to close as a result of a power failure, casualty or other occurrence beyond their control."

                    On page S28, line 9, after the word "Lease", insert "for a period in excess of sixty (60) days".

SECTION 27.05: On page S28, line 22, in place of the deleted language, insert "receipt (or refusal of receipt):".

                    On page S28, line 26, in place of the deleted language, insert "and at".

                    At the end of the Section, insert "Notwithstanding anything contained above. Landlord and Tenant may send notice with a reliable air courier service, marked and prepaid for overnight delivery, and such notice shall be deemed given one (1) day following deposit with such air courier."

SECTION 27.10: At the end of the Section, insert "in exercising its rights under this Section, Landlord shall use reasonable efforts to minimize any resulting interference with the operation of Tenant's business."

SECTION 27.12(b):   On page S29, line 20, after the "20,000", insert
"contiguous".

                    On page S29, line 20, after the word "entity.", insert "as a single integrated operation".

                    On page S29, line 29, after the word "same.", insert "Landlord shall not permit any retail kiosks within an area bounded by the storefront leaseline, a line parallel to the storefront leaseline and located eight (8) feet therefrom and by two (2) lines perpendicular to the storefront leaseline extended from each side demising wall of the leased premises into the enclosed mall."

SECTION 27.13: On page S29, line 34, in place of the second deletion, insert "of [***] above the prime rate then charged by a plurality of FDIC member banks headquartered in the State".

SECTION 27.16: On page S30, line 7, after the word "irrevocable.", delete the period and insert "for a period of twenty-one (21) days; thereafter Tenant may revoke its execution prior to Landlord's execution upon prior written notice to Landlord."

SECTION 27.21: On page S30, line 49, after the word "entity.", delete the period and insert "provided Tenant may disclose the contents of this Lease (i) to comply with any governmental orders, laws, rules or regulations applicable to it or its principals, (ii) to professionals assisting Tenant to so comply, (iii) to any potential investors in, lenders to or purchasers of Tenant's business; provided however Tenant warrants to Landlord that all of the individuals who, and entities which, are recipients of such information shall comply with the confidentiality provisions of this Section, and (iv) to NASCAR and its successors and assigns."

EXHIBIT B:          On page 3, line 44, after the word "Landlord.", insert
"Notwithstanding anything contained to the contrary in this Lease or the exhibits hereto, if within fifteen (15) days after Landlord gives Tenant Landlord's Notice of Availability (as provided in Section 5.02) and prior to Tenant's commencement of any construction in the leased premises, (x) Tenant gives Landlord written notice of any asbestos containing materials (ACM) in the leased premises which notice shall specify in detail the location, nature and quantity of the ACM in the leased premises, and (y) the ACM shall have been installed by Landlord, and (z) the applicable governmental authorities require the removal or encapsulation of the ACM, then Landlord shall remove or encapsulate such ACM and the commencement date set forth in the Data Sheet shall be extended for the period from the date of Tenant's notice to Landlord of the existence of ACM in the leased premises through completion of removal or encapsulation. Tenant agrees not to bring or assert any claim whatsoever against Landlord on account of the presence or condition of any ACM in the leased premises. Landlord shall not be responsible for any ACM installed by Landlord which is not identified by Tenant in Tenant's notice to Landlord and in no event shall the existence of any ACM be deemed to be a defect (latent or otherwise) in Landlord's Work, it being understood that, except as otherwise herein set forth, Tenant accepts the leased premises in an "as is" condition without representation by Landlord, or any person or entity on behalf of Landlord, as to the condition thereof. Tenant shall disclose the existence of any ACM only to Landlord, its agents and representatives and shall otherwise keep confidential any information obtained regarding ACM in the leased premises.

Notwithstanding the foregoing, if Tenant gives timely notice pursuant to clause
(x) of the preceding paragraph and such notice describes ACM installed by a prior tenant of the leased premises ("tenant-ACM"), and if the applicable governmental authorities require the removal or encapsulation of the tenant-ACM, and if the cost to remove or encapsulate the tenant-ACM is estimated by Tenant (in good faith) to exceed Ten Thousand and 00/100ths Dollars ($10,000.00), then in lieu of Tenant having to expend more than Ten Thousand and 00/100ths ($10,000.00) to remove or encapsulate the tenant-ACM, Tenant may elect to terminate this Lease by written notice received by Landlord within thirty-five
(35) days after Landlord gives Tenant Landlord's Notice of Availability, provided, however, that Landlord may vitiate such termination by Tenant by agreeing to pay such costs over

*** Confidential treatment requested.

$10,000.00 by notice sent to Tenant no later than ten (10) days following Landlord's receipt of Tenant's notice of termination."

        On page 4, line 56, after the word "premises.", insert "Landlord shall use reasonable efforts to locate such facilities below the floor, above Tenant's finished ceiling, and/or abutting dividing walls."

        On page 5, line 61, after the word "shall," insert "substantially."

        On page 5, line 62, after the word "premises.", insert "The normal sounds associated with Tenant's business operations shall be permitted provided such sounds shall not travel into any other leased or licensed premises."

        On page 7, line 54, in place of the deleted language, insert "forty-five (45)".

[End of text of the Rider; signature and acknowledgment pages appear at end of Data Sheet on the pages immediately preceding the Addendum.]

                                   EXHIBIT B


1.   Packaged Chips
2.   Packaged Candy
3.   Soft Drinks
4.   Popcorn
5.   Pretzels
6.   Cookies
7.   Peanuts
8.   Ice Cream - products
9.   Hot Dogs